As filed with the Securities and Exchange Commission on April 18, 2005
                                                       Registration No.

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------

                              TREND MINING COMPANY
                 (Name of Small Business Issuer in its Charter)

                                ----------------

           Delaware                             1081                      81-0304651

(State or other jurisdiction of     (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)       Classification Code Number)      Identification No.)

                       Thomas A. Loucks, President and CEO
                           5575 South Sycamore Street
                                    Suite 103
                            Littleton, Colorado 80120
                                 (303) 798-7363
                (Name, Address and Telephone Number of Principal
                    Executive Offices and Agent for Service)

                                 With a Copy to:
                                Henry I. Rothman
                              Troutman Sanders LLP
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 704-6000


                           --------------------------

     Approximate date of commencement of proposed sale to the public: As soon as possible after this registration statement is declared effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: |_|

                                         CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                    Amount         Proposed Maximum    Proposed Maximum     Amount of
           Title of Each Class of                   to be           Offering Price        Aggregate       Registration
        Securities to be Registered           Registered (1) (2)    per Share (3)     Offering Price (3)       Fee
------------------------------------------------------------------------------------------------------------------------
common stock, par value $0.01 per share         2,998,479 (4)           $0.27               $809,590          $102.57
------------------------------------------------------------------------------------------------------------------------
common stock, par value $0.01 per share         7,250,004 (5)           $0.30             $2,175,001          $275.58
------------------------------------------------------------------------------------------------------------------------
common stock, par value $0.01 per share         2,583,332 (6)           $0.50             $1,291,666          $163.65
------------------------------------------------------------------------------------------------------------------------
common stock, par value $0.01 per share         3,066,668 (7)           $0.27               $828,000          $104.90
------------------------------------------------------------------------------------------------------------------------
  Total                                                                                                       $646.70
------------------------------------------------------------------------------------------------------------------------

(1) In the event of a stock split, stock dividend or similar transaction involving the common stock of the Registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act.

(2) We are registering 150% of the number of shares presently issuable upon conversion of the notes issued to the investors in the January 27, 2005 private placement, representing our good faith estimate of the number of shares that may become issuable in the future as a result of conversion price adjustments. The conversion price of the notes is subject to adjustment in the event of issuance of common stock at an issue price less than the conversion price at the time of the issuance. If the numbers of shares issuable upon conversion of the notes exceeds the registered amount, we will not rely on Rule 416 to cover the additional shares, but will instead fie a new registration statement.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the closing bid and asked prices of the common stock on April 13, 2005, as reported on the OTC Bulletin Board.

(4) Represents issued and outstanding shares of our common stock held by certain selling shareholders.

(5) Represents the number of shares of our common stock issuable upon the conversion of notes issued to investors in the January 27, 2005 private placement. Based on a conversion price of $0.30 per share.

(6) Represents the number of shares of our common stock issuable upon the exercise of warrants issued to investors in the January 27, 2005 private placement at an exercise price of $0.50 per share.

(7) Represents the number of shares of our common stock issuable upon the exercise of warrants issued to investors in the January 27, 2005 private placement at an exercise price of $0.25 per share.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information contained in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED ___________, 2005

                              TREND MINING COMPANY
                        15,898,479 Shares of common stock
                                 $.01 par value

      We are registering up to 15,898,479 shares of our common stock for sale by certain of our shareholders from time to time. 2,998,475 of the shares have already been issued, 4,833,336 of the shares are issuable upon conversion of notes, 5,650,000 of the shares are issuable upon exercise of warrants and 2,416,668 of the shares may be issuable upon conversion of the notes as a result of conversion price adjustments. The selling security holders will receive all the proceeds from the sale of the offered shares. See "Selling Shareholders" on page 25 of this prospectus.

      Our common stock is traded on the OTC Bulletin Board under the symbol "TRDM" on the OTC Bulletin Board. The last reported bid price of the common stock on April 13, 2005 was $0.25 per share.

      Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 2 to read about certain risks you should consider before buying shares of our common stock.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

      Our principal executive offices are located at 5575 South Sycamore Street, Suite 103, Littleton, Colorado 80120. Our telephone number is (303) 798-7363.

               The date of this Prospectus is _____________, 2005.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY................................................................................................1
RISK FACTORS......................................................................................................2
USE OF PROCEEDS...................................................................................................2
MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS.......................................................9
FORWARD-LOOKING STATEMENTS........................................................................................9
BUSINESS AND PROPERTIES..........................................................................................10
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS............................10
MANAGEMENT.......................................................................................................20
EXECUTIVE COMPENSATION...........................................................................................21
PRINCIPAL SHAREHOLDERS...........................................................................................24
SELLING SHAREHOLDERS.............................................................................................24
PLAN OF DISTRIBUTION.............................................................................................27
RELATED PARTY TRANSACTIONS.......................................................................................29
DESCRIPTION OF SECURITIES........................................................................................30
TRANSFER AGENT AND REGISTRAR.....................................................................................31
EXPERTS..........................................................................................................31

FINANCIAL STATEMENTS

Index to Financial Statements...................................................................................F-1

Financial Statements for the three months ended December 31, 2004
       Balance Sheets as of December 31, 2004 and September 30, 2004 and 2003...................................F-2
       Statements of Operations and Comprehensive Loss for the three and three month periods ended December 31, 2004, 2003 and 2002...........................................F-3
       Statements of Cash Flows for the three month periods ended December 31, 2004, 2003 and 2002.............F-10
       Notes to the Financial Statements.......................................................................F-12

Financial Statements for the fiscal year ended September 30, 2004
       Independent Auditor's Report............................................................................F-16
       Balance Sheets as of September 30, 2004, 2003 and 2002..................................................F-17
       Statements of Operations and Comprehensive Loss for the years ended September 30, 2004, 2003 and 2002..............................................................................................F-18
       Statement of Stockholder's Equity.......................................................................F-19
       Statements of Cash Flows for the years ended September 30, 2004, 2003 and 2002..........................F-24
       Notes to the Financial Statements.......................................................................F-26

                               PROSPECTUS SUMMARY

      This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission. You should rely on the information provided in this prospectus. Neither we nor the selling security holders listed in this prospectus have authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Applicable SEC rules may require us to update this prospectus in the future.

The Company

      Trend Mining Company was first incorporated in Montana in 1968. Trend was reincorporated in Delaware in 2001. Trend is an exploration company and has been engaged since 1998 in the acquisition and exploration of platinum group metals properties, primarily in the United States and Canada. During 2004, Trend also commenced uranium exploration activities in Canada.

      Trend is an exploration stage company. Trend's plan is to acquire and explore mineral properties that have sufficient merit and potential to subsequently vend them to other companies to mine the properties. Currently, Trend controls properties that may have copper-nickel, platinum-palladium, and uranium mineralization in Saskatchewan and Wyoming, and Trend is earning a 50% interest in a platinum-palladium-copper-nickel project in Montana. None of Trend's properties is in production, and none of Trend's projects is presently known to contain commercially viable ore reserves; consequently, Trend has no source of operating income or cash flow. Trend's business objectives for the near term are to focus on raising sufficient capital to retain and develop its mineral properties to the point where they attract larger amounts of investment capital and/or operating partners.

      Trend's principal executive offices are located at 5575 South Sycamore Street, Suite 103, Littleton, Colorado 80120, and our telephone number is (303) 798-7363.

The Offering

      Common stock offered by the selling security holders:      15,898,479

      Common stock outstanding as of March 31, 2005:             36,527,715

      Use of Proceeds:                                           We will not receive any of the proceeds
                                                                 from the sale of the shares owned by
                                                                 the selling security holders.  We may
                                                                 receive proceeds in connection with the
                                                                 exercise of warrants, the underlying
                                                                 shares of which may be sold by the
                                                                 selling security holder under this
                                                                 prospectus.

                                  RISK FACTORS

      An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus and in the documents incorporated by reference before deciding to invest in our common stock.

                          RISKS RELATED TO OUR BUSINESS

We have had no production history since the 1980s. As such we don't know if we will ever generate revenues. If we don't, you may lose your investment.

      While we were incorporated in 1968, we have has no history of producing minerals. We have not developed or operated a mine since the 1980's, and we have no operating history upon which an evaluation of our future success or failure can be made. We currently have no mining operations of any kind. Our ability to achieve and maintain profitable mining operations is dependent upon a number of factors, including:

            o our ability to locate an economically feasible mineral property; and

            o our ability to either attract a partner to operate, or to successfully build and operate mines, processing plants and related infrastructure ourselves.

      We are subject to all the risks associated with establishing new mining operations and business enterprises. We may not successfully establish mining operations or profitably produce platinum group or other metals at any of our properties. As such, we don't know if we will ever generate revenues. If we don't generate revenues, you may lose your investment in our common stock.

We have a history of losses which we expect to continue into the future. If we don't begin to generate revenues or find alternate sources of capital, we will either have to suspend or cease operations, in which case you will lose your investment.

      As an exploration company that has no production history, we continue to incur losses and expect to incur losses in the future. As of December 31, 2004, we had an accumulated deficit during our exploration stage of approximately $9,637,016, and a pre-exploration stage deficit of $558,504. We may not achieve or sustain profitability in the future. If we don't begin to generate revenues or find alternate sources of capital, we will either have to suspend or cease operations, in which case you will lose your investment.

Because we are an exploration stage company, we are sensitive to risks inherent in the mining industry, we may have to suspend or cease operations in which case you will lose your investment.

      As an exploration stage company, our work is highly speculative and involves unique and greater risks than are generally associated with other businesses. We cannot know if our properties contain commercially viable ore bodies or reserves until additional exploration work is done and an evaluation based on such work concludes that development of and production from the ore body is technically, economically and legally feasible. We are subject to all of the risks inherent in the mining industry, including, without limitation, the following:

            o Success in discovering and developing commercially viable quantities of minerals is the result of a number of factors, including the quality of management, the interpretation of geological data, the level of geological and technical expertise and the quality of land available for exploration;

            o Exploration for minerals is highly speculative and involves substantial risks, even when conducted on properties known to contain significant quantities of mineralization, and most exploration projects do not result in the discovery of commercially mineable deposits of ore;

            o Operations are subject to a variety of existing laws and regulations relating to exploration and development, permitting procedures, safety precautions, property reclamation, employee health and safety, air and water quality standards, pollution and other environmental protection controls, all of which are subject to change and are becoming more stringent and costly to comply with;

            o A large number of factors beyond our control, including fluctuations in metal prices and production costs, inflation, the proximity and liquidity of precious metals and energy fuels markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection, and other economic conditions, will affect the economic feasibility of mining;

            o Substantial expenditures are required to establish proven and probable ore reserves through drilling, to determine metallurgical processes to extract the metals from the ore and, in the case of new properties, to construct mining and processing facilities; and

            o If we proceed to development of a mining operation, our mining activities could be subject to substantial operating risks and hazards, including metal bullion losses, environmental hazards, industrial accidents, labor disputes, encountering unusual or unexpected geologic formations or other geological or grade problems, encountering unanticipated ground or water conditions, cave-ins, pit-wall failures, flooding, rock falls, periodic interruptions due to inclement weather conditions or other unfavorable operating conditions and other acts of God. Some of these risks and hazards are not insurable or may be subject to exclusion or limitation in any coverage which we obtain or may not be insured due to economic considerations.

      As a result of all of these factors, we may run out of money, in which case we will have to suspend or cease operations which could result in the loss of your investment.

Our future activities could be subject to environmental laws and regulations which may materially adversely affect our future operations in which case our operations could be suspended or terminated and you will could lose your investment.

      We, like other exploration companies doing business in the United States and Canada, are subject to a variety of federal, provincial, state and local statutes, rules and regulations designed:

            o to protect the environment, including the quality of the air and water in the vicinity of exploration, development and mining operations;

            o to remediate the environmental impacts of those exploration, development and mining operations;

            o     to protect and preserve wetlands and endangered species; and

            o to mitigate negative impacts on certain archeological and cultural sites.

      We are required to obtain various governmental permits to conduct exploration at our properties. Obtaining the necessary governmental permits is often a complex and time-consuming process involving numerous U.S. or Canadian federal, provincial, state, and local agencies. The duration and success of each permitting effort is contingent upon many variables not within our control. In the context of permitting, including the approval of reclamation plans, we must comply with known standards, existing laws, and regulations that may entail greater or lesser costs and delays depending on the nature of the activity to be permitted and the interpretation of the laws and regulations implemented by the permitting authority. Currently, three or four months are generally required to obtain the necessary permits required to conduct small-scale drilling operations. Surface management regulations recently finalized by the Bureau of Land Management will increase this period on Bureau of Land Management lands. The failure to obtain certain permits or the adoption of more stringent permitting requirements could have a material adverse effect on our business, operations, and properties in that we may not be able to proceed with our exploration program which will result in the loss of your investment.

      Federal legislation and implementing regulations adopted and administered by the U.S. Environmental Protection Agency, Forest Service, Bureau of Land Management, Fish and Wildlife Service, Mine Safety and Health Administration, and other federal agencies, and legislation such as the Federal Clean Water Act, Clean Air Act, National Environmental Policy Act, Endangered Species Act, and Comprehensive Environmental Response, Compensation, and Liability Act, have a direct bearing on U.S. exploration, development and mining operations. For example, the Bureau of Land Management recently finalized new surface management regulations applicable to activities and operations on unpatented mining claims. Those new regulations make small-scale (disturbing less than 5 acres of surface) exploration activities more expensive, by requiring bonding in the amount of 100% of the anticipated reclamation costs. The enactment of these new regulations will make the process for preparing and obtaining approval of a plan of operations much more time consuming, expensive, and uncertain. New plans of operation will be required to (i) include detailed baseline environmental information, and (ii) address how detailed reclamation performance standards will be met. In addition, all activities for which plans of operation are required will be subject to a new standard of review by the Bureau of Land Management, which must make a finding that the conditions, practices or activities do not cause substantial irreparable harm to significant scientific, cultural, or environmental resource values that cannot be effectively mitigated. Due to the uncertainties inherent in the permitting process, and particularly as a result of the enactment of the new regulations, we cannot be certain that we will be able to timely obtain required approvals for proposed activities at any of our properties in a timely manner, or that our proposed activities will be allowed at all.

      These federal initiatives are often administered and enforced through state agencies operating under parallel state statutes and regulations. Although some mines continue to be approved for development in the United States, the process is increasingly cumbersome, time-consuming, and expensive, and the cost and uncertainty associated with the permitting process could have a material effect on exploring, developing or mining our properties. We expect that laws and regulations designed to minimize the impact of exploration, development and mining activities on the environment and human health and safety will likely have a similar effect on any activities we undertake in Canada.

      Compliance with statutory environmental quality requirements described above may require significant capital outlays, significantly affect our earning power, or cause material changes in our intended activities. Environmental standards imposed by federal, state, or local governments may be changed or become more stringent in the future, which could materially and adversely affect our proposed activities. As a result of these matters, our operations could be suspended or cease entirely, in which case you could lose your investment.

Title to our mineral properties may be defective. If our title is defective we will not be able to explore for mineralized material. This could cause us to cease operations or terminate operations in their entirety in which case you will lose your investment.

      The interests in our properties located in the United States are generally (Stillwater comes w/ patented claims) in the form of unpatented mining claims. Unpatented mining claims are unique property interests, in that they are subject to the paramount title of the United States of America and rights of third parties to certain uses of the surface and to minerals within their boundaries, and are generally considered to be subject to greater title risk than other real property interests. The validity of all unpatented mining claims is dependent upon inherent uncertainties and conditions. These uncertainties relate to matters such as:

o The existence and sufficiency of a discovery of valuable minerals, required under the U.S. 1872 Mining Law to establish and maintain a valid unpatented mining claim;

o Proper posting and marking of boundaries in accordance with the 1872 Mining Law and applicable state statutes;

o Whether the minerals discovered were properly locatable as a lode claim or a placer claim;

o Whether sufficient annual assessment work has been timely and properly performed; and

o Possible conflicts with other claims not determinable from descriptions of record.

      The validity of an unpatented mining claim also depends on the claim having been located on unappropriated federal land open to appropriation by mineral location, compliance with the 1872 Mining Law and applicable state statutes in terms of the contents of claim location notices or certificates and the timely filing and recording of the same, and timely payment of annual claim maintenance fees (and the timely filing and recording of proof of such payment). In the absence of a discovery of valuable minerals, the ground covered by an unpatented mining claim is open to location by others unless the owner is in actual possession of and diligently working the claim. The unpatented mining claims we own or control may be invalid or the title to those claims may not be free from defects. In addition, the validity of our claims may be contested by the federal government or challenged by third parties. If any of the foregoing occur, we may not be able to proceed with our exploration program. This means that our operations could be suspended or terminate in which case you will lose your investment.

Future legislative and administrative changes to the mining laws could prevent us from exploring our properties which could result in termination of our operations and a loss of your investment.

      New laws and regulations, amendments to existing laws and regulations, administrative interpretation of existing laws and regulations, or more stringent enforcement of existing laws and regulations, could have a material adverse impact on our ability to conduct exploration, development, and mining activities. For example, during the 1999 legislative session, legislation was considered in the U. S. Congress which proposed a number of modifications to the Mining Law of 1872, which governs the location and maintenance of unpatented mining claims and related activities on federal land. Among these modifications were proposals which would have imposed a royalty on production from unpatented mining claims, increased the cost of holding and maintaining such claims, and imposed more specific reclamation requirements and standards for operations on such claims. None of these proposed modifications was enacted into law, but the same or similar proposals could be enacted by Congress in the future. In addition, as discussed above, on November 20, 2000 the Bureau of Land Management finalized revised federal regulations which govern surface activities (including reclamation and financial assurance requirements) on unpatented mining claims (other than those located in a National Forest, which are governed by separate, but similarly stringent, Forest Service regulations). Those regulations are more stringent than past regulations, and may result in a more detailed analysis of, and more challenges to, the validity of existing mining claims; will impose more complex permitting requirements earlier in the exploration process; and will be more costly and time-consuming to comply with than existing previous regulations. Further, the new regulations could cause us to terminate our operations and you could lose your investment. Any change in the regulatory structure making it more expensive to engage in mining activities could cause Trend to cease operations, resulting in a loss of your entire investment.

Use of the surface of our unpatented mining claims is subject to regulation, the cost of compliance with which could prohibit us from proceeding with exploration.

      Any activities which we conduct on the surface of our unpatented mining claims are subject to compliance with and may be constrained or limited by Bureau of Land Management or Forest Service surface management regulations (in addition to the environmental and other statutes and regulations discussed above). In addition, there are limits to the uses of the surface of unpatented mining claims, particularly for the types of facilities which would be ancillary to our mining operations, and both the Bureau of Land Management and the Forest Service have some degree of discretion in allowing the use of federal lands that might adjoin any of our unpatented mining claims for surface activities which we would need for exploration, development and mining operations. For example, in the past the Forest Service considered adoption of a "Roadless Initiative" which would have prohibited the construction of new roads or the re-construction of existing roads in 43 million acres of inventoried roadless areas within the National Forest System. All of Trend's Wyoming and Montana properties (Lake Owen and Stillwater Spruce Mountain, and Albany) are located in the National Forest and may be impacted by such "Roadless Initiatives." As a result, there can be no guarantee that we will be able to obtain the access necessary to conduct required exploration, development or ultimately mining activities on those properties. In addition, to the extent we progress towards the development of a mine at any of our properties, there may not be sufficient surface land available for the ancillary facilities necessary to develop the mine. Compliance with the foregoing regulations could be expensive, causing us to not develop certain areas.

      We are insured against losses from our exploration programs when they involve the use of heavy equipment such as drill programs, but not for general reconnaissance. In the latter instance, As a result, if we are sued for damages as a result of our activities we may not be able to defend against such suits or have funds available to pay any judgment rendered against us

      Trend insures its exploration programs when heavy equipment is used, such as drill rigs. In other instances such as general reconnaissance programs, we do not insure against most commercial losses or liabilities which may arise from our exploration and other activities. Even if we obtain additional insurance in the future, we may not be insured against all losses and liabilities which may arise from our activities, either because such insurance is unavailable or because we have elected not to purchase such insurance due to high premium costs or for other reasons. Therefore, if a proceeding is initiated or a judgment is rendered against us, we may have to cease operations due to our inability to pay for such legal expenses or judgment.

We may not be able to raise the funds necessary to explore our mineral properties. If we are unable to raise such additional funds, we will have to suspend or cease operations in which case you will lose your investment.

      We need to seek additional financing from the public or private debt or equity markets to continue our business activities. We have borrowed from our principal shareholder, Thomas Kaplan, to fund certain of our activities. We do not know that our principal shareholder will continue to advance funds to us or that our efforts to obtain financing will be successful. We will need to seek additional financing to complete our exploration of any target properties. Sources of such external financing include future debt and equity offerings, and possible joint ventures with another exploration or mining company. Additional financing may not be available on terms acceptable to us. The failure to obtain such additional financing could have a material adverse effect on our results of operations and financial condition. We may not be able to secure the financing necessary to retain all of our property interests our properties or to sustain exploration activities in the future. If we cannot raise the necessary money to explore our properties, we will have to suspend or cease operations and you could lose your investment.

We have one full-time employee and are dependent on our directors, officers and third-party contractors.

      We have one full time employee and rely heavily and are wholly dependent upon the personal efforts and abilities of our officers and directors, each of whom devotes less than all of his time and efforts to our operations. The loss of any one of these individuals could adversely affect our business. We do not have employment agreements with any of our officers or directors or maintain insurance on any of them. We may not be able to hire and retain such personnel in the future.

Because the price of metals fluctuate, if the price of metals for which we are exploring decrease below a specified level, it may no longer be profitable to explore for those metals and we will cease operations.

      Prices of metals are determined by some of the following factors:

            o     expectations for inflation;

            o     the strength of the United States dollar;

            o     global and regional supply and demand; and

            o political and economic conditions and production costs in major platinum group metals producing regions of the world, particularly Russia and South Africa.

      The aggregate effect of these factors on metals prices is impossible for us to predict. In addition, the prices of platinum group metals are sometimes subject to rapid short-term and/or prolonged changes because of speculative activities. The current demand for and supply of platinum group metals affect platinum group metal prices, but not necessarily in the same manner as current supply and demand affect the prices of other commodities. The supply of platinum group metals primarily consists of new production from mining. If the prices of platinum group metals are, for a substantial period, below our foreseeable cost of production, we could cease operations and you could lose your entire investment.

                   RISKS RELATED TO THE OWNERSHIP OF OUR STOCK

We may experience volatility in our stock price, which could negatively affect your investment, and you may not be able to resell your shares at or above the offering price.

      The offering price of our common stock may vary from the market price of our common stock after the offering. If you purchase shares of common stock, you may not be able to resell those shares at or above the offering price. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

      o     quarterly variations in operating results;

      o     changes in financial estimates by securities analysts;

      o     changes in market valuations of other similar companies;

      o announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, strategic partnerships or joint ventures;

      o     additions or departures of key personnel;

      o any deviations in net sales or in losses from levels expected by securities analysts; and

      o     future sales of common stock.

      In addition, the stock market has experienced volatility that has often been unrelated to the performance of particular companies. These market fluctuations may cause our stock price to fall regardless of our performance.

Because our securities trade on the OTC Bulletin Board, your ability to sell your shares in the secondary market may be limited.

      The shares of our common stock are listed and principally quoted on the Nasdaq OTC Bulletin Board. Because our securities currently trade on the OTC Bulletin Board, they are subject to the rules promulgated under the Securities Exchange Act of 1934, as amended, which impose additional sales practice requirements on broker-dealers that sell securities governed by these rules to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual individual income exceeding $200,000 or $300,000 jointly with their spouses). For such transactions, the broker-dealer must determine whether persons that are not established customers or accredited investors qualify under the rule for purchasing such securities and must receive that person's written consent to the transaction prior to sale. Consequently, these rules may adversely affect the ability of purchasers to sell our securities and otherwise affect the trading market in our securities.

Because our shares are deemed "penny stocks," you may have difficulty selling them in the secondary trading market.

      The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Additionally, if the equity security is not registered or authorized on a national securities exchange or Nasdaq, the equity security also would constitute a "penny stock." As our common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving our common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker/dealers to sell our common stock and the ability of shareholders to sell our common stock in the secondary market would be limited. As a result, the market liquidity for our common stock would be severely and adversely affected. Trading in our common stock may be subject to these or other regulations in the future, which would negatively affect the market for our common stock.

A large number of shares will be eligible for future sale and may depress our stock price.

      Our shares that are eligible for future sale may have an adverse effect on the price of our stock. As of March 31, 2005 there were 36,527,715 shares of our common stock outstanding. We are registering up to 15,898,479 shares of our common stock for sale by certain of our shareholders from time to time. The average trading volume for the three months prior to April 1, 2005 was less than 100,000 shares per day. Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

Your ownership interest, voting power and the market price of our common stock may decrease because we have issued, and may continue to issue, a substantial number of securities convertible or exercisable into our common stock

We have issued common stock, options, warrants, and convertible notes to purchase our common stock, and in the future we may issue additional shares of common stock, options, warrants, preferred stock or other securities exercisable for or convertible into our common stock to raise money for our continued operations. We continue to seek additional investors. If additional sales of equity occur, your ownership interest and voting power in Trend will be diluted and the market price of Trend's common stock may decrease.

We do not have cumulative voting and a small number of existing shareholders control our company, which could limit your ability to influence the outcome of shareholder votes.

      Our shareholders do not have the right to cumulative votes in the election of our directors. Cumulative voting, in some cases, could allow a minority group to elect at least one director to our board. Because there is no provision for cumulative voting, a minority group will not be able to elect any directors. Accordingly, the holders of a plurality of the shares of common stock, present in person or by proxy, will be able to elect all of the members of our board of directors.

Our Articles of Incorporation contain provisions that discourage a change of control.

      Our articles of incorporation contain provisions that could discourage an acquisition or change of control without our board of directors' approval. Our articles of incorporation authorize our board of directors to issue preferred stock without shareholder approval. If our board of directors elects to issue preferred stock, it could be more difficult for a third party to acquire control of us, even if that change of control might be beneficial to shareholders.

                                 USE OF PROCEEDS

      We will not receive any of the proceeds from the sale of the shares owned by the selling security holders. We may receive proceeds in connection with the exercise of warrants, the underlying shares of which may in turn be sold by selling security holder. Although the amount and timing of our receipt of any such proceeds are uncertain, such proceeds, if received, will be used for general corporate purposes.

           MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market for Our common stock

      Our common stock trades under the symbol TRDM on the Over-the-Counter Bulletin Board Electronic Quotation System maintained by the National Association of Securities Dealers, Inc. Following is information about the range of high and low bid prices for our common stock for each fiscal quarter in the last two fiscal years and the first two fiscal quarters of the current fiscal year. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

      Quarter Ended                     High Bid Quotation    Low Bid Quotation
      ---------------------------       ------------------    -----------------
      December 31, 2002                      $ 0.20                 $ 0.12
      March 31, 2003                         $ 0.32                 $ 0.17
      June 30, 2003                          $ 0.18                 $ 0.12
      September 30, 2003                     $ 0.40                 $ 0.12

      December 31, 2003                      $ 0.58                 $ 0.23
      March 31, 2004                         $ 0.45                 $ 0.23
      June 30, 2004                          $ 0.45                 $ 0.23
      September 30, 2004                     $ 0.29                 $ 0.16

      December 31, 2004                      $ 0.33                 $ 0.23
      March 31, 2005                         $ 0.36                 $ 0.205

Holders

      As of March 28, 2005, there were 932 holders of record of our common stock, although we believe that there are additional beneficial owners of our common stock who own their shares in "street name."

Dividends

      There have been no cash dividends declared on our common stock since our company was formed. Dividends are declared at the sole discretion of our board of directors. It is not anticipated that any dividends will be declared for the foreseeable future on our common stock.

                           FORWARD-LOOKING STATEMENTS

      This prospectus, supplements to this prospectus and the documents incorporated by reference contain certain forward-looking statements about our financial condition, results of operations and business. These statements may be made expressly in this document or may be "incorporated by reference" to other documents we have filed with the Securities and Exchange Commission. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this prospectus, supplements to this prospectus or documents incorporated by reference.

      These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements include, among others, the following:

      o the quality of our properties with regard to, among other things, the existence of reserves in economic quantities;

      o our ability to increase our production and income through exploration and development;

      o the number of locations to be drilled and the time frame within which they will be drilled;

      o     future prices of the minerals we sell;

      o     anticipated domestic demand for our products; and

      o     the adequacy of our capital resources and liquidity.

      Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus or supplements to this prospectus or, in the case of documents incorporated by reference, as of the date of such document.

      We do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus or supplements to this prospectus. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements.

                         MANAGEMENT'S PLAN OF OPERATION

      We are an early stage mineral exploration company. Our primary expenditures at this stage consist of payment of various governmental fees to maintain the priority of our unpatented mining claims, payment of our debt service, payment of accounting and legal fees, and general office expenses. .

      Trend's losses for the quarter ended December 31, 2004 were $130,962 and for the year ended September 30, 2004 were $782,494. Trend's total loss since inception is $10,195,520. Trend's loss for fiscal year 2004 is due primarily operating expenses in three categories: general and administrative expenses of $314,159; officer and director compensation of $273,794; and legal and professional fees of $268,101. Trend's loss for the quarter ended December 31, 2004 is due primarily to operating expenses in four categories: general and administrative expenses of $40,910; officer and director compensation of $29,992; legal and professional fees of $11,511; and exploration expenses of $19,013.

      Trend's primary, near term business objective is to raise sufficient capital to retain Trend's current mineral properties, to explore them and acquire additional projects, and to pay general and administrative expenses. On August 23rd, 2004, Trend made land payments and paid filing fees of about $76,000 to retain control of its Lake Owen, Wyoming property. Trend has budgeted approximately $400,000 for the year ending September 30, 2005 to cover Trend's accounting and legal fees and general and administrative expenses, and a similar amount to cover its exploration programs for 2005.

      On December 8, 2004, Trend executed a convertible debt financing agreement that has commitments for approximately $1.3 million. Of the total amount, $250,000 was received by Trend on the date the agreement was signed, and a further $1.05 million was funded on January 27, 2005. The offering was funded by a group of institutional and accredited investors. Trend has since settled trade accounts payable which total approximately $250,000 and intends to utilize the balance of the proceeds to pay its overhead, fund land payments, and to fund exploration work on its mineral projects in North America. Trend will hold sufficient capital to continue current operations through fiscal 2005. Trend believes that it now has capital and quality of projects to become more active in its exploration and is seeking additional capital to extend its operations into and through 2006.

      Trend has substantial operational commitments to fund in order to maintain Trend's land holdings. This includes work commitments or a fee of $56,616 on one of Trend's original claims at Peter Lake to keep these claims in good standing, approximately $76,000 in combined annual BLM fees and Albany County filing fees to maintain Lake Owen, and a $100,000 commitment to hold claims and explore at Stillwater, Montana. The Company may well have to release some of what could be less prospective Peter Lake holdings in order to avoid paying large fees which would otherwise seriously deplete Trend's current level of working capital.

      Beginning in November, 2000 and through June, 2002, Trend borrowed funds principally from Trend's major shareholder, Thomas Kaplan, and his affiliates, to fund the minimum activities of Trend. As of September 30, 2004, we have debts owed of approximately:

      o $670,000 to Electrum LLC, Trend's largest stockholder and a company owned by Mr. Kaplan;

      o $233,000 to LCM Holdings, LDC, a large shareholder of Trend common stock and an affiliate of Mr. Kaplan; and

      o     $130,000 to two individuals introduced to us by Mr. Kaplan.

For each dollar borrowed from the people and entities described in this paragraph, we have issued a warrant to purchase a share of Trend's common stock. In total, we borrowed $1,032,858 from Mr. Kaplan and entities or his affiliates. This amount bears interest at the rate of 8% per annum.

      Pursuant to an amendment to the above loan agreements made as of January 30, 2003, we agreed to adjust the conversion terms of the loans and warrants described in the paragraph immediately preceding this one. As a result of this agreement, the loans became convertible into "units" at $0.50 per unit. Each unit is comprised of one share of common stock and one warrant to acquire one share of common stock for $1.00, exercisable through September 30, 2006. In connection with the agreement, we also changed the exercise price of the warrants issued for each dollar borrowed to purchase Trend's common stock from $1.50 to $1.00 per share and extended their respective terms by one year.

      On February 12, 2004, Trend, Electrum and LCM Holdings reached an agreement to adjust both the conversion terms on approximately $902,000 worth of debt outstanding to the lenders and the exercise prices and terms of related warrants. Electrum and LCM Holdings can now convert each $1.25 of loans into a unit consisting of one share of common stock and one warrant. The warrant is exercisable for a period of five years from the date of conversion and is exercisable at a price of $1.50. Additionally, terms of existing outstanding warrants were modified. Such modifications generally increased the exercise price and shortened the expiration dates.

      The terms of all loans from the Kaplan Group provide that they are due and payable immediately upon the completion of a private placement of shares of Trend's stock in the minimum amount of $1,000,000. It is assumed by the Officers of Trend that the Kaplan Group could demand repayment of the notes outstanding if the conditions calling for such repayment were deemed to have been met.

      Because Trend does not anticipate earning revenues from mining operations in the foreseeable future, Trend must seek additional financing from the public or private debt or equity markets to continue to protect Trend's properties and to continue exploring and acquiring additional projects. There can be no assurance that Electrum, LCM Holdings, or others will continue to advance funds to Trend or that Trend's efforts to obtain additional financing will be successful. Further, there can be no assurance that additional financing will be available on terms acceptable to Trend.

                             BUSINESS AND PROPERTIES

Overview

      Trend Mining Company was first incorporated in Montana in 1968. Trend was reincorporated in Delaware in 2001. Trend is an exploration company and has been engaged since 1998 in the acquisition and exploration of platinum group metals properties, primarily in the United States and Canada. During 2004, Trend also commenced uranium exploration activities in Canada, and has expanded its domestic U.S. activities in 2005.

      Trend is an exploration stage company. Trend's plan is to acquire and explore mineral properties that have sufficient merit and potential to subsequently vend them to other, larger, companies to mine the properties. Currently, Trend controls properties that may have copper-nickel, platinum-palladium mineralization in Saskatchewan, Wyoming, and Montana, and a uranium exploration property in Saskatchewan. None of Trend's properties is in production, none of Trend's projects is known to contain commercially viable ore reserves, and consequently Trend has no source of operating income or cash flow. Trend's business objectives for the near term are to focus on raising sufficient capital to retain and develop its mineral properties

Trend's Exploration Process

      Trend's exploration program is designed to acquire projects that could attract a larger partner. To do so, Trend will explore, develop, and evaluate such exploration properties, and then sell or partner them if merited or drop them. Trend needs to manage its capital requirements so that it has sufficient funds on hand to maintain its existing projects, to evaluate and advance them with appropriate exploration programs, and to take on new projects when such opportunities are deemed appropriate.

      As more fully described below, we have formulated specific exploration plans for our exploration projects at Lake Owen, Peter Lake, and Stillwater. The uranium project -- Cree Lake/Diabase Peninsula -- is currently being explored by Trend's partner there, Nuinsco Resources Limited.

      Exploration generally proceeds in three phases in the mining industry and Trend's approach to its properties is typical. Phase one of exploration normally begins with recognition that a property has merit, the acquisition of the property, and then follow up consisting of detailed geologic mapping and sampling of the rocks to verify if they contain anomalous concentrations of metals indicative of commercial potential. If after a preliminary evaluation a project still has apparent potential, considerable sums of money may be spent in the first phase to determine from surface geology and assaying of surface rocks whether the subsurface is worth testing. Careful interpretation of the data collected from the various tests would then be used to determine whether further exploration is warranted.

      Phase two of an exploration program may involve an initial examination of the subsurface and the three dimensional characteristics of the mineralization target. This phase is intended to ascertain either the extent of any near surface mineralization, or the location and extent of subsurface blind targets, and usually involves geophysical surveys and/or limited drill testing. One of Trend's projects will undergo a geophysical survey in 2005, and a second one will probably be drill-tested at several localities with potential for economic mineralization.

      Once potentially economic mineralization has been encountered, Phase three entails detailed infill drilling and sampling aimed at precisely defining depth, width, length, tonnage and grade so as to ascertain the economic potential of the deposit. It is hoped that one of Trend's projects could enter this phase as early as 2006.

      The magnitude of Trend's exploration budget for existing projects as well as business development will vary from project to project depending on the size of the project, its remoteness or accessibility, the quality and quantity of existing information, and the cost of appropriate next steps in advancing any given project. By way of example, Trend is budgeting $135,000 for a reconnaissance program at Peter Lake, where Trend controls a very large claim block (approximately 40 square miles) over geologically attractive and very remote ground. In contrast, Trend is budgeting approximately $25,000 for ground magnetic studies at Lake Owen, a far more advanced project, because that is all that it will cost for the next level of evaluation at this very accessible Wyoming property (not including approximately $75,000 additional expenses for Bureau of Land Management holding fees).

      Our ability to maintain and develop our mineral properties fully depends on our ability to raise sufficient capital to continue to fund planned activities. Should we not be able to raise such capital, we will have to reevaluate whether we can continue to (1) pay the fees and costs of maintaining our property positions, and/or (2) undertake our planned exploration work.

Competition

      We compete with other exploration and mining companies to acquire and maintain favorable land positions. We protect the properties we own by complying with regulations and staying current on all fee requirements relating to our properties.

License And Royalty Agreements

      We retain a net smelter return royalty on the Pyramid project an exploration property consisting of five unpatented mining claims in Churchill County, Nevada, which we sold to Western Goldfields, Inc. in August 2002. Should the Pyramid property be placed into production, we will receive a 1.5% net smelter returns royalty. We also own a 2.5% net smelter returns royalty in connection with patented mining claims located north of Anchorage, Alaska, and owned by the Rae Wallace Company, our former subsidiary. As of March 29, 2005, we have not received any revenues as a result of these royalty rights, nor do we foresee any revenue from these projects in the near term.

Government Compliance

      Our activities are subject to extensive federal, state/provincial, and local regulations in both the United States and Canada. These statutes regulate the mining of and exploration for mineral properties, and also the possible effects of such activities upon the environment. Future legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the development of Trend's properties, the extent of which cannot be predicted. Also, permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. In the context of environmental permitting, including the approval of reclamation plans, we must comply with known standards, existing laws and regulations that may entail greater or lesser costs and delays, depending on the nature of the activity to be permitted and how stringently the regulations are implemented by the permitting authority. We are not presently aware of any specific material environmental constraints affecting our properties that would preclude the economic development or operation of any specific property.

      If our United States or Canadian properties merit additional exploration or extraction work, it is reasonable to expect that compliance with environmental regulations will increase our costs. Such compliance may include feasibility studies on the surface impact of our proposed operations, costs associated with minimizing surface impact, water treatment and protection, reclamation activities, including rehabilitation of various sites, on-going efforts at alleviating the mining impact on wildlife and permits or bonds as may be required to ensure our compliance with applicable regulations. It is possible that the costs and delays associated with such compliance could become so prohibitive that we may decide to not proceed with exploration, development, or mining operations on any of our mineral properties.

      Trend's primary, near term cost of compliance with applicable environmental laws during exploration is likely to rise in connection with the reclamation of drill holes and access roads. Drill holes typically can be reclaimed for nominal costs. For example, the Bureau of Land Management, an agency of the U.S. Department of Interior has promulgated surface management regulations which govern drill hole and access road reclamation on Bureau of Land Management lands. Similar regulations can be expected to be complied with on Trend's lands which are on U.S. Forest Service lands, or state property for which we have been issued mineral licenses, as well as Canadian mining claims.

      As Trend has yet to conduct any road construction or drilling programs, neither drill hole nor access road reclamation costs have been incurred. Drill hole reclamation costs would only be incurred if drilling were completed. These costs could vary from a few hundred to a few thousand dollars per drill hole site. Whereas roads will not be built until Trend's exploration programs are more advanced, drill road reclamation costs will vary according to the amount of road construction, which Trend cannot estimate at this time. Once a plan of exploration has been submitted and where drill holes or access roads will be undertaken, Trend will be required to post reclamation bonds. It is difficult to estimate what the cost of such bonds will be, since the bonding requirements are unique to the proposed exploration plan. However, it is a reasonable assumption that in some circumstances these bonds may be a significant percentage of the exploration costs.

Weather

      Because Trend's properties are located in the northern United States and Canada, weather may play a role in the cost of implementing an exploration program. In the United States, Trend's properties are located in National Forests, where access roads are often poorly maintained. With high rainfall, for example, there may be some chance of washouts occurring on roads, which could prevent access to some of, or portions of, the properties. Forest fires could lead to government agencies' restricting or even closing access to Trend's properties. Such closures would prevent Trend from undertaking planned exploration programs and require those programs to be postponed. Harsh winter conditions may preclude planned winter access of Trend's properties and/or reduce the effective summer field season. In Canada, mild winter conditions could preclude Trend from performing winter work programs where such programs depend upon a winter freeze up of lakes to provide access to the property (especially for drilling purposes).

Employees

      Trend has one full time employee, its President and CEO, Thomas Loucks, no part time employees, and uses several contractors and contract services for administration (clerical and bookkeeping).

Properties

Trend currently owns or controls one uranium and two PGE properties, and is earning a 50% interest in a 3rd PGE Project, as follows:

                                                                                                    2004-2005
                                                      Cost of                                      Exploration
    Property           Location         Acres       Property(6)            Work Performed            Budget
----------------   --------------   -----------   --------------   ----------------------------    ------------
Peter Lake         Saskatchewan,     25,687       $73,830 (1)      Geochemical sampling 2004,       $135,000
                   Canada                                          reconnaissance, claim group
                                                                   expanded 2004

Lake Owen/Albany   WY                12,020       $2,271,708 (2)   Surface Sampling 2002            $100,000 (3)

Cree Lake          Saskatchewan,     21,040 ha    $4,783 (4)       Acquired September 2004.         Nuinsco to
                   Canada                or                        Effective December 2004,         spend $C
                                     51,970 ac                     Nuinsco Resources became         250,000
                                                                   operator and may earn a 50%
                                                                   interest.

Stillwater         Montana           1,400 ac     Nil to date (5)  Drilling planned for 2005        $200,000
Total                                91,077       $2,350,321                                        $300,000

---------------

(1)   The cumulative cost of staking expenses and recording fees.

(2) $1,943,079 to purchase the Lake Owen property, $324,550 in cumulative Lake Owen fees, $3,275 in cumulative Albany fees, and $804 in miscellaneous County filing and other fees and expenses.

(3)   Combined budget for Lake Owen and Albany projects.

(4) Cost of staking plus registration fees, comprised of $2,816 in fiscal year 2004, for original 4,224 hectares (10,438 acres). In March of 2005, Nuinsco added an additional 16,816 hectares (41,536 ac) to the project.

(5) Trend may earn 50% in Aurora Metals (BVI) Limited's Stillwater project by spending $2 million over 5 years. Trend's budget for 2005 is $200,000.

(6) Cost of property have in most cases, been expensed per SEC guidelines as exploration costs. Trend's United States property interests are held in the form of unpatented lode mining claims. Trend controls 100% of the mineral rights to these claims. The viability of unpatented mining claims is dependent upon inherent uncertainties and conditions which relate to:

      o The existence and sufficiency of a discovery of valuable minerals, as required under the 1872 Mining Law, to establish and maintain a valid unpatented mining claim;

      o Proper posting and marking of boundaries in accordance with the 1872 Mining Law and applicable state statutes;

      o Whether the minerals discovered were properly locatable as a lode claim or a placer claim;

      o Timely annual payment of fees to the Bureau of Land Management (BLM) and proper filing of documents at the county court house per revised statutes and regulations pertaining to mining claims upkeep and maintenance; and

      o Possible conflict with other claims not determinable from descriptions of record.

      Additionally, claim location notices or certificates must also be properly and timely filed and recorded for a valid unpatented mining claim pursuant to the 1872 Mining Law and applicable state statutes. Annual claim maintenance fees must also be paid (and proof of such payment timely filed and recorded). We have paid all annual fees to date and believe that the unpatented mining claims we own or control are valid and that the title to those claims is free from defects. However, we cannot make any assurance that the validity of our claims will not be contested by the federal government or challenged by third parties.

      In Saskatchewan, we hold mineral interests by unpatented mining claims as well, but maintenance of such mining claims depends upon conducting annual work programs or paying an equivalent fee at the present rate of $C 12/hectare (equivalent to 10,000 square meters, 2.47105 acres or 0.003861 square miles) commencing the second year of tenure. Each claim has an anniversary date depending on when it was staked, and work can be grouped among contiguous claims. Saskatchewan provides a number of incentives for mineral exploration. If work or fees have not been conducted or paid by the anniversary date of the current year, then a cash deposit equivalent to the fee that had been due may be paid within 90 days after the anniversary date, and the claim will be valid for another year as long as twice as much work is conducted the following year, at which time a full refund of the cash deposit is granted. In addition, the province establishes a fund each year out of which it will match 25% of corporate exploration costs up to a total of $C100,000. If companies oversubscribe for amounts in the fund, then Saskatchewan allocates its matching funds proportionately In theory, Trend could spend $C400,000 on exploration and receive a rebate of $C100,000.

The table below details the annual fees and any work commitments required to retain title to each of Trend's properties.

                                                                                              Provincial Fees or
           Property                    Federal Fees                  County Fees              Assessment Work $US
----------------------------    -------------------------    -------------------------    ------------------------
Peter Lake                      N/A                          N/A                          $101,039
Lake Owen/Albany                $75,125                      $661                         N/A
Stillwater                      $8,176 (1)                   $1,400                       N/A
Cree Lake                       N/A                          N/A                          $40,178 (2)
                                -------------------------    -------------------------    ------------------------
Total                           $83,301                      $2,061                       $141,217

      (1) Plus $3550/yr in advance minimum royalty payments to underlying owners

      (2) The Cree Lake obligation will be satisfied by Trend's partner, Nuinsco.

INSURANCE

      Because Trend's properties are exploration stage projects, Trend does not currently carry insurance on any of its properties., but will insure Stillwater during the Summer 2005 drill program.

STILLWATER, MONTANA

Location and Access.

      The Stillwater property is being explored for platinum group metals, copper, nickel and gold under terms under which Trend may earn a 50% joint venture interest in mining claims held by Aurora Metals (BVI) Limited by spending $2 million over 5 years. Trend's commitment for maintaining its interest through 2005 is $100,000, and the Company intends to spend $200,000. This property is located 80 miles west-southwest of Billings, Montana, and is generally accessible over paved and dirt roads maintained by for the two operations of the Stillwater Mining Company, the properties of which abut those of Aurora.

Title Status.

      The Stillwater property leased by Trend consists of portions of 60 unpatented and 17 patented mining claims covering approximately 1,400 acres. Because Trend is earning into 50% of certain claims, it reimburses Aurora Metals only for holding costs related to the claims in which Trend can earn a 50% interest, or approximately 59% of the total land package

      Exploration History. The Stillwater Complex is a large layered intrusive rock body which hosts a number of deposits and occurrences of platinum, palladium, copper, nickel, chrome, and minor gold mineralization. The producing Stillwater mine is in fact the world's largest producer of platinum and palladium outside of South Africa and annually produces approximately 600,000 ounces of these metals. Exploration in the district goes back well over 100 years, and much of the district was acquired by the Mouat family, ranchers and farmers who lived nearby. Stillwater became the site of chrome production during World War II, and then, in the 1970s and 1980s, there were extensive exploration programs on claims mostly owned by the Mouats but conducted by Anaconda Copper Corporation, Johns-Manville, Chevron Resources, and others to locate the horizon where mineralization similar to that in South Africa could occur. Johns-Manville and Chevron wound up with the now-producing horizon, and Anaconda came away with similar ground with potential not only for platinum and palladium but also for copper and nickel as well as the WWII chrome property. Anaconda was subsequently acquired by ARCO and exited the minerals business, but the Anaconda mining claims have been handed down over the past 20 years through a chain of related junior companies and is now held by Aurora. Most of the patented and unpatented mining claims held by Aurora, and the portions now leased from Aurora by Trend, are leased from descendants of the original Mouat family . The ground that Trend is exploring hosts known deposits of copper-nickel mineralization as well as occurrences of platinum and palladium. The historic chrome workings are not being leased by Trend.

Geology and Mineralization.

      The Stillwater Complex, with a length of approximately 25 miles, is a body of layered rocks which hosts mineralization that was deposited during the formation of the rock layers. As an example, some layers may be extremely thin, with a thickness of from inches to several feet, but can extend along the entire 25 mile length of the complex. In fact, the horizon known as the J-M Reef which Stillwater Mining Company operates is known to extend for much of the 25 miles. After the rocks formed and cooled, they were tilted steeply to the north by a subsequent geologic event, such that what were originally horizontal layers, including the mineralized horizons, now are up on end, tilting to the north, and extending 25 miles in essentially an east-west direction. The significance of this aspect of the geology is that Stillwater is mining in east-west-trending operations on one horizon, while Aurora-Trend are exploring for similar mineralization on a second horizon that lies immediately south of the SMC ground (and would have originally been beneath it). This is the same type of setting as occurs in South Africa, where mines are developed and producing on more than one layer of the South African Bushveld Complex.

Exploration Plans.

      Trend plans a drilling and sampling program budgeted at $200,000 during the summer of 2005 to search for larger concentrations of copper, nickel, platinum and palladium. The program will involve a re-examination of historical showings but most importantly some new drilling on highly prospective occurrences and deposits which have already been identified.

PETER LAKE, SASKATCHEWAN, CANADA

Location and Access

      The Peter Lake property is being explored for platinum group metals, copper, nickel and gold. This property is located immediately west of Reindeer Lake in northern Saskatchewan, Canada, approximately 190 miles north/northeast from La Ronge. The property is accessible only by floatplane or helicopter.

Title Status

The Peter Lake property consists of four mining claims covering 10,935 hectares (40 square miles). Three of Trend's claims were staked in September of 2004 and require no additional fees or assessment work until 2006, and the 2005 summer program will satisfy the 2006 requirement in advance. Trend retains one older claim, comprising 5,543 hectares (21 square miles). This claim remains valid by virtue of Trend's having paid a fee of $C66,516 on March 16, 2005.

Exploration History

      The Peter Lake claims cover a portion of the Peter Lake Domain, a geologic province which hosts the second largest mafic layered intrusive rock complex in North America, the type of rock that sometimes contains copper, nickel, platinum and palladium mineralization such as at Stillwater. In 1982, exploration geologists from a number of mining and oil companies discovered copper, nickel, platinum, and palladium in samples from trenches over a strike length of approximately 81 miles. However, while individual showings are rich enough to be considered economic, in and of themselves none have yet proven sufficiently extensive to contain a resource with potentially extractable mineralization. No detailed follow-up has ever been conducted. Trend commenced earnest work in the district by staking its 3 new claims over some of the best historic showings in 2004, and Inco (formerly known as International Nickel Company, and one of the world's largest producers of nickel), acquired ground adjacent to Trend and extending farther along the belt in late 2004 to early 2005.

Geology and Mineralization.

      The Peter Lake complex, with a length of 180 kilometers (approximately 112 miles) and a width of 30 kilometers (approximately 19 miles), is a large layered complex. The geology is often obscured by tundra, muskeg, and forest cover, but nevertheless the area is recognized for its copper-nickel-platinum-palladium potential, based both upon the local geology which is favorable for this type of mineralization and also upon the scattered but attractive occurrences of these metals. So much so, in fact, that in the past three years there has been a joint venture between the Geological Survey of Canada and the Saskatchewan Geological Survey to spend several million dollars (CDN) on the belt of rocks which centers over Trend's claims. The information gathered by this program will be released shortly and is promised before June of 2005. Trend hopes to benefit from these expenditures but the data will become available only a few weeks before Trend's field program begins, and it is not known in what format the data will be released or, for the geophysical data, how much time and expense might be needed to interpret it to Trend's advantage.

Exploration Plans.

      Trend plans a broad reconnaissance program budgeted at $135,000 during the summer of 2005 to search for larger concentrations of copper, nickel, platinum and palladium. The program will involve a re-examination of historical showings and a high degree of basic prospecting designed to assess the potential of the grounds controlled by Trend with the aim of reducing the size of such holdings for a focused program in 2006.

LAKE OWEN AND ALBANY PROJECTS, WYOMING

Location and Access.

         The Lake Owen platinum group metals and magnetite property is located in Albany County, Wyoming, in the Medicine Bow-Routt National Forest. It was expanded in 1999 when Trend staked the adjoining Albany claims; henceforth, these projects are jointly referred to as "Lake Owen." The Lake Owen property is approximately 40 miles southwest of Laramie, Wyoming and can be reached by paved highways and gravel roads.

Title Status.

      Trend holds the Lake Owen and adjoining Albany properties by 601 unpatented mining claims. The project was acquired in March 2002 from predecessors in interest and remains subject to a 4% net profits interest royalty covering these claims.

Exploration History

      Chevron Mineral Resources initiated geological reconnaissance exploration at Lake Owen in 1982, comprised of detailed surface geologic mapping, geochemical sampling, and geophysical surveys. Chevron later completed thirteen diamond-drill holes totaling approximately 5,200 feet in the 1980s and early 1990s. Drilling shallow angle holes generally less than 250 feet in vertical depth, Chevron encountered several zones of encouraging platinum group metal mineralization.

      Chevron recognized that, like the South African Bushveld Complex, Lake Owen's layered rocks not only contained platinum group metal mineralization but concentrations of magnetite (iron oxide) mineralization as well. At the Bushveld complex, there are zones containing a very high percentage of magnetite which are mined solely to separate the magnetite. In turn, the magnetite at both the Bushveld Complex as well as Lake Owen contains not only iron (approximately 60% iron), but it also contains potentially economic by-products titanium and vanadium.

      During 2004, Trend commissioned a third party to conduct a study to determine whether Trend's existing drill and surface data suggested potential for economic iron, titanium or vanadium mineralization. Results of this study were mixed. Whereas the Bushveld's beds of high grade magnetite are economic, the limited Chevron data indicated grades of 12% magnetite over a number of selected higher magnetite layers. Based on the study, at levels of 12% magnetite, a mining operation could break even, but there would be no further revenues to repay capital investment or generate a return. Trend now intends to pursue both platinum group metal exploration as well as using detailed ground magnetic surveys to search for more selected zones of higher grade magnetite which might therefore support a stand alone mining operation.

Geology and Mineralization.

      The Lake Owen property is a platinum-palladium-magnetite occurrence hosted in an extensive layered igneous intrusive complex with a lateral dimension of approximately four by six miles. The complex occurs as a steeply dipping body of rock along the margin of the Archean Wyoming Province. The exposed stratigraphic thickness of these rock units is approximately 20,000 feet.

      Four separate zones of anomalous platinum group metals mineralization and at least two zones of magnetite mineralization have been identified at Lake Owen by mapping and airborne geophysical surveys, respectively. The upper platinum group metal zone has been traced for about six miles along strike. The middle platinum group metal zone is about 1,500 feet below the upper zone, while the lower platinum group metal zone is situated approximately 5,500 feet below the upper zone. Surface geochemical sampling identified one additional platinum group metal zone, although the outcrop exposure in this fourth zone is limited and the extent of the anomaly has not yet been defined. No detailed work has yet been conducted relating to the magnetic anomalies in direct respect to magnetite mineralization.

      Trend hopes to utilize a geophysical survey in 2005 to begin an ongoing and much more thorough evaluation of the greater Lake Owen complex.

Exploration Plans.

      Trend plans to spend $100,000 in 2005 to maintain the claims (approximately $76,000) and to conduct a detailed ground magnetic survey (approximately $24,000) at the property to further define both the location of potential platinum group metal bearing horizons as well as to search for zones containing higher grade magnetite mineralization which may have commercial potential.

Diabase Peninsula, Cree Lake Area, Saskatchewan, Canada

      In September 2004, Trend entered into a program to explore for uranium in Saskatchewan by acquiring exploration rights in the Cree Lake area of the Athabasca Basin. The Athabasca Basin hosts uranium deposits that are among the highest grade in the world, and is the site for intensive uranium exploration activity. In December 2004, Trend announced that it had acquired additional lands located farther to the southwest along the same mineralized trend. Trend also announced in December 2004 that Nuinsco Resources Limited entered into an agreement with Trend pursuant to which Nuinsco could earn up to 50% in Trend's interests by spending $C 1 million over three years and taking over the day to day management of the exploration of these claims.

      Trend's land position is located along the western margin of Cree Lake and is situated along the contact of the Mudjatik and Virgin River Domains, two geological provinces in northern Saskatchewan. This contact zone is manifested by the graphite bearing Cable Bay Shear Zone, a major structure believed to control the location of important uranium occurrences in the area of the Athabasca Basin in the Diabase Peninsula. Trend's land position is believed to contain hydrothermally altered boulders of sandstone as well as being characterized by geophysical anomalies suggestive of a graphitic conductor at depth. Both the altered boulders and the conductor are considered to be typical signs of potential uranium mineralization.

Location and Access

      The Cree Lake/Diabase Peninsula uranium property is located along the western shore of Cree Lake, approximately 570 kilometers (350 miles) due north of Saskatoon. The property is accessible only by floatplane or helicopter.

Title Status

      The Cree Lake property now consists of eight mining claims covering 21,040 ha (52,000 acres or 81 square miles), two of which are owned outright by Trend, five of which were staked by Nuinsco on behalf of the joint venture, and one of which was leased by Trend in October 2004 from a Canadian individual. The two claims owned by Trend require no additional fees or work for 2005, but thereafter will be subject to a minimum work commitment (or fee in lieu of work) of $C30,516 ($US 24,200) per year. The claim that is leased by Trend (known as Diabase Peninsula and herein referred to as the Diabase Peninsula Lease) was staked in 2001 and carries a minimum work commitment (or fee) of $C20,172 ($US16,000) per year. Because of negotiations between the owner and Trend during the season in which field work could be done, no actual work was done on the claim in 2004, and thus Trend paid the fee in December 2004. Going forward, it will be Nuinsco who will be conducting exploration on all eight claims. Whereas the aggregate annual work commitment for the three claims commencing in 2006 will be $C252,240 ($US204,500), terms of the agreement with Nuinsco require Nuinsco to expend at a minimum $C250,000, $C350,000, and $C400,000 ($US198,000,
$US277,000, and $US317,000) in 2005, 2006, and 2007, respectively. Expenditures exceeding the 2005 work requirement ($C16,000) can be applied to future years, and thus the planned work program will maintain title to call the claims in good standing.

      Terms of the Diabase Peninsula lease require that, in addition to the work commitment or government fee, Trend is to make property payments to the owner of $C15,000, $C20,000, and $C30,000 in each of the first three years, respectively (and Nuinsco will pay Trend 250,000 shares of freely trading Nuinsco stock, currently valued at $C.27/share or $C67,500, to offset this cost). Trend (and partner Nuinsco if Nuinsco vests its interest) may exercise its right to purchase the claims for $CDN 1 million any time during the first eight years of the option, at which time the property remains subject to a 3% gross royalty on any and all minerals produced. Under the terms of the Nuinsco agreement, should Nuinsco earn its 50% interest, Nuinsco will become obligated to maintain the lease. In the meantime, Nuinsco has agreed to pay Trend 250,000 shares of Nuinsco common stock to offset the cost of Trend's making the three annual payments to the underlying landowner.

Exploration History

      Saskatchewan's unconformity-type uranium deposits are among the highest grade in the world. Such deposits occur at the paleo-horizon (unconformity) between underlying Proterozoic basement rocks and overlying sandstones of the Athabasca Formation. The basement rocks often contain structures and horizons bearing graphite, which in turn are believed to control uranium deposition and may also serve as a guide to such mineralization during geophysical prospecting from the surface.

      The Cree Lake area was explored in the late 1970s-early 1980s by Saskatchewan Mining Development Corporation (then a government corporation and predecessor to the publicly owned Cameco Corporation). It carried out surface geochemistry and airborne and ground geophysics as well as limited drilling. All of these programs confirm the presence of anomalous rocks and rock chemistry at Diabase Peninsula.

Geology and Mineralization

      The claim block is situated along the contact of the Mudjatik and Virgin River Domains, two important geological provinces in Saskatchewan. The contact zone between these domains is manifested by the graphite-bearing Cable Bay Shear Zone, a major structure believed to control the location of important uranium occurrences in this area of the Athabasca Basin.

      The Diabase Peninsula is known from earlier work to contain hydrothermally altered boulders of sandstone as well as being characterized by geophysical anomalies suggestive of a graphitic conductor at depth. Exploration programs will entail detailed geological mapping and extended geophysical surveys to identify drilling targets.

Exploration Plans.

      Nuinsco is planning a geophysical program for 2005 designed to identify uranium targets for drilling. The normal mode of operation in northern Saskatchewan, in remote areas such as Cree Lake, is to drill in winter so that heavy equipment may be mobilized over winter roads and frozen lakes. Thus, by the time results are returned from these surveys, springtime will be at hand, and the lakes will be thawing, and thus any favorable indicators will not be followed up and drilled until the winter of 2005-2006.

                                   MANAGEMENT

      The following table sets forth the name, age and position of each of our officers and directors:

              Name               Age                      Position
              ----               ---                      --------

      Thomas Loucks              56       President, Chief Executive Officer and
                                          Director

      John P. Ryan               43       Chief Financial Officer, Secretary,
                                          Treasurer and Director

      Ishiung J. Wu              60       Chairman, Director

      J. Michael Sharratt        75       Director

      Jeffrey M. Christian       48       Director

      Bobby E. Cooper            59       Director

      Thomas Loucks became President and Chief Executive Officer of Trend in June, 2004, and a member of the Board in August, 2004. He worked as an independent consultant to junior mining and other resource companies from January 2000 until August 2004. Prior to that, he was the Executive Vice President and Treasurer of Royal Gold, Inc. from 1991 until June 2000 and Vice President of Corporate Development of Royal Gold from August 1988 until 1991. Mr. Loucks is a Fellow of the Society of Economic Geologists, Inc., and a member of the Geological Society of America. He has both a B.A. and M.A. in Geology from Dartmouth College and a M.B.A. from Stanford University.

      John P. Ryan has served as our Chief Financial Officer, Secretary, Treasurer and as a director since August 2000. Mr. Ryan is a degreed mining engineer. Mr. Ryan has served as the Vice President of Corporate Development for Cadence Resources Corporation since September 1996, and is also currently serving as Secretary and a director of Cadence. Cadence is a publicly traded oil and gas exploration company. Since February 2004 he has served as an officer and director of White Mountain Titanium Corporation, a publicly traded mining exploration company. Other companies with which Mr. Ryan holds an officer and/or director position include Bio-Quant, Inc., Nevada-Comstock Mining Company, GreatWall Gold Corporation, High Plains Uranium, Inc., Sundance Diamonds Corporation and Dotson Exploration Company. Many of these companies have only minimal activity and require only a small amount of Mr. Ryan's time. Mr. Ryan is a former U.S. Naval Officer and obtained a B.S. in Mining Engineering from the University of Idaho and a Juris Doctor from Boston College Law School.

      Ishiung J. Wu became a director of Trend in August 2000 and Chairman of the Board in May 2004. Other companies with which Dr. Wu holds an officer and/or director position include GreatWall Gold Corporation, High Plains Uranium, Inc. and IW Exploration Co. From June 1994 to January 2002, Dr. Wu was a director and Vice President of Acquisitions for General Minerals Corp., a natural resources public company of which he was a co-founder. From January 2000 to January 2002, Dr. Wu was also chairman of Xinjiang Towerbeck Mineral Joint Venture, a Chinese-Canadian joint venture. From 1974 to 1992, Dr. Wu worked for Kennecott (now a subsidiary of RTZ) and mineral subsidiaries of Exxon and Chevron at various positions in North and South Americas, including the Exploration Manager, Chile for Chevron. Dr. Wu holds an M.A. (1971) and Ph.D. (1975) in economic geology from Harvard University, where he was a Teaching Fellow in Geology from 1971 to 1973. He is also a Fellow of the Society of Economic Geologists.

      J. Michael Sharratt became a member of the board directors in August, 2000 and served as Trend's Chairman until May, 2004. He has been the president of Platina Minerals LLC, a private company that provides mineral consulting services, since 2000. Mr. Sharratt was a mineral consultant from 1998 to 2000. Mr. Sharratt served as vice chairman, from 1994 to 1997, and President, from 1992 to 1994, of Stillwater Mining Company. From 1976 to 1992, he also served as vice president and senior director of Mining and Minerals for Manville Corp., the co-developer of the Stillwater platinum/palladium mine in Montana. Mr. Sharratt is a member of the International Precious Metals Institute, where he serves as a director, as well as the Canadian Institute of Mining and Metallurgy and the Society of Mining Engineers.

      Jeffrey M. Christian was elected to the board of directors in August 2000. Mr. Christian is the Managing Director of CPM Group. Mr. Christian has a Bachelors of Journalism from the University of Missouri and has engaged in post-graduate non-degree studies in econometrics, international economics and finance, and international political science. Mr. Christian is a director of Cadence Resources Corporation, a publicly traded oil and gas exploration company, and Chief Financial Officer and director of North American Emerald Mines, Inc., a exploration company.

      Bobby E. Cooper became a director of Trend in July 2002. Mr. Cooper has over thirty years of mining industry experience. Prior to retiring in 1997, he was the chief executive officer and president of Kennecott Corporation, a mining company and a wholly owned subsidiary of Rio Tinto (RTZ), one of the world's largest mining concerns. Before being named chief executive officer and president, Mr. Cooper held various other positions with Kennecott since 1983, including chief operating officer and vice president of U.S. Mines. Mr. Cooper is currently a director of 3L&T Corp., a private start-up chemical company.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

         The following sets forth the annual and long-term compensation for services in all capacities to Trend for the fiscal years ended September 30, 2004, 2003 and 2002 paid to the Trend's Chief Executive Officer ("CEO") and other two executive officers who were serving as executive officers at the end of the last completed fiscal year.

                                                     Summary Compensation Table

                                                                                          Long Term Compensation
                                                                              ----------------------------------------------------
                                                 Annual Compensation                    Awards                  Payouts
                                         ----------------------------------   -------------------------    -----------------------
                                                                                            Securities
                                                                   Other      Restricted      Under-
                                                                  Annual        Stock          Lying         LTIP      All Other
     Name And Principal                  Salary(1)     Bonus   Compensation    Award(s)      Options/      Payouts    Compensation
          Position              Year        ($)         ($)         ($)          ($)         SARs (#)        ($)          ($)
---------------------------    ------    -----------   -----   ------------   -----------   -----------    -------    ------------
Thomas Loucks                  2004      $ 26,000        --         --        $    --       $95,000          --            --
President and
Chief Executive Officer (1)

Kurt Hoffman                   2004      $ 36,000        --         --        $    --         --             --            --
President and Chief            2003      $ 60,066(2)     --      $5,700(3)    $    --         --             --            --
Executive Officer (2)          2002      $ 88,000(2)     --      $5,700(3)    $    --         --             --            --

---------------
(1) Mr. Loucks became President and Chief Executive Officer of Trend in June, 2004 replacing Mr. Hoffman.

(2) Mr. Hoffman served as President and Chief Executive Officer from June 1998 until June, 2004. In 2004 Mr. Hoffman received cash compensation of $6,000 and restricted shares valued at $30,000 in lieu of salary. In 2003, Mr. Hoffman received 600,656 restricted shares of our common stock, valued at $0.10 per share, in lieu of $60,066 of salary. The fair market value of such shares on September 30, 2003, the date of grant, was $90,098. In 2002, Mr. Hoffman received $85,284 of his salary in cash and the remainder was deferred.

(3) Reflects the value of the use of a company automobile calculated at $.38 per mile and 15,000 miles per year.

                                  Option Grants

      During the fiscal year ended September 30, 2004, Mr. Loucks and Mr. Wu received options to purchase 500,000 shares at $0.37 per share, all with a three year term from the date of vesting. The vesting schedule is as follows: 250,000 vested immediately upon Mr. Loucks joining Trend, 50,000 vested on November 28, 2004, 100,000 are scheduled to vest on May 28, 2005 and 100,000 are scheduled to vest on May 28, 2006.

               Aggregated Option Exercises in Last Fiscal Year-End
                     and Fiscal Year-End Option Values Table

      The following table contains information concerning the number of shares acquired and value realized from the exercise of options by the named executive officers during fiscal 2004 and the number of unexercised options held by the named executive officers at September 30, 2004.

                                                                                                  Value of Unexercised
                                                               Number of Shares of                In-The-Money Options
                                                             common stock Underlying            at Year End (September 30
                                                               Unexercised Options                      2004)(1)
                                                         at Year End (September 30) 2004                  ($)
                                                         --------------------------------- -----------------------------------
                              Shares
                             Acquired       Value
                                On         Realized
          Name               Exercise         ($)         Exercisable     Unexercisable      Exercisable     Unexercisable
-------------------------- ------------- --------------- --------------- ----------------- ---------------- ------------------
Thomas Loucks                      --    $          --       250,000                 --                --                --
Ishiung Wu                                                   250,000

---------------
(1) Options are "in-the-money" if the market price of a share of common stock exceeds the exercise price of the option.

      Trend has no retirement, pension or profit sharing program for the benefit of its directors, officers or other employees, but the Board of Directors may recommend one or more such programs for adoption in the future.

Option/SAR Grants

      In 2000 Trend adopted its 2000 Stock Option and Stock Award Plan under which up to 5,000,000 shares of our common stock could be awarded as share awards or options and based upon merit of work performed as well as a retention tool. As of September 30, 2004, 1,200,000 shares or options have been awarded under this plan, 700,000 of which were outstanding and exercisable at September 30, 2004.

Employment Agreements

      When John P. Ryan became Trend's Chief Financial Officer, Secretary and Treasurer in July 2001, Trend and Mr. Ryan entered into an employment agreement under which Mr. Ryan received 7,500 shares per month of Trend's common stock. In the fiscal year 2001, Mr. Ryan received 44,667 shares of our common stock for services rendered and expenses incurred as our Chief Financial Officer, Secretary and Treasurer. In the fiscal year 2002, Mr. Ryan received 78,000 shares of our common stock for services rendered and expenses incurred as our Chief Financial Officer, Secretary and Treasurer. Beginning in September 2002, Mr. Ryan's agreement was revised. Pursuant to his revised employment agreement, Mr. Ryan receives $3,000 in cash per month for his services. If Trend cannot pay such amount in cash then, at his option, Mr. Ryan may convert the compensation owed him into restricted shares at the rate at which shares are or were most recently sold. In the fiscal year 2003, Mr. Ryan received 187,500 shares of our common stock for services rendered and expenses incurred as our Chief Financial Officer, Secretary and Treasurer. In fiscal year 2004 Mr. Ryan received $36,000 in cash compensation.

Director Compensation

      For fiscal years 2003 and 2004, we granted to each of our current directors 100,000 shares of our common stock, 600,000 shares in the aggregate, pursuant to the 2000 Equity Incentive Plan for compensation for their service on the board. The 2004 grant was made in January, 2005 after the end of Trend's fiscal year and is not reflected in Trend's financial statements for fiscal year 2004. Additionally, Mr. Ishiung Wu was granted additional options in recognition of his undertaking the role of Chairman of the Board. Mr. Wu received options to purchase 500,000 shares at $0.37 per share, all with a three year term from the date of vesting. The vesting schedule is as follows: 250,000 vested immediately upon Mr. Wu becoming Chairman, 50,000 vested on November 28, 2004, 100,000 are scheduled to vest on May 28, 2005 and 100,000 are scheduled to vest on May 28, 2006.

      The overall Director compensation plan was decided upon after considering other possible compensation proposals, but does not necessarily reflect the compensation which may be awarded in fiscal year 2005. Trend may also in the future award Directors for assuming additional responsibilities such as serving on a standing committee. In the future the Board intends to award compensation to its members by examining what is comparable compensation at other companies in the same industry and at the same stage of development as that of Trend, and choosing a level of compensation which is at or near the median level of compensation paid by other companies, taking into account a desire to award compensation which creates incentive for retention and performance of the members.

Executive Officers

      Our executive officers are Thomas Loucks, Chief Executive Officer and President and John Ryan, Chief Financial Officer, Secretary and Treasurer. Biographical information for Mr. Ryan and Mr. Hoffman is set forth above. Mr. Loucks devotes 100% of his business time to the affairs of the Company, and Mr. Ryan devotes approximately 25% of his time to the affairs of the Company.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth, as of March 31, 2005, certain information regarding the ownership of voting securities of Trend by each stockholder known to our management to be (i) the beneficial owner of more than 5% of our outstanding common stock, (ii) our directors, (iii) our current executive officer named in the Summary Compensation Table and (iv) all executive officers and directors as a group. We believe that, except as otherwise indicated, the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

               Name and Address of                  Amount and Nature of               Percent of
              Beneficial Owner (1)                  Beneficial Ownership           Outstanding Shares
    ------------------------------------------ -------------------------------- --------------------------
    Thomas Loucks (2)........................                 450,000                          1.22%

    Jeffrey M. Christian (3).................                 212,000                          *

    Bobby E. Cooper..........................                 115,000                          *

    John P. Ryan (4).........................               1,087,000                          3.00%

    J. Michael Sharratt (5)..................                 362,500                          1.00%

    Ishiung J. Wu (6)........................                 515,000                          1.39%

    All executive officers and directors ....               2,541,500                          7.02%
    as a group (6 persons) (7)

    5% Stockholders:

    Thomas Kaplan (8)........................              14,567,854                         32.45%
    154 West 18th Street
    New York, New York

    Howard Schraub...........................               3,208,479                          7.46%
    c/o G. Howard Associates
    525 East 72nd St., Suite 38G
    New York, NY 10021

---------------

*     Less than 1%

1. The address of each such person, unless otherwise noted, is c/o Trend Mining Company, 5575 South Sycamore Street, Suite 103, Littleton Colorado 80120.

2. Includes 300,000 shares of common stock issuable upon exercise of warrants.

3. Mr. Christian directly owns 107,000 shares and has voting and dispositive control with respect to 105,000 shares owned by CPM Group of which he is the majority stockholder.

4. These shares include 40,000 shares owned by Nancy Martin, Mr. Ryan's spouse, 4,000 shares owned by Andover Capital of which Mr. Ryan is a 50% shareholder and his spouse is a 50% shareholder.

5. These shares include 200,000 shares issuable upon exercise of currently exercisable options.

6. Includes 300,000 shares of common stock issuable upon exercise of warrants.

7. These shares include 800,000 shares issuable pursuant to currently exercisable options, 40,000 shares owned by Nancy Martin, Mr. Ryan's spouse, 4,000 shares owned by Andover Capital of which Mr. Ryan is a 50% shareholder and his spouse is a 50% shareholder, of which Mr. Ryan is an affiliate and 105,000 shares owned by CPM Group.

8. This information is based solely on a Schedule 13D/A filed with the SEC on February 13, 2004. The amount reflects shares, shares issuable upon exercise of warrants and shares issuable upon exercise of options held by Mr. Kaplan, Tigris Financial Group, Ltd., Electrum LLC, and LCM Holdings, LDC. Mr. Kaplan has sole voting and dispositive control with respect to 1,000,000 shares owned by Tigris of which he is the sole stockholder. Pursuant to a voting trust agreement with Electrum, dated March 31, 2000 and amended on March 30, 2001, Mr. Kaplan also has sole voting and dispositive control with respect to 12,219,751 shares owned by Electrum consisting of (1) 4,307,488 shares of common stock held outright; (2) 6,279,761 shares underlying common stock purchase warrants which are exercisable at an exercise price of $0.40 per share, (3) 670,000 shares underlying common stock purchase warrants which are exercisable at an exercise price of $1.50 per share, and (4) 481,251 shares of common stock and 481,251 shares underlying warrants which are exercisable at an exercise price of $1.50 per share, which shares and warrants are issuable to Electrum upon conversion of convertible debt held by Electrum. This agreement with Electrum shall terminate by March 2010 unless earlier terminated pursuant to the terms of the agreement. Pursuant to a voting trust agreement with LCM, dated August 27, 2003, Mr. Kaplan also has sole voting and dispositive control with respect to 1,348,103 shares held by LCM consisting of (1) 900,174 shares of common stock held outright; (2) 113,413 shares of common stock underlying common stock purchase warrants which are exercisable at an exercise price of $1.50 per share; and (3) 167,258 shares of common stock and an additional 167,258 shares of common stock underlying common stock purchase warrants which are exercisable at an exercise price of $1.50 per share, which shares and warrants are issuable to LCM upon conversion of convertible debt held by LCM. This agreement with LCM shall terminate by August 27, 2013 unless earlier terminated pursuant to the terms of the agreement.

                              SELLING SHAREHOLDERS

      We issued to the selling shareholders notes convertible into common stock and warrants exercisable for the shares of common stock that are covered by this prospectus pursuant to a private placement that was consummated on January 27, 2005. This prospectus relates to the resale from time to time of up to a total of 12,350,000 shares of our common stock by the selling shareholders identified in this prospectus. Pursuant to the terms of the subscription agreement executed in connection with the private placement, we filed a registration statement, of which this prospectus constitutes a part, in order to permit the selling shareholders to resell to the public the shares of our common stock in connection with this transaction.

      Pursuant to the subscription agreement, Trend issued to the selling stockholders notes in the aggregate principal amount of $1,300,000, convertible into 4,333,336 shares of common stock and Class A Warrants and Class B Warrants to purchase shares of its common stock. If all of the Warrants are exercised, Trend will issue 3,900,000 shares of its common stock. The Class A warrants are exercisable for five years at an exercise price of $0.50 per share. The Class B Warrants are exercisable until the one hundred eightieth (180th) day following the effective date of the registration statement of which this prospectus is a part and may be exercised at a price of $0.25 per share. The warrants contain cashless exercise provisions in the event that a registration statement providing for the resale of the shares is not effective.

      Each of the directors and executive officers of Trend agreed to enter into a Limited Standstill Agreement in which each of the individuals agreed not to sell or transfer any shares of Trend's common stock held by such individual until the earlier of (A) one year following the effective date of the registration statement of which this prospectus is a part, and (B) the date all the shares have been sold.

      Pursuant to a Pledge and Security Agreement dated as of January 27, 2005, Trend granted to the selling stockholders a security interest in all of Trend's assets to secure the obligations under the notes. Trend was also required to file the registration statement of which this prospectus is a part providing for the resale of the shares issuable upon conversion of the notes and exercise of the warrants. In the event that the registration statement of which this prospectus is a part was not filed by a certain date, declared effective by a certain date or the registration is not effective for a certain period of time, Trend must pay to the selling stockholders liquidated damages in the amount of 2% of the investment in Trend by each of the selling stockholders for each thirty days or portion thereof that the registration statement is not filed or not effective, as the case may be.

      The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by the selling shareholders as of March 28, 2005, the number of shares of common stock being offered by the selling shareholders, the number of shares of common stock each selling shareholder will beneficially own if the shareholder sells all of the shares being registered and the selling shareholder's percentage ownership of Trend common stock if all the shares in the offering are sold. The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholders may offer all or part of the shares for resale from time to time. However, the selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately under this prospectus. To prevent dilution to the selling security holders, the following numbers may change because of adjustments to reflect stock splits, stock dividends or similar events involving our common stock.

      None of the selling shareholders have, nor within the past three years have had, any position, office or other material relationship with us or any of our predecessors or affiliates.

                                                                                                               Percent of
                                                        Shares of                                             Class Owned
                                                       common stock                         Beneficial           After
                                                       Beneficially       Shares of       Ownership After     Offering if
                                                      Owned Prior to    common stock      Offering if All      All Shares
               Selling Shareholders                    Offering (1)    to be Sold (2)     Shares are Sold       are Sold
-----------------------------------------------      ----------------   --------------    ----------------   --------------
Longview Fund, LP(2) (3)                               2,533,334         3,200,000                 0               0
Longview Equity Fund, LP (2) (4)                       1,583,334         2,000,000                 0               0
Longview International Equity Fund, LP (2) (5)           950,000         1,200,000                 0               0
Camden International (2) (6)                           1,583,334         2,000,000                 0               0
Alpha Capital Aktiengesellschaft (2) (7)               1,583,334         2,000,000                 0               0
Ghillie Finanz, AG (2) (8)                             1,300,000         1,950,000                 0               0
Howard Schraub (9)                                     3,208,479         3,458,479                 0               0
Stephen Zahony (10)                                        2,500             2,500                 0               0
Lloyd Clark (11)                                          37,500            37,500                 0               0
Aurora Metals, Ltd. (12)                                  50,000            50,000                 0               0
          Totals                                     ----------------   --------------    ----------------   --------------
                                                      12,831,815        15,898,479                 0               0

(1) The terms of the notes and the warrants owned by the selling stockholders provide that no selling stockholder may convert or exercise the notes or warrants, respectively, for common stock if such conversion or exercise would result in such selling stockholder beneficially owning more than 4.99% of our outstanding common stock. Accordingly, while all shares that are potentially issuable to a selling stockholder upon conversion or exercise of the notes and warrants, respectively, are included in the number of shares beneficially owned, such selling stockholder would not be able to convert or exercise the note or warrant, respectively, held by such selling stockholder if such conversion or exercise would result in the selling stockholder owning in excess of 4.99% of our outstanding shares of common stock. Unless otherwise indicated, each selling shareholder has sole voting and investment power with respect to its shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling shareholder.

(2) Pursuant to the subscription agreement between Trend and each of the selling stockholders, Trend is required to register 150% of the number of shares of common stock that the notes owned by the selling stockholders are currently exercisable for.

(3) The controlling person of the selling stockholder is Peter T. Benz, Chairman and Managing Member, Viking Asset Management, LLC, as General Partner. Shares of common stock beneficially owned and to be sold consists of notes in the aggregate principal amount of $400,000, convertible into 1,333,334 shares of common stock and warrants to purchase 1,200,000 shares of common stock.

(4) The controlling person of the selling stockholder is Wayne H. Coleson, CEO and CIO, Redwood Grove Capital Management, LLC as Investment Manager. Shares of common stock beneficially owned and to be sold consists of notes in the aggregate principal amount of $250,000, convertible into 833,334 shares of common stock and warrants to purchase 750,000 shares of common stock.

(5) The controlling person of the selling stockholder is Wayne H. Coleson, CEO and CIO, Redwood Grove Capital Management, LLC as Investment Manager. Shares of common stock beneficially owned and to be sold consists of notes in the aggregate principal amount of $150,000, convertible into 500,000 shares of common stock and warrants to purchase 450,000 shares of common stock.

(6) The controlling person of the selling stockholder is Mr. Anthony L.M. Inder-Reiden. Shares of common stock beneficially owned and to be sold consists of notes in the aggregate principal amount of $250,000, convertible into 833,334 shares of common stock and warrants to purchase 750,000 shares of common stock.

(7) The controlling persons of the selling stockholder are Messrs. Konrad Ackerman and Rainer Posch. Shares of common stock beneficially owned and to be sold consists of notes in the aggregate principal amount of $250,000, convertible into 833,334 shares of common stock and warrants to purchase 750,000 shares of common stock.

(8) Shares of common stock beneficially owned and to be sold consists of warrants to purchase 1,300,000 shares of common stock. The controlling person of the selling stockholder is Mr. Bratislav Jovanovic.

(9) Shares of common stock beneficially owned and to be sold consists of notes in the aggregate principal amount of $150,000, convertible into 500,000 shares of common stock and warrants to purchase 450,000 shares of common stock and 2,258,479 shares of common stock.

(10) Shares of common stock beneficially owned and to be sold consists of 2,500 shares of common stock.

(11) Shares of common stock beneficially owned and to be sold consists of 37,500 shares of common stock.

(12)  The controlling person of the selling stockholder is Konrad Ackerman.

                              PLAN OF DISTRIBUTION

      The selling shareholders may, from time to time, sell any or all of their shares of common stock or common stock issued upon exercise of the warrants being registered private placement on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o     short sales;

      o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling shareholder. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

      The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

      The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

      The selling shareholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have advised us that they have acquired their securities in the ordinary course of business and they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling shareholder. If we are notified by any selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling shareholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

      We paid a finders fee to Ghillie Finanz, AG in connection with the January 27, 2005 placement consisting of (i) $169,000, (ii) a Class A warrant to purchase 650,000 shares of our common stock, and (iii) a Class B Warrant to purchase 650,000 shares of our common stock. The warrants have the same terms and conditions as the warrants issued to the investors in the January 27, 2005 placement. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling shareholders.

                           RELATED PARTY TRANSACTIONS

      Mr. Ryan is an officer and director of other companies which are exploration stage mineral companies. However, none of the other companies are focused on exploration for palladium and platinum, and therefore, the potential for conflicts of interest are believed to be minimal.

      Mr. Christian works as a consultant and advisor, through CPM Group, a commodities research group, with most major companies involved in platinum group metals. Its clients include most major producers and refiners of these metals, including companies that may have an interest in joint venture arrangements with Trend. CPM Group also advises several other platinum group metal exploration companies that compete with Trend. It hosts an annual seminar that attracts companies such as Trend, and Trend has made presentations to investors and others at these seminars along with companies that compete with Trend. CPM Group's clients also include major users of platinum group metals. The Board believes that the benefits derived by Trend from Mr. Christian's active involvement in the industry are substantial and outweigh any risks of possible conflicts of interest, and further, such conflicts are also believed to be both minimal and manageable through timely and adequate disclosure.

      In January 2003 Trend issued 450,000 shares of its common stock to Mr. Ryan in exchange for 18,334 shares of common stock of Cadence Resources Corporation and 35,000 shares of the common stock of Western Goldfields, Inc. The shares exchanged by Mr. Ryan had a market value of $93,000 at the time of the exchange. Mr. Ryan is one of our officers and a directors and also an officer and director of Cadence Resources Corporation and a former director of Western Goldfields, Inc. Trend subsequently sold the 18,334 shares of the common stock of Cadence Resources Corporation for $23,084.50 and 5,000 shares of the common stock of Western Goldfields for $4,000. In July and September 2003, Trend sold 5,000 and 13,000 shares respectively of its Western Goldfields common stock to Cadence Resources Corporation for $19,000 cash. In September 2003, Trend transferred 12,000 shares of its Western Goldfields common stock to David Mooney, its chief geologist, for services valued at $23,400.

      In October 2003, Western Goldfields Inc. loaned Trend $40,000. The loan bore no interest. This loan was repaid in full on June 24, 2004.

      On February 12, 2004 the parties, pursuant to a settlement agreement, amended the terms of the loans resulting in the repayment of $68,435.36 to Electrum and $23,784.67 to LCM Holdings and also altering the terms of the conversion of such loans. Pursuant to the February 12th agreement all of the debt now converts at the price of $1.25 into a unit consisting of one share and one warrant exercisable at $1.50 for a period of five years from the date of conversion. Further, the parties agreed to cancel all of the existing outstanding LCM and Electrum warrants and to reissue new warrants in accordance with the following table:

                                                  Previous         New Expiration     Previous Price   New Price per
Issued to                  Number of Shares    Expiration Date          Date            per Share          Share
----------------------     -----------------   ---------------     --------------     --------------   -------------
Electrum                       520,000            09/30/07            09/30/06            $1.00            $1.50
Electrum                       150,000            01/30/07            01/30/07            $1.00            $1.50
LCM Holdings LDC               119,445            01/09/05            01/09/04            $1.00            $1.50
LCM Holdings LDC               113,413            06/27/07            06/27/07            $1.00            $1.50

      In August 2003, CGT Management Ltd. loaned $65,000 to Trend. This note bears interest at 10% per annum. Pursuant to an amendment in November 2003, the principal and interest were to be due February 25, 2004. Members of Mr. Kaplan's family have an indirect interest in CGT Management Ltd. This loan was repaid in full on February 12, 2004.

      In August 2002, Trend engaged Howard Schraub as a consultant. Pursuant to the agreement, Mr. Schraub was to receive 50,000 shares of restricted stock per month and an additional $10,000 per month in value of restricted stock, calculated at the close on or nearest to the 15th day of each month. A final agreement was reached in October 2002 and made retroactive to August 1, 2002, the date Mr. Schraub began consulting for Trend. All shares issued for his service in the 2002 fiscal year were issued in October 2002. Trend issued 163,334 shares to Mr. Schraub pursuant to this agreement for consulting expenses incurred in August and September 2002. During the fiscal year ended September 30, 2003, Trend issued 1,683,779 shares to Mr. Schraub for consulting services. Our agreement with Mr. Schraub was terminated in August 2003.

                            DESCRIPTION OF SECURITIES

      Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.01 per share, and 20,000,000 shares of preferred stock, par value $.01 per share. As of March 28, 2005, we had 36,527,715 shares of common stock issued and outstanding. Only one class of preferred stock has been designated. Included below is a summary description of only those warrants held by selling shareholders and we have not described any of our other outstanding warrants.

Common stock

      The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and nonassessable.

Preferred Stock

      Our Board of Directors may, without shareholder approval, establish and issue shares of one or more classes or series of preferred stock having the designations, number of shares, dividend rates, liquidation preferences, redemption provisions, sinking fund provisions, conversion rights, voting rights and other rights, preferences and limitations that our Board may determine. The Board may authorize the issuance of preferred stock with voting, conversion and economic rights senior to the common stock so that the issuance of preferred stock could adversely affect the market value of the common stock. The creation of one or more series of preferred stock may adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things and under some circumstances, have the effect of delaying, deferring or preventing a change in control without any action by shareholders.

      Trend's Board of Directors has designated only one series of preferred stock. No shares of preferred stock of this series is currently outstanding.

Warrants

      The warrants being registered on behalf of the selling shareholders are the Class A warrants and the Class B warrants issued to the selling stockholders in the January 27, 2005 private placement. The Class A warrants are exercisable for five years at an exercise price of $0.50 per share. The Class B Warrants are exercisable until the one hundred eightieth (180th) day following the effective date of the registration statement of which this prospectus is a part and may be exercised at a price of $0.25 per share. The warrants contain cashless exercise provisions in the event that a registration statement providing for the resale of the shares is not effective. The warrants may be exercised in whole or in part, subject to the limitations provided in the warrants. Any warrant holders who do not exercise their warrants prior to the conclusion of the exercise period will forfeit the right to purchase the shares of common stock underlying the warrants and any outstanding warrants will become void and be of no further force or effect. If at any time while any of the warrants are outstanding, Trend issues common stock, or securities convertible into common stock, to any person at a price per share of common stock less than the exercise price of the warrants, the per share exercise price of the warrants will be reduced to the purchase price per share of the subsequent issuance.

      Holders of the warrants have no voting rights of a shareholder, no liquidation preference and no dividends will be declared on the warrants.

Election and Removal of Directors

      Each of our directors serves for a term of one year or until his successor is elected and qualified if there is no annual meeting. At each annual meeting of shareholders, the successors to the then current directors whose terms are expiring are elected to serve for one-year terms. Directors may be removed at any special meeting of our shareholders upon a vote of two-thirds of the outstanding shares of stock entitled to vote for directors. Holders of our common stock and preferred stock vote together for directors, with each share of preferred stock having a number of votes equal to the number of shares of common stock into which it could then be converted.

Shareholder Meetings

      Our bylaws provide that special meetings of shareholders may be called by our board of directors. In addition, upon the request of shareholders holding one-fifth of the voting power of all shareholders, the Secretary of our company is required to call a meeting of the shareholders. Finally, if no annual meeting of shareholders has taken place for a period of more than eighteen months, any shareholder may call a meeting of the shareholders of our company.

                          TRANSFER AGENT AND REGISTRAR

      The transfer agent and registrar for our common stock is Corporate Stock Transfer, 3200 Cherry Creek South Drive, Denver, CO 80209 (303-282-4800, facsimile 303-777-3094)

                                  LEGAL MATTERS

      The validity of the shares of common stock offered in this prospectus has been passed upon for us by Troutman Sanders LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174.

                                     EXPERTS

      Our financial statements appearing in this prospectus have been examined by the accounting firm of Williams & Webster, P.S., Certified Public Accountants, 601 West Riverside, Suite 1970, Spokane, Washington 99201. These financial statements are included in this Prospectus in reliance upon the said report, given upon such firm's authority as an expert in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed a registration statement on Form SB-2 with the SEC. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information with respect to Trend Mining Company and the shares of common stock offered hereby, please refer to the registration statement, including its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where the contract or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made. You may review a copy of the registration statement at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The registration statement can also be reviewed by accessing the SEC's Internet site at http://www.sec.gov. We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file periodic reports, proxy statements or information statements, and other information with the SEC. These reports can also be reviewed by accessing the SEC's Internet site.

      You should rely only on the information provided in this prospectus, any prospectus supplement or as part of the registration statement Filed on Form SB-2 of which this prospective is a part, as such registration statement is amended and in effect with the SEC. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents.

                          Index to Financial Statements

Unaudited Financial Statements for the three months ended December 31, 2004
       Balance Sheets as of December 31, 2004 and September 30, 2004 and 2003...................................F-2
       Statements of Operations and Comprehensive Loss for the three and three month periods ended December 31, 2004, 2003 and 2002...........................................F-3
       Statement of Stockholder's Equity........................................................................F-4
       Statements of Cash Flows for the three month periods ended December 31, 2004, 2003 and 2002.............F-10
       Notes to the Financial Statements.......................................................................F-12

Audited Financial Statements for the fiscal year ended September 30, 2004
       Independent Auditor's Report............................................................................F-16
       Balance Sheets as of September 30, 2004, 2003 and 2002..................................................F-17
       Statements of Operations and Comprehensive Loss for the years ended September 30, 2004, 2003 and 2002..............................................................................................F-18
       Statement of Stockholder's Equity.......................................................................F-19
       Statements of Cash Flows for the years ended September 30, 2004, 2003 and 2002..........................F-24
       Notes to the Financial Statements.......................................................................F-26

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                         Unaudited Financial Statements
                                December 31, 2004

                              TREND MINING COMPANY

FINANCIAL STATEMENTS

         Balance Sheets                                                    F-2

         Statements of Operations                                          F-3

         Statement of Stockholders' Equity (Deficit)                       F-4

         Statements of Cash Flows                                         F-10


CONDENSED NOTES TO THE FINANCIAL STATEMENTS                               F-12

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                                 BALANCE SHEETS

                                                                    December 31,
                                                                        2004        September 30,
                                                                    (unaudited)         2004
                                                                    ------------    ------------
ASSETS

CURRENT ASSETS
      Cash                                                          $    113,444    $      8,313
      Prepaid expenses                                                     1,153           2,948
                                                                    ------------    ------------
           TOTAL CURRENT ASSETS                                          114,597          11,261
                                                                    ------------    ------------

MINERAL PROPERTIES                                                            --              --
                                                                    ------------    ------------

PROPERTY AND EQUIPMENT, net of depreciation                                5,738           6,631
                                                                    ------------    ------------

TOTAL ASSETS                                                        $    120,335    $     17,892
                                                                    ============    ============

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
      Accounts payable                                              $    203,697    $    205,686
      Accrued expenses                                                    81,692          75,780
      Convertible bridge loan, current portion                            32,275              --
      Interest payable                                                   147,985         125,561
      Loans payable to related parties                                 1,032,857       1,032,857
                                                                    ------------    ------------
           TOTAL CURRENT LIABILITIES                                   1,498,506       1,439,884
                                                                    ------------    ------------

LONG-TERM LIABILITES
      Convertible bridge loan, net of debt discount                           --              --
                                                                    ------------    ------------
           TOTAL LONG-TERM LIABILITIES                                        --              --
                                                                    ------------    ------------


COMMITMENTS AND CONTINGENCIES                                                 --              --
                                                                    ------------    ------------

STOCKHOLDERS' DEFICIT
      Preferred stock,  $0.01 par value, 20,000,000 shares
           authorized; no shares issued and outstanding                       --              --
      Common stock,  $0.01 par value, 100,000,000
           shares authorized; 35,977,715 and
           35,967,715 shares issued and outstanding, respectively        359,777         359,677
      Additional paid-in capital                                       7,312,321       7,308,621
      Stock options and warrants                                       1,068,093         974,268
      Benefical conversion rights                                         77,158              --
      Pre-exploration stage accumulated deficit                         (558,504)       (558,504)
      Accumulated deficit during exploration stage                    (9,637,016)     (9,506,054)
                                                                    ------------    ------------
           TOTAL STOCKHOLDERS' DEFICIT                                (1,378,171)     (1,421,992)
                                                                    ------------    ------------

TOTAL LIABILITIES AND
      STOCKHOLDERS' DEFICIT                                         $    120,335    $     17,892
                                                                    ============    ============


The accompanying condensed notes are an integral part of these financial statements.

                             TREND MINING COMPANY
                         (An Exploration Stage Company)
                            STATEMENTS OF OPERATIONS

                                                                                            Period from
                                                                                           October 1, 1996
                                                                                            (Inception of
                                                            Three Months    Three Months  Exploration Stage)
                                                               Ended           Ended              to
                                                            December 31,    December 31,     December 31,
                                                                2004            2003             2004
                                                            (unaudited)     (unaudited)      (unaudited)
                                                            ------------    ------------    ------------
REVENUES                                                    $         --    $         --    $         --
                                                            ------------    ------------    ------------

EXPENSES
      Exploration expense                                         19,013              --              --
      General and administrative                                  40,910          67,180       2,619,058
      Officers and directors compensation                         29,992              --       1,689,182
      Legal and professional                                      11,511          22,797       1,417,390
      Depreciation                                                   892             689          52,768
                                                            ------------    ------------    ------------
           Total Expenses                                        102,318          90,666       5,778,398
                                                            ------------    ------------    ------------

OPERATING LOSS                                                  (102,318)        (90,666)     (5,778,398)
                                                            ------------    ------------    ------------

OTHER INCOME (EXPENSE)
      Dividend and interest income                                    --              --           6,398
      Gain (loss) on disposition and impairment of assets             --              --        (177,519)
      (Gain) loss on investment sales                                 --              --         (63,813)
      Gain on sale of internal securities                             --              --              --
      Financing expense                                               --              --      (1,135,113)
      Interest expense                                           (28,644)        (18,902)       (344,780)
      Miscellaneous income                                            --             256          26,757
      Forgiveness of debt                                             --              --         567,146
                                                            ------------    ------------    ------------
           Total Other Income (Expense)                          (28,644)        (18,646)     (1,120,924)
                                                            ------------    ------------    ------------

LOSS BEFORE INCOME TAXES                                        (130,962)       (109,312)     (9,637,016)

INCOME TAXES                                                          --              --              --
                                                            ------------    ------------    ------------
NET LOSS                                                        (130,962)       (109,312)     (9,637,016)
                                                            ------------    ------------    ------------

OTHER COMPREHENSIVE INCOME (LOSS)
      Change in market value of investments                           --         (15,900)          1,800
                                                            ------------    ------------    ------------

NET COMPREHENSIVE LOSS                                      $   (130,962)   $   (125,212)   $ (9,635,216)
                                                            ============    ============    ============


BASIC AND DILUTED NET LOSS PER SHARE                        $        nil    $        nil
                                                            ============    ============
WEIGHTED AVERAGE NUMBER OF
      COMMON SHARES OUTSTANDING                               35,974,382      33,229,085
                                                            ============    ============


The accompanying condensed notes are an integral part of these financial statements.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                      Common Stock
                                                               -----------------------   Additional      Stock
                                                                 Number                   Paid-in     Options and
                                                               of Shares      Amount      Capital       Warrants
                                                               ----------   ----------   ----------   ----------
Balance, October 1, 1996                                        1,754,242   $   17,542   $  663,218   $       --

Common stock issuances as follows:
      - for cash at $0.50 per share                               200,000        2,000       98,000           --
      - for payment of liabilities and expenses at $0.50
           per share                                               45,511          455       22,301           --

Net loss for the year ended September 30, 1997                         --           --           --           --
                                                               ----------   ----------   ----------   ----------

Balance, September 30, 1997                                     1,999,753       19,997      783,519           --

Issuance of common stock as follows:
      - for mineral property at $0.50 per share                   150,000        1,500       73,500           --
      - for lease termination at $0.50 per share                   12,000          120        5,880           --
      - for debt at $0.50 per share                                80,000          800       39,200           --
      - for cash at $0.20 per share                                 7,500           75        1,425           --
      - for compensation at $0.50 per share                         9,000           90        4,410           --

Issuance of stock options for financing activities                     --           --           --        2,659

Net loss for the year ended September 30, 1998                         --           --           --           --

Change in market value of investments                                  --           --           --           --
                                                               ----------   ----------   ----------   ----------

Balance, September 30, 1998                                     2,258,253   $   22,582   $  907,934   $    2,659
                                                               ----------   ----------   ----------   ----------

                                                                               Other
                                                              Accumulated  Comprehensive
                                                                 Deficit   Income (Loss)   Total
                                                               ----------   ----------   ----------
Balance, October 1, 1996                                       $ (558,504)  $       --   $  122,256

Common stock issuances as follows:
      - for cash at $0.50 per share                                    --           --      100,000
      - for payment of liabilities and expenses at $0.50
           per share                                                   --           --       22,756

Net loss for the year ended September 30, 1997                   (128,614)          --     (128,614)
                                                               ----------   ----------   ----------

Balance, September 30, 1997                                      (687,118)          --      116,398

Issuance of common stock as follows:
      - for mineral property at $0.50 per share                        --           --       75,000
      - for lease termination at $0.50 per share                       --           --        6,000
      - for debt at $0.50 per share                                    --           --       40,000
      - for cash at $0.20 per share                                    --           --        1,500
      - for compensation at $0.50 per share                            --           --        4,500


Issuance of stock options for financing activities                     --           --        2,659

Net loss for the year ended September 30, 1998                   (119,163)          --     (119,163)

Change in market value of investments                                  --      117,080      117,080
                                                               ----------   ----------   ----------

Balance, September 30, 1998                                    $ (806,281)  $  117,080   $  243,974
                                                               ----------   ----------   ----------


The accompanying condensed notes are an integral part of these financial statements.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                      Common Stock
                                                               -----------------------   Additional      Stock
                                                                 Number                   Paid-in     Options and
                                                               of Shares      Amount      Capital       Warrants
                                                               ----------   ----------   ----------   ----------
Balance, September 30, 1998                                     2,258,253   $   22,582   $  907,934   $    2,659

Common stock issuances as follows:
      - for cash at an average of $0.07 per share                 555,000        5,550       35,450           --
      - for prepaid expenses at $0.33 per share                    50,000          500       16,000           --
      - for consulting services at an average of
           $0.20 per share                                        839,122        8,391      158,761           --
      - for mineral property at $0.13 per share                   715,996        7,160       82,470           --
      - for officers' compensation at an average of
           $0.24 per share                                        300,430        3,004       70,522           --
      - for debt,  investment and expenses at $0.30 per share       9,210           92        2,671           --
      - for directors' compensation at an average of
           $0.25 per share                                         16,500          165        3,960           --
      - for rent at $0.25 per share                                 1,000           10          240           --
      - for equipment at $0.30 per share                          600,000        6,000      174,000           --

Net loss for the year ended  September 30, 1999                        --           --           --           --

Other comprehensive loss                                               --           --           --           --
                                                               ----------   ----------   ----------   ----------

Balance, September 30, 1999                                     5,345,511   $   53,454   $1,452,007   $    2,659
                                                               ----------   ----------   ----------   ----------

                                                                               Other
                                                              Accumulated  Comprehensive
                                                                 Deficit   Income (Loss)   Total
                                                               ----------   ----------   ----------
Balance, September 30, 1998                                    $ (806,281)  $  117,080   $  243,974

Common stock issuances as follows:
      - for cash at an average of $0.07 per share                      --           --       41,000
      - for prepaid expenses at $0.33 per share                        --           --       16,500
      - for consulting services at an average of
           $0.20 per share                                             --           --      167,152
      - for mineral property at $0.13 per share                        --           --       89,630
      - for officers' compensation at an average of
           $0.24 per share                                             --           --       73,526
      - for debt, investment and expenses at $0.30 per shar            --           --        2,763
      - for directors' compensation at an average of
           $0.25 per share                                             --           --        4,125
      - for rent at $0.25 per share                                    --           --          250
      - for equipment at $0.30 per share                               --           --      180,000


Net loss for the year ended  September 30, 1999                  (716,759)          --     (716,759)

Other comprehensive loss                                               --      (79,179)     (79,179)
                                                               ----------   ----------   ----------

Balance, September 30, 1999                                    $(1,523,040) $   37,901   $   22,982
                                                               ----------   ----------   ----------


The accompanying condensed notes are an integral part of these financial statements.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                      Common Stock
                                                               -----------------------   Additional      Stock
                                                                 Number                   Paid-in     Options and
                                                               of Shares      Amount      Capital       Warrants
                                                               ----------   ----------   ----------   ----------
Balance, September 30, 1999                                     5,345,511   $   53,454   $1,452,007   $    2,659

Common stock and option issuances as follows:
      - for employee, officer and director
      compensation at an average of
      $0.61 per share                                             231,361        2,314      140,446       15,820
      - for officers' and directors' compensation
      at an average of $1.19 per share                             11,500          115       13,615           --
      - for services at an average of $0.47 per share             530,177        5,302      246,333           --
      - for mineral property at $0.89 per share                 1,000,000        1,000       88,000           --
      - for investments at $0.33 per share                        200,000        2,000       64,000           --
      - for cash at $0.08 per share                               456,247        4,562       28,969           --
      - for cash, options and warrants                            100,000       10,000        2,414       87,586
      - for incentive fees at $0.33 per share                      65,285          653       20,891           --
      - for deferred mineral property acquisition
      costs at $0.13 per share                                    129,938        1,299       14,943           --
      - for modification of stockholder agreement
      at $0.60 per share                                          200,000        2,000      118,000       30,000
      - for modification of stockholder agreement                      --           --        4,262       10,379
      -from exercise of options at $0.12 per share              9,962,762       99,628    1,103,016      (37,524)

Cash received for the issuance of common stock
      warrants for 7,979,761 shares of stock                           --           --           --       10,000

Miscellaneous common stock adjustments                                 (5)          --           --           --

Net loss for the year ended  September 30, 2000                        --           --           --           --

Other comprehensive income (loss)                                      --           --           --           --
                                                               ----------   ----------   ----------   ----------
Balance, September 30, 2000                                    18,232,776   $  182,327   $3,296,897   $  118,920
                                                               ----------   ----------   ----------   ----------

                                                                               Other
                                                              Accumulated  Comprehensive
                                                                 Deficit   Income (Loss)   Total
                                                               ----------   ----------   ----------
Balance, September 30, 1999                                   $(1,523,040)  $   37,901   $   22,982

Common stock and option issuances as follows:
      - for employee, officer and director
      compensation at an average of
      $0.61 per share                                                  --           --      158,580
      - for officers' and directors' compensation
      at an average of $1.19 per share                                 --           --       13,730
      - for services at an average of $0.47 per share                  --           --      251,635
      - for mineral property at $0.89 per share                        --           --       89,000
      - for investments at $0.33 per share                             --           --       66,000
      - for cash at $0.08 per share                                    --           --       33,531
      - for cash, options and warrants                                 --           --      100,000
      - for incentive fees at $0.33 per share                          --           --       21,544
      - for deferred mineral property acquisition
      costs at $0.13 per share                                         --           --       16,242
      - for modification of stockholder agreement
      at $0.60 per share                                               --           --      150,000
      - for modification of stockholder agreement                      --           --       14,641
      -from exercise of options at $0.12 per share                     --           --    1,165,120

Cash received for the issuance of common stock
      warrants for 7,979,761 shares of stock                           --           --       10,000


Miscellaneous common stock adjustments                                 --           --           --


Net loss for the year ended  September 30, 2000                (2,186,541)          --   (2,186,541)

Other comprehensive income (loss)                                      --      (38,314)     (38,314)
                                                               ----------   ----------   ----------
Balance, September 30, 2000                                   $(3,709,581)  $     (413)  $ (111,850)
                                                               ----------   ----------   ----------


The accompanying condensed notes are an integral part of these financial statements.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                      Common Stock
                                                               -----------------------   Additional      Stock
                                                                 Number                   Paid-in     Options and
                                                               of Shares      Amount      Capital       Warrants
                                                               ----------   ----------   ----------   ----------
Balance, September 30, 2000                                    18,232,776   $  182,327   $3,296,897   $  118,920

Common stock and option issuances as follows:
       - for cash of $1.00 per share                              192,000        1,920      190,080           --
       - for cash and consulting services from
            options for $0.39 per share                            33,333          333       12,737       (3,070)
       - for services at an average of $0.92 per share             13,700          137       12,463           --
       - for officer and employee compensation at
            $1.13 per share                                         5,200           52        5,828           --
       - for payment of accrued officer's compensation
            at $1.35 per share                                     10,000          100       13,400           --
       - for consulting services at an ave
            of $0.77 per share                                     45,461          455       34,247           --
       - for directors' compensation at $0.85 per share            75,000          750       63,000           --
       - for modification of contract at $0.78 per share            3,000           30        2,310           --
       - for interest payment on contract
            at an average of $0.80 per share                       10,000          100        7,900           --
       - for mineral property expenses at $0.85 per share           1,000           10          840           --
       - for debt at $1.00 per share                              134,500        1,345      133,155           --

Options issued to officers, directors and
  employees for services                                               --           --           --      354,000

Warrants issued as follows:
       - for consulting services                                       --           --           --      170,521
       - for loan agreements                                           --           --           --      141,547
       - for extension of exercise period
            on outstanding warrants                                    --           --           --      608,058

Net loss for the year ended September 30, 2001                         --           --           --           --

Other comprehensive income                                             --           --           --           --
                                                               ----------   ----------   ----------   ----------
Balance, September 30, 2001                                    18,755,970   $  187,559   $3,772,856   $1,389,976
                                                               ----------   ----------   ----------   ----------

                                                               Beneficial                  Other
                                                               Conversion   Accumulated  Comprehensive
                                                                 Rights       Deficit    Income (Loss)   Total
                                                               ----------   ----------   ----------   ----------
Balance, September 30, 2000                                    $       --  $(3,709,581)  $     (413)  $ (111,850)

Common stock and option issuances as follows:
       - for cash of $1.00 per share                                   --           --           --      192,000
       - for cash and consulting services from
            options for $0.39 per share                                --           --           --       10,000
       - for services at an average of $0.92 per share                 --           --           --       12,600
       - for officer and employee compensation at
            $1.13 per share                                            --           --           --        5,880
       - for payment of accrued officer's compensation
            at $1.35 per share                                         --           --           --       13,500
       - for consulting services at an ave
            of $0.77 per share                                         --           --           --       34,702
       - for directors' compensation at $0.85 per share                --           --           --       63,750
       - for modification of contract at $0.78 per share               --           --           --        2,340
       - for interest payment on contract
            at an average of $0.80 per share                           --           --           --        8,000
       - for mineral property expenses at $0.85 per share              --           --           --          850
       - for debt at $1.00 per share                                   --           --           --      134,500

Options issued to officers, directors and
  employees for services                                               --           --           --      354,000


Warrants issued as follows:
       - for consulting services                                       --           --           --      170,521
       - for loan agreements                                           --           --           --      141,547
       - for extension of exercise period
            on outstanding warrants                                    --           --           --      608,058

Net loss for the year ended September 30, 2001                         --   (3,437,354)          --   (3,437,354)

Other comprehensive income                                             --           --          413          413
                                                               ----------   ----------   ----------   ----------
Balance, September 30, 2001                                    $       --  $(7,146,935)  $       --  $(1,796,543)
                                                               ----------   ----------   ----------   ----------


The accompanying condensed notes are an integral part of these financial statements.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                      Common Stock
                                                               -----------------------   Additional      Stock
                                                                 Number                   Paid-in     Options and
                                                               of Shares      Amount      Capital       Warrants
                                                               ----------   ----------   ----------   ----------
Balance, September 30, 2001                                    18,755,970   $  187,559   $3,772,856   $1,389,976

Common stock issuances as follows:
       - for cash at $0.10 per share                            2,500,000       25,000      225,000           --
       - for a note payable at $1.00 per share                     25,000          250       24,750           --
       - for consulting fees payable at $0.55 per share            12,536          126        6,769           --
       - for mineral properties at $0.70 per share              1,100,000       11,000      759,000           --
       - for services at an average of $0.49 per share            112,500        1,125       53,625           --
       - for financing expense at an average
           of $0.44 per share                                      82,429          824       35,369           --

Options issued to officers, directors and
  employees for services                                               --           --           --       29,528

Warrants issued as follows:                                            --
       - for loan agreements                                           --           --           --       55,352

Expiration of stock options and warrants                               --           --       91,814      (91,814)

Interest expense forgiven by shareholders                              --           --       42,950           --

Net loss for the year ended September 30, 2002                         --           --           --           --
                                                               ----------   ----------   ----------   ----------
Balance, September 30, 2002                                    22,588,435      225,884    5,012,133    1,383,042

Common stock issuances as follows:
       - miscellaneous common stock adjustment                     29,555          296           --           --
       - for cash at $0.10 per share                            5,500,000       55,000      495,000           --
       - for consulting services at an average
           of $0.15 per share                                   1,763,779       17,638      243,362           --
       - for loans payable at an average of $0.10 per share       369,160        3,692       33,225           --
       - for prior period services at an average
           of $.13 per share                                      245,000        2,450       30,550           --
       - for investments at $0.21 per share                       450,000        4,500       88,668           --
       - to officers and directors for services
           at $.10 per share                                    1,423,156       14,231      129,025           --
       - penalty shares at $.26 per share                         860,000        8,600      215,000           --

Change in market value of investments                                  --           --           --           --

Net loss for the year ended September 30, 2003                         --           --           --           --
                                                               ----------   ----------   ----------   ----------
Balance, September 30, 2003                                    33,229,085   $  332,291   $6,246,963   $1,383,042
                                                               ----------   ----------   ----------   ----------

                                                               Beneficial                  Other
                                                               Conversion   Accumulated  Comprehensive
                                                                 Rights       Deficit    Income (Loss)   Total
                                                               ----------   ----------   ----------   ----------
Balance, September 30, 2001                                    $       --  $(7,146,935)  $       --  $(1,796,543)

Common stock issuances as follows:
       - for cash at $0.10 per share                                   --           --           --      250,000
       - for a note payable at $1.00 per share                         --           --           --       25,000
       - for consulting fees payable at $0.55 per share                --           --           --        6,895
       - for mineral properties at $0.70 per share                     --           --           --      770,000
       - for services at an average of $0.49 per share                 --           --           --       54,750
       - for financing expense at an average
           of $0.44 per share                                          --           --           --       36,193

Options issued to officers, directors and
  employees for services                                               --           --           --       29,528

Warrants issued as follows:
       - for loan agreements                                           --           --           --       55,352

Expiration of stock options and warrants                               --           --           --           --

Interest expense forgiven by shareholders                              --           --           --       42,950

Net loss for the year ended September 30, 2002                         --   (1,168,171)          --   (1,168,171)
                                                               ----------   ----------   ----------   ----------
Balance, September 30, 2002                                            --   (8,315,106)          --   (1,694,046)


Common stock issuances as follows:
       - miscellaneous common stock adjustment                         --           --           --          296
       - for cash at $0.10 per share                                   --           --           --      550,000
       - for consulting services at an average
           of $0.15 per share                                          --           --           --      261,000
       - for loans payable at an average of $0.10 per share            --           --           --       36,917
       - for prior period services at an average
           of $.13 per share                                           --           --           --       33,000
       - for investments at $0.21 per share                            --           --           --       93,168
       - to officers and directors for services
           at $.10 per share                                           --           --           --      143,256
       - penalty shares at $.26 per share                              --           --           --      223,600

Change in market value of investments                                  --           --        1,800        1,800

Net loss for the year ended September 30, 2003                         --     (966,958)          --     (966,958)
                                                               ----------   ----------   ----------   ----------
Balance, September 30, 2003                                    $       --  $(9,282,064)  $    1,800  $(1,317,968)
                                                               ----------   ----------   ----------   ----------


The accompanying condensed notes are an integral part of these financial statements.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                      Common Stock
                                                               -----------------------   Additional      Stock
                                                                 Number                   Paid-in     Options and
                                                               of Shares      Amount      Capital       Warrants
                                                               ----------   ----------   ----------   ----------
Balance, September 30, 2003                                    33,229,085   $  332,291   $6,246,963   $1,383,042


Common stock issuances as follows:
       - for cash at $0.20 per share                            1,675,000       16,750      318,250           --
       - for consulting services at an average
           of $0.35 per share                                     162,500        1,625       54,800           --
       - for accounts payable at an average
           of $.24 per share                                      626,130        6,261      144,584           --
       - for investments at $0.20 per share                       125,000        1,250       23,750           --
       - to officers and directors for services
           at $.12 per share                                      150,000        1,500       16,500           --

Expired options & warrants                                             --           --      503,774     (503,774)

Options issued to officers and directors for services                  --           --           --       95,000

Change in market value of investments                                  --           --           --           --

Net loss for the year ended September 30, 2004                         --           --           --           --
                                                               ----------   ----------   ----------   ----------
Balance, September 30, 2004                                    35,967,715   $  359,677   $7,308,621   $  974,268
                                                               ==========   ==========   ==========   ==========

Common stock issuances as follows:
       - for accounts payable at an average
           of $.38 per share                                       10,000          100        3,700           --
       - for class A warrants at $0.15 per share                       --           --           --       51,577
       - for class B warrants at $0.10 per share                       --           --           --       42,248
       - for beneficial conversion rights
           at $0.19 per share                                          --           --           --           --

Net loss for the period ended December 31, 2004                        --           --           --           --
                                                               ----------   ----------   ----------   ----------
Balance, December 31, 2004                                     35,977,715   $  359,777   $7,312,321   $1,068,093
                                                               ==========   ==========   ==========   ==========

                                                               Beneficial                  Other
                                                               Conversion   Accumulated  Comprehensive
                                                                 Rights      Deficit     Income (Loss)   Total
                                                               ----------   ----------   ----------   ----------
Balance, September 30, 2003                                            --  $(9,282,064)  $    1,800  $(1,317,968)

Common stock issuances as follows:
       - for cash at $0.20 per share                                   --           --           --      335,000
       - for consulting services at an average
           of $0.35 per share                                          --           --           --       56,425
       - for accounts payable at an average
           of $.24 per share                                           --           --           --      150,845
       - for investments at $0.20 per share                            --           --           --       25,000
       - to officers and directors for services
           at $.12 per share                                           --           --           --       18,000

Expired options & warrants                                             --           --           --           --

Options issued to officers and directors for services                  --           --           --       95,000

Change in market value of investments                                  --           --       (1,800)      (1,800)

Net loss for the year ended September 30, 2004                         --     (782,494)          --     (782,494)
                                                               ----------   ----------   ----------   ----------
Balance, September 30, 2004                                    $       -- $(10,064,558)  $       --  $(1,421,992)
                                                               ==========   ==========   ==========   ==========

Common stock issuances as follows:
       - for accounts payable at an average
           of $.38 per share                                           --           --           --        3,800
       - for class A warrants at $0.15 per share                       --           --           --       51,577
       - for class B warrants at $0.10 per share                       --           --           --       42,248
       - for beneficial conversion rights
           at $0.19 per share                                      77,158           --           --       77,158

Net loss for the period ended December 31, 2004                        --     (130,962)          --     (130,962)
                                                               ----------   ----------   ----------   ----------
Balance, December 31, 2004                                     $   77,158 $(10,195,520)  $       --  $(1,378,171)
                                                               ==========   ==========   ==========   ==========


The accompanying condensed notes are an integral part of these financial statements.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                                                  Period from
                                                                                                October 1, 1996
                                                                                                 (Inception of
                                                                  Three Months    Three Months  Exploration Stage)
                                                                     Ended           Ended             to
                                                                  December 31,    December 31,    December 31,
                                                                     2004            2003             2004
                                                                  (unaudited)     (unaudited)     (unaudited)
                                                                  ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                       $   (130,962)   $   (109,312)   $ (9,637,016)
   Adjustments to reconcile net loss to net cash
    used by operating activities:
     Depreciation                                                          892             689          52,768
     Amortization of debt discount                                       6,220              --           6,220
     Loss on investment sales                                               --              --          68,969
     Gain on sales of internal securities                                   --              --        (210,194)
     Loss on disposition and impairment of assets                           --              --         185,891
     Gain on sale of mineral property claims for securities                 --              --            (500)
     Gain on trade-in of property and equipment                             --              --          (7,872)
     Gain on settlement of vendor account                                   --              --        (138,766)
     Interest expense forgiven by related parties                           --              --          20,848
     Common stock issued for services and expenses                          --              --         983,974
     Common stock issued for payables and accrued expenses                  --              --         219,657
     Common stock and options issued as compensation                        --              --         977,375
     Stock options and warrants issued for financing activities             --              --         822,257
   Gain on sale of internal securities
     Common stock issued for investments                                    --              --         160,168
     Common stock and warrants issued to acquire mineral
     property options                                                       --              --       1,114,873
     Warrants issued for consulting fees                                    --              --         170,521
     Common stock issued for incentive fees                                 --              --          21,544
     Investment traded for services                                         --              --          45,939
   Changes in assets and liabilities:
     Prepaid expenses and inventory                                      1,796              --           2,653
     Accounts payable                                                    1,811          10,040         250,268
     Accounts payable - checks in excess of bank balance                    --          (3,297)              7
     Accrued expenses                                                    5,912          46,227           7,507
     Interest payable                                                   22,424          18,903         121,927
                                                                  ------------    ------------    ------------
   Net cash used by operating activities                               (91,907)        (36,750)     (4,760,982)
                                                                  ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of equipment                                        --              --          35,126
     Purchase of fixed assets                                               --              --          (4,358)
     Proceeds from sales of mineral property                                --              --          20,000
     Purchase of furniture and equipment                                    --              --         (41,695)
     Proceeds from investments sold                                         --              --         183,161
                                                                  ------------    ------------    ------------
   Net cash provided by investing activities                                --              --         192,234
                                                                  ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Payments on notes payable and short-term borrowings                    --              --        (124,556)
     Proceeds from internal securities sale                                 --              --         210,194
     Sale of warrants for common stock                                      --              --          10,000
     Proceeds from short-term borrowings                               197,038          40,000       1,666,195
     Proceeds from long-term borrowings                                     --              --              --
     Sale of common stock, subscriptions
     and exercise of options                                                --              --       2,693,151
     Issuance of penalty shares                                             --              --         223,600
     Issuance of warrants                                                   --              --              --
     Issuance of beneficial conversion rights                               --              --              --
                                                                  ------------    ------------    ------------
   Net cash provided by financing activities                           197,038          40,000       4,678,584
                                                                  ------------    ------------    ------------

NET INCREASE IN CASH                                                   105,131           3,250         109,837

CASH, BEGINNING OF PERIOD                                                8,313           2,558           3,607
                                                                  ------------    ------------    ------------

CASH, END OF PERIOD                                               $    113,444    $      5,808    $    113,444
                                                                  ============    ============    ============


The accompanying condensed notes are an integral part of these financial statements.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                                                  Period from
                                                                                                October 1, 1996
                                                                                                 (Inception of
                                                                  Three Months    Three Months  Exploration Stage)
                                                                     Ended           Ended             to
                                                                  December 31,    December 31,    December 31,
                                                                     2004            2003             2004
                                                                  (unaudited)     (unaudited)     (unaudited)
                                                                  ------------    ------------    ------------
SUPPLEMENTAL CASH FLOW INFORMATION:
   Interest paid                                                  $         --    $         --    $         --
   Income taxes paid                                              $         --    $         --    $         --

NON-CASH FINANCING AND INVESTING ACTIVITIES:
   Common stock and warrants issued to acquire
   mineral properties                                             $         --    $         --    $    344,873
   Common stock issued to acquire mineral property                $         --    $         --    $    845,000
   Common stock issued for acquisition of
   mining equipment                                               $         --    $         --    $    180,000
   Common stock issued for services and expenses                  $         --    $         --    $    983,974
   Common stock issued for investment                             $         --    $         --    $    185,168
   Common stock issued for payables and accrued expenses          $      3,800    $         --    $    223,457
   Common stock issued for incentive fees                         $         --    $         --    $     21,544
   Common stock and options issued as compensation                $         --    $         --    $    977,375
   Stock options and warrants issued for financing activities     $     93,825    $         --    $    916,082
   Beneficial conversion rights on convertible debt               $     77,158    $         --    $     77,158
   Warrants issued for consulting fees                            $         --    $         --    $    170,521
   Deferred acquisition costs on mining property                  $         --    $         --    $     46,242
   Purchase of equipment with financing agreement                 $         --    $         --    $     21,814
   Investments received for mineral property                      $         --    $         --    $      5,500
   Investments traded for services                                $         --    $         --    $     45,939
   Equipment for loans payable                                    $         --    $         --    $      4,500


The accompanying condensed notes are an integral part of these financial statements.

TREND MINING COMPANY
(An Exploration Stage Company)
CONDENSED NOTES TO THE FINANCIAL STATEMENTS
December 31, 2004
--------------------------------------------------------------------------------
NOTE 1 - BASIS OF PRESENTATION OF UNAUDITED INTERIM FINANCIAL INFORMATION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with instructions to Form 10-QSB pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States of America for complete financial statements.

The accompanying financial statements should be read in conjunction with the audited financial statements of the Company included in the Company's September 30, 2004 Annual Report on Form 10-KSB.

In the opinion of management, all adjustments, consisting only of normal recurring accruals considered necessary for a fair presentation, have been included. The results of operations for the three-month period ended December 31, 2004 are not necessarily representative of operating results to be expected for the entire fiscal year.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. The financial statements and notes rely on the integrity and objectivity of the Company's management. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Going Concern

As shown in the accompanying financial statements, the Company has limited cash, has negative working capital, has no revenues, and has an accumulated deficit of $10,195,520. These factors indicate that the Company may be unable to continue in existence in the absence of receiving additional funding. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence. The Company is actively seeking additional capital. In addition to its operating expenses which average approximately $40,000 per month, management's plans for the next twelve months include approximately $600,000 of cash expenditures for exploration activity on the Lake Owen, Peter Lake, and new Stillwater properties.

TREND MINING COMPANY
(An Exploration Stage Company)
CONDENSED NOTES TO THE FINANCIAL STATEMENTS
December 31, 2004
--------------------------------------------------------------------------------
Going Concern (continued)

The Company's management believes that it will generate sufficient cash from a public or private debt or equity financing in order for the Company to continue to operate based on current expense projections. However, management is unable to provide assurances that it will be successful in obtaining sufficient sources of capital. See Note 5.

Reclassification

Certain amounts from prior periods have been reclassified to conform to the current period presentation. These reclassifications have not resulted in any changes to the Company's accumulated deficit or net losses presented.

NOTE 3 - RELATED PARTY TRANSACTIONS

Notes Payable - Related Parties

The following summarizes activity of loan amounts due to related parties (all of which are unsecured) since September 30, 2004:

      Notes Payable as of September 30, 2004                  $  1,032,857
      Additions                                                         --
      Repayments                                                        --
                                                              ------------
      Notes Payable as of December 31, 2004                   $  1,032,857
                                                              ============

NOTE 4 - CONVERTIBLE BRIDGE LOANS

2004 Convertible Bridge Loans

On December 8, 2004, the Company sold, in anticipation of a larger subsequent offering (see Note 5), three year notes in the amount of $250,000 which are convertible into common shares of the Company at the rate of one share for each $0.30 of principal and interest. In addition, the note holders received warrants which allow them to purchase an additional 750,000 common shares of the company at varying prices between $0.25 and $0.50 per share. The fair value of the warrants was estimated using the Black Scholes Option Price Calculation. The following assumptions were made to value the warrants: strike prices of $0.25 and $0.50, risk free interest rate of 5%, expected lives of one to five years, and expected volatility of 78% with no dividends expected to be issued. The value of the warrants totaled $93,825 at the issuance date and are recorded on the balance sheet as a debt discount. Additionally, the conversion feature of the notes resulted in a beneficial conversion amount of $77,158.

Following guidance provided by EITF 00-27 the Company allocated proceeds first to the warrants granted the note holders. The value of the warrants and the beneficial conversion feature are recorded on the balance sheet as a debt discount and as an increase to shareholders equity. The discounts are being amortized over three years, the life of the loan. The Company paid financing fees of approximately $53,000 in connection with the offering; these fees are being amortized over three years, the life of the loan.

TREND MINING COMPANY
(An Exploration Stage Company)
CONDENSED NOTES TO THE FINANCIAL STATEMENTS
December 31, 2004
--------------------------------------------------------------------------------
As of December 31, 2004, the Company is showing the principal value of the debt, less the unamortized debt discounts of approximately $217,700 as the current portion of the debt. The Company has accrued approximately $1,600 of accrued interest related to these notes as of December 31, 2004.

NOTE 5 - SUBSEQUENT EVENT

2005 - Convertible Debt

In January 2005, the Company completed a private placement of secured, convertible promissory notes in the amount of $1,300,000. This offering retired, replaces and supersedes the terms of the $250,000 offering of December 8, 2004. As part of this offering, the Company issued promissory notes ("Notes") due on January 28, 2008, bearing interest at a rate per annum equal to the "prime rate," plus 3% percent but not less than 10%, with principal and interest payable monthly starting June 1, 2005. The promissory notes are convertible into shares of the Company's common stock at a rate of one share for each $0.30 of principal and interest outstanding. Additionally the Company issued two series of warrants (Class A and Class B) with the promissory notes. The Class A warrants allow for the purchase of up to 1,733,333 shares of the Company's common stock at an exercise price of $0.50 per share and Class B warrants allow for the purchase of up to 2,166,667 shares of common stock at an exercise price of $0.25 per share. The Class A warrants have a maturity of five years and the Class B warrants expire 180 days after the Company files a registration statement registering the shares issuable upon conversion of the notes and exercise of the warrants.

Aurora Metals Limited Joint Venture

In January 2005, Trend announced that it signed a Letter of Intent to form a 50-50 joint venture with Aurora Metals Limited ("Aurora"). The agreement provides, that Trend will explore for platinum group metals on portions of an Aurora claim known as the "Stillwater intrusive complex in Montana." Trend will be the operator during the exploration stage and will earn 50% in the project by spending $2 million over next 5 years. Additionally, Trend must issue 50,000 shares of it's common stock on commencement of the agreement; 20,000 shares and $20,000 in the first year, and $20,000 in cash or stock each year thereafter until it has spent the agreed upon sum of $2 million, at which time the 50-50 joint venture will be formed.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                          Audited Financial Statements
                               September 30, 2004

                              TREND MINING COMPANY

REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM                                                             F-16


FINANCIAL STATEMENTS

         Balance Sheets                                                     F-17

         Statements of Operations and Comprehensive Loss                    F-18

         Statement of Stockholders' Equity (Deficit)                        F-19

         Statements of Cash Flows                                           F-24

NOTES TO THE FINANCIAL STATEMENTS                                           F-26

Board of Directors
Trend Mining Company
Littleton, Colorado

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Trend Mining Company (an exploration stage company) as of September 30, 2004 and 2003, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended and for the period from October 1, 1996 (inception of exploration stage) to September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trend Mining Company as of September 30, 2004 and 2003 and the results of its operations, stockholders' equity (deficit) and its cash flows for the years then ended, and for the period from October 1, 1996 (inception of exploration stage) to September 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. Management's plans regarding the resolution of this issue are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
January 3, 2005

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                                 BALANCE SHEETS

                                                                            September 30,   September 30,
                                                                                2004            2003
                                                                            ------------    ------------
ASSETS

CURRENT ASSETS
      Cash                                                                        $8,313          $2,558
      Prepaid expenses                                                             2,948              --
                                                                            ------------    ------------
           Total Current Assets                                                   11,261           2,558
                                                                            ------------    ------------

MINERAL PROPERTIES                                                                    --              --

PROPERTY AND EQUIPMENT, net of depreciation                                        6,631           5,172

OTHER ASSETS
      Investments                                                                     --          57,300
                                                                            ------------    ------------

TOTAL ASSETS                                                                     $17,892         $65,030
                                                                            ============    ============

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
      Accounts payable                                                          $205,686        $146,419
      Accounts payable - checks in excess of bank balance                             --           3,297
      Accrued expenses                                                            75,780              --
      Interest payable                                                           125,561         135,425
      Notes payable to related parties                                         1,032,857       1,097,857
                                                                            ------------    ------------
           TOTAL CURRENT LIABILITIES                                           1,439,884       1,382,998
                                                                            ------------    ------------


COMMITMENTS AND CONTINGENCIES                                                         --              --

STOCKHOLDERS' DEFICIT
      Preferred stock,  $0.01 par value, 20,000,000 shares
           authorized; 0 and 1 share issued and outstanding, respectively             --              --
      Common stock,  $0.01 par value, 100,000,000
           shares authorized; 35,967,715 and
           33,229,085 shares issued and outstanding, respectively                359,677         332,291
      Additional paid-in capital                                               7,308,621       6,246,963
      Stock options and warrants                                                 974,268       1,383,042
      Pre-exploration stage accumulated deficit                                 (558,504)       (558,504)
      Accumulated deficit during exploration stage                            (9,506,054)     (8,723,560)
      Other comprehensive income                                                      --           1,800
                                                                            ------------    ------------
           TOTAL STOCKHOLDERS' DEFICIT                                        (1,421,992)     (1,317,968)
                                                                            ------------    ------------

TOTAL LIABILITIES AND
      STOCKHOLDERS' DEFICIT                                                      $17,892         $65,030
                                                                            ============    ============


   The accompanying notes are an integral part of these financial statements.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                 STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                                                                                            Period from
                                                                                          October 1, 1996
                                                                                           (Inception of
                                                                                         Exploration Stage)
                                                             Year Ended      Year Ended          to
                                                            September 30,   September 30,   September 30,
                                                                2004            2003            2004
                                                            ------------    ------------    ------------
REVENUES                                                             $--             $--             $--
                                                            ------------    ------------    ------------

EXPENSES
      Exploration expense                                         19,809         144,279       2,928,875
      General and administrative                                 314,159         468,098       2,578,148
      Officers and directors compensation                        273,794         143,256       1,659,190
      Legal and professional                                     268,101          48,506       1,405,879
      Depreciation                                                 2,900          10,590          51,876
                                                            ------------    ------------    ------------
           Total Expenses                                        878,763         814,728       8,623,968
                                                            ------------    ------------    ------------

OPERATING LOSS                                                  (878,763)       (814,728)     (8,623,968)
                                                            ------------    ------------    ------------

OTHER INCOME (EXPENSE)
      Dividend and interest income                                    --              --           6,398
      Gain (loss) on disposition and impairment of assets             --           2,335        (177,519)
      Gain (loss) on investment sales                            (40,733)         30,692         (63,813)
      Gain on sale of internal securites                         210,194              --         210,194
      Financing expense                                               --        (223,600)     (1,135,113)
      Interest expense                                           (92,322)        (84,010)       (316,136)
      Other income                                                16,412              --          26,757
      Forgiveness of debt                                          2,718         122,354         567,146
                                                            ------------    ------------    ------------
           Total Other Income (Expense)                           96,269        (152,229)       (882,086)
                                                            ------------    ------------    ------------

LOSS BEFORE INCOME TAXES                                        (782,494)       (966,957)     (9,506,054)

INCOME TAXES                                                          --              --              --

                                                            ------------    ------------    ------------
NET LOSS                                                        (782,494)       (966,958)     (9,506,054)
                                                            ------------    ------------    ------------

OTHER COMPREHENSIVE INCOME
      Change in market value of investments                           --           1,800           1,800
                                                            ------------    ------------    ------------

NET COMPREHENSIVE LOSS                                         $(782,494)      $(965,158)    $(9,504,254)
                                                            ============    ============    ============


BASIC AND DILUTED NET LOSS PER SHARE                              $(0.02)         $(0.03)
                                                            ============    ============

WEIGHTED AVERAGE NUMBER OF
      COMMON SHARES OUTSTANDING                               34,187,607      28,928,582
                                                            ============    ============


   The accompanying notes are an integral part of these financial statements.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                  STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                       Common Stock
                                                                -------------------------   Additional      Stock
                                                                  Number                      Paid-in     Options and
                                                                 of Shares      Amount        Capital      Warrants
                                                                -----------   -----------   -----------   -----------
Balance, October 1, 1996                                          1,754,242       $17,542      $663,218           $--

Common stock issuances as follows:
      - for cash at $0.50 per share                                 200,000         2,000        98,000            --
      - for payment of liabilities and expenses at $0.50
          per share                                                  45,511           455        22,301            --

Net loss for the year ended September 30, 1997                           --            --            --            --
                                                                -----------   -----------   -----------   -----------
Balance, September 30, 1997                                       1,999,753        19,997       783,519            --

Issuance of common stock as follows:
      - for mineral property at $0.50 per share                     150,000         1,500        73,500            --
      - for lease termination at $0.50 per share                     12,000           120         5,880            --
      - for debt at $0.50 per share                                  80,000           800        39,200            --
      - for cash at $0.20 per share                                   7,500            75         1,425            --
      - for compensation at $0.50 per share                           9,000            90         4,410            --

Issuance of stock options for financing activities                       --            --            --         2,659

Net loss for the year ended September 30, 1998                           --            --            --            --

Change in market value of investments                                    --            --            --            --
                                                                -----------   -----------   -----------   -----------
Balance, September 30, 1998                                       2,258,253        22,582       907,934         2,659

Common stock issuances as follows:
      - for cash at an average of $0.07 per share                   555,000         5,550        35,450            --
      - for prepaid expenses at $0.33 per share                      50,000           500        16,000            --
      - for consulting services at an average of
          $0.20 per share                                           839,122         8,391       158,761            --
      - for mineral property at $0.13 per share                     715,996         7,160        82,470            --
      - for officers' compensation at an average of
          $0.24 per share                                           300,430         3,004        70,522            --
      - for debt,  investment and expenses at $0.30 per share         9,210            92         2,671            --
      - for directors' compensation at an average of
          $0.25 per share                                            16,500           165         3,960            --
      - for rent at $0.25 per share                                   1,000            10           240            --
      - for equipment at $0.30 per share                            600,000         6,000       174,000            --

Net loss for the year ended  September 30, 1999                          --            --            --            --

Other comprehensive loss                                                 --            --            --            --
                                                                -----------   -----------   -----------   -----------
Balance, September 30, 1999                                       5,345,511       $53,454    $1,452,007        $2,659
                                                                -----------   -----------   -----------   -----------

                                                                                Other
                                                                Accumulated  Comprehensive
                                                                  Deficit    Income (Loss)     Total
                                                                -----------   -----------   -----------
Balance, October 1, 1996                                          $(558,504)          $--      $122,256

Common stock issuances as follows:
      - for cash at $0.50 per share                                      --            --       100,000
      - for payment of liabilities and expenses at $0.50
          per share                                                      --            --        22,756

Net loss for the year ended September 30, 1997                     (128,614)           --      (128,614)
                                                                -----------   -----------   -----------
Balance, September 30, 1997                                        (687,118)           --       116,398

Issuance of common stock as follows:
      - for mineral property at $0.50 per share                          --            --        75,000
      - for lease termination at $0.50 per share                         --            --         6,000
      - for debt at $0.50 per share                                      --            --        40,000
      - for cash at $0.20 per share                                      --            --         1,500
      - for compensation at $0.50 per share                              --            --         4,500

Issuance of stock options for financing activities                       --            --         2,659

Net loss for the year ended September 30, 1998                     (119,163)           --      (119,163)

Change in market value of investments                                    --       117,080       117,080
                                                                -----------   -----------   -----------
Balance, September 30, 1998                                        (806,281)      117,080       243,974

Common stock issuances as follows:
      - for cash at an average of $0.07 per share                        --            --        41,000
      - for prepaid expenses at $0.33 per share                          --            --        16,500
      - for consulting services at an average of
          $0.20 per share                                                --            --       167,152
      - for mineral property at $0.13 per share                          --            --        89,630
      - for officers' compensation at an average of
          $0.24 per share                                                --            --        73,526
      - for debt,  investment and expenses at $0.30 per share            --            --         2,763
      - for directors' compensation at an average of
          $0.25 per share                                                --            --         4,125
      - for rent at $0.25 per share                                      --            --           250
      - for equipment at $0.30 per share                                 --            --       180,000


Net loss for the year ended  September 30, 1999                    (716,759)           --      (716,759)

Other comprehensive loss                                                 --       (79,179)      (79,179)
                                                                -----------   -----------   -----------
Balance, September 30, 1999                                     $(1,523,040)      $37,901       $22,982
                                                                -----------   -----------   -----------


   The accompanying notes are an integral part of these financial statements.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
             STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) (continued)

                                                                       Common Stock
                                                                -------------------------   Additional      Stock
                                                                  Number                      Paid-in     Options and
                                                                 of Shares      Amount        Capital      Warrants
                                                                -----------   -----------   -----------   -----------
Balance, September 30, 1999                                       5,345,511       $53,454    $1,452,007        $2,659

Common stock and option issuances as follows:
      - for employee, officer and director
      compensation at an average of
      $0.61 per share                                               231,361         2,314       140,446        15,820
      - for officers' and directors' compensation
      at an average of $1.19 per share                               11,500           115        13,615            --
      - for services at an average of $0.47 per share               530,177         5,302       246,333            --
      - for mineral property at $0.89 per share                   1,000,000         1,000        88,000            --
      - for investments at $0.33 per share                          200,000         2,000        64,000            --
      - for cash at $0.08 per share                                 456,247         4,562        28,969            --
      - for cash, options and warrants                              100,000        10,000         2,414        87,586
      - for incentive fees at $0.33 per share                        65,285           653        20,891            --
      - for deferred mineral property acquisition
      costs at $0.13 per share                                      129,938         1,299        14,943            --
      - for modification of stockholder agreement
      at $0.60 per share                                            200,000         2,000       118,000        30,000
      - for modification of stockholder agreement                        --            --         4,262        10,379
      -from exercise of options at $0.12 per share                9,962,762        99,628     1,103,016       (37,524)

Cash received for the issuance of common stock
      warrants for 7,979,761 shares of stock                             --            --            --        10,000

Miscellaneous common stock adjustments                                   (5)           --            --            --

Net loss for the year ended  September 30, 2000                          --            --            --            --

Other comprehensive income (loss)                                        --            --            --            --

                                                                -----------   -----------   -----------   -----------
Balance, September 30, 2000                                      18,232,776      $182,327    $3,296,896      $118,920
                                                                -----------   -----------   -----------   -----------

                                                                                Other
                                                                Accumulated  Comprehensive
                                                                  Deficit    Income (Loss)     Total
                                                                -----------   -----------   -----------
Balance, September 30, 1999                                     $(1,523,040)      $37,901       $22,982

Common stock and option issuances as follows:
      - for employee, officer and director
      compensation at an average of
      $0.61 per share                                                    --            --       158,580
      - for officers' and directors' compensation
      at an average of $1.19 per share                                   --            --        13,730
      - for services at an average of $0.47 per share                    --            --       251,635
      - for mineral property at $0.89 per share                          --            --        89,000
      - for investments at $0.33 per share                               --            --        66,000
      - for cash at $0.08 per share                                      --            --        33,531
      - for cash, options and warrants                                   --            --       100,000
      - for incentive fees at $0.33 per share                            --            --        21,544
      - for deferred mineral property acquisition
      costs at $0.13 per share                                           --            --        16,242
      - for modification of stockholder agreement
      at $0.60 per share                                                 --            --       150,000
      - for modification of stockholder agreement                        --            --        14,641
      -from exercise of options at $0.12 per share                       --            --     1,165,120

Cash received for the issuance of common stock
      warrants for 7,979,761 shares of stock                             --            --        10,000


Miscellaneous common stock adjustments                                   --            --            --


Net loss for the year ended  September 30, 2000                  (2,186,541)           --    (2,186,541)

Other comprehensive income (loss)                                        --       (38,314)      (38,314)

                                                                -----------   -----------   -----------
Balance, September 30, 2000                                     $(3,709,581)        $(413)    $(111,850)
                                                                -----------   -----------   -----------


   The accompanying notes are an integral part of these financial statements.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
             STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) (continued)

                                                                       Common Stock
                                                                ---------------------------   Additional       Stock
                                                                  Number                        Paid-in      Options and
                                                                 of Shares       Amount         Capital       Warrants
                                                                ------------   ------------   ------------   ------------
Balance, September 30, 2000                                       18,232,776       $182,327     $3,296,896       $118,920

Common stock and option issuances as follows:
       - for cash of $1.00 per share                                 192,000          1,920        190,080             --
       - for cash and consulting services from
            options for $0.39 per share                               33,333            333         12,737         (3,070)
       - for services at an average of $0.92 per share                13,700            137         12,463             --
       - for officer and employee compensation at
            $1.13 per share                                            5,200             52          5,828             --
       - for payment of accrued officer's compensation
            at $1.35 per share                                        10,000            100         13,400             --
       - for consulting services at an ave of $0.77 per share         45,461            455         34,247             --
       - for directors' compensation at $0.85 per share               75,000            750         63,000             --
       - for modification of contract at $0.78 per share               3,000             30          2,310             --
       - for interest payment on contract
            at an average of $0.80 per share                          10,000            100          7,900             --
       - for mineral property expenses at $0.85 per share              1,000             10            840             --
       - for debt at $1.00 per share                                 134,500          1,345        133,155             --

Options issued to officers, directors and
  employees for services                                                  --             --             --        354,000

Warrants issued as follows:
       - for consulting services                                          --             --             --        170,521
       - for loan agreements                                              --             --             --        141,547
       - for extension of exercise period
            on outstanding warrants                                       --             --             --        608,058

Net loss for the year ended September 30, 2001                            --             --             --             --

Other comprehensive income                                                --             --             --             --
                                                                ------------   ------------   ------------   ------------
Balance, September 30, 2001                                       18,755,970       $187,559     $3,772,856     $1,389,976
                                                                ------------   ------------   ------------   ------------

                                                                                 Other
                                                                Accumulated   Comprehensive
                                                                  Deficit      Income (Loss)     Total
                                                                ------------   ------------   ------------
Balance, September 30, 2000                                      $(3,709,581)         $(413)     $(111,850)

Common stock and option issuances as follows:
       - for cash of $1.00 per share                                      --             --        192,000
       - for cash and consulting services from
            options for $0.39 per share                                   --             --         10,000
       - for services at an average of $0.92 per share                    --             --         12,600
       - for officer and employee compensation at
            $1.13 per share                                               --             --          5,880
       - for payment of accrued officer's compensation
            at $1.35 per share                                            --             --         13,500
       - for consulting services at an ave of $0.77 per share             --             --         34,702
       - for directors' compensation at $0.85 per share                   --             --         63,750
       - for modification of contract at $0.78 per share                  --             --          2,340
       - for interest payment on contract
            at an average of $0.80 per share                              --             --          8,000
       - for mineral property expenses at $0.85 per share                 --             --            850
       - for debt at $1.00 per share                                      --             --        134,500

Options issued to officers, directors and
  employees for services                                                  --             --        354,000

Warrants issued as follows:
       - for consulting services                                          --             --        170,521
       - for loan agreements                                              --             --        141,547
       - for extension of exercise period
            on outstanding warrants                                       --             --        608,058

Net loss for the year ended September 30, 2001                    (3,437,354)            --     (3,437,354)

Other comprehensive income                                                --            413            413
                                                                ------------   ------------   ------------
Balance, September 30, 2001                                      $(7,146,935)           $--    $(1,796,543)
                                                                ------------   ------------   ------------


   The accompanying notes are an integral part of these financial statements.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
             STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) (continued)

                                                                       Common Stock
                                                                ---------------------------   Additional       Stock
                                                                  Number                        Paid-in      Options and
                                                                 of Shares       Amount         Capital       Warrants
                                                                ------------   ------------   ------------   ------------
Balance, September 30, 2001                                       18,755,970       $187,559     $3,772,856     $1,389,976

Common stock issuances as follows:
       - for cash at $0.10 per share                               2,500,000         25,000        225,000             --
       - for a note payable at $1.00 per share                        25,000            250         24,750             --
       - for consulting fees payable at $0.55 per share               12,536            126          6,769             --
       - for mineral properties at $0.70 per share                 1,100,000         11,000        759,000             --
       - for services at an average of $0.49 per share               112,500          1,125         53,625             --
       - for financing expense at an average
           of $0.44 per share                                         82,429            824         35,369             --

Options issued to officers, directors and
  employees for services                                                  --             --             --         29,528

Warrants issued as follows:                                               --
       - for loan agreements                                              --             --             --         55,352

Expiration of stock options and warrants                                  --             --         91,814        (91,814)

Interest expense forgiven by shareholders                                 --             --         42,950             --

Net loss for the year ended September 30, 2002                            --             --             --             --
                                                                ------------   ------------   ------------   ------------
Balance, September 30, 2002                                       22,588,435        225,884      5,012,133      1,383,042

Common stock issuances as follows:
       - miscellaneous common stock adjustment                        29,555            296             --             --
       - for cash at $0.10 per share                               5,500,000         55,000        495,000             --
       - for consulting services at an average
            of $0.15 per share                                     1,763,779         17,638        243,362             --
       - for loans payable at an average of $0.10 per share          369,160          3,692         33,225             --
       - for prior period services at an average
            of $.13 per share                                        245,000          2,450         30,550             --
       - for investments at $0.21 per share                          450,000          4,500         88,668             --
       - to officers and directors for services
            at $.10 per share                                      1,423,156         14,232        129,024             --
       - penalty shares at $.26 per share                            860,000          8,600        215,000             --

Change in marekt value of investments                                     --             --             --             --

Net loss for the year ended September 30, 2003                            --             --             --             --
                                                                ------------   ------------   ------------   ------------
Balance, September 30, 2003                                       33,229,085       $332,291     $6,246,963     $1,383,042
                                                                ------------   ------------   ------------   ------------

                                                                                 Other
                                                                Accumulated   Comprehensive
                                                                  Deficit      Income (Loss)     Total
                                                                ------------   ------------   ------------
Balance, September 30, 2001                                      $(7,146,935)           $--    $(1,796,543)

Common stock issuances as follows:
       - for cash at $0.10 per share                                      --             --        250,000
       - for a note payable at $1.00 per share                            --             --         25,000
       - for consulting fees payable at $0.55 per share                   --             --          6,895
       - for mineral properties at $0.70 per share                        --             --        770,000
       - for services at an average of $0.49 per share                    --             --         54,750
       - for financing expense at an average
           of $0.44 per share                                             --             --         36,193

Options issued to officers, directors and
  employees for services                                                  --             --         29,528

Warrants issued as follows:
       - for loan agreements                                              --             --         55,352

Expiration of stock options and warrants                                  --             --             --

Interest expense forgiven by shareholders                                 --             --         42,950

Net loss for the year ended September 30, 2002                    (1,168,171)            --     (1,168,171)
                                                                ------------   ------------   ------------
Balance, September 30, 2002                                       (8,315,106)            --     (1,694,046)

Common stock issuances as follows:
       - miscellaneous common stock adjustment                            --             --            296
       - for cash at $0.10 per share                                      --             --        550,000
       - for consulting services at an average
            of $0.15 per share                                            --             --        261,000
       - for loans payable at an average of $0.10 per share               --             --         36,917
       - for prior period services at an average
            of $.13 per share                                             --             --         33,000
       - for investments at $0.21 per share                               --             --         93,168
       - to officers and directors for services
            at $.10 per share                                             --             --        143,256
       - penalty shares at $.26 per share                                 --             --        223,600

Change in marekt value of investments                                     --          1,800          1,800

Net loss for the year ended September 30, 2003                      (966,958)            --       (966,958)
                                                                ------------   ------------   ------------
Balance, September 30, 2003                                      $(9,282,064)        $1,800    $(1,317,968)
                                                                ------------   ------------   ------------


   The accompanying notes are an integral part of these financial statements.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
             STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) (continued)

                                                                       Common Stock
                                                                ---------------------------   Additional       Stock
                                                                  Number                        Paid-in      Options and
                                                                 of Shares       Amount         Capital       Warrants
                                                                ------------   ------------   ------------   ------------
Balance, September 30, 2003                                       33,229,085       $332,291     $6,246,963     $1,383,042
                                                                ------------   ------------   ------------   ------------

Common stock issuances as follows:
       - for cash at $0.20 per share                               1,675,000         16,750        318,250             --
       - for consulting services at an average
           of $0.35 per share                                        162,500          1,625         54,800             --
       - for accounts payable at an average of $.24 per share        626,130          6,261        144,584             --
       - for investments at $0.20 per share                          125,000          1,250         23,750             --
       - to officers and directors for services
           at $.12 per share                                         150,000          1,500         16,500             --

Expired options & warrants                                                --             --        503,774       (503,774)

Options issued to officers and directors for services                     --             --             --         95,000

Change in market value of investments                                     --             --             --             --

Net loss for the year ended September 30, 2004                            --             --             --             --
                                                                ------------   ------------   ------------   ------------
Balance, September 30, 2004                                       35,967,715       $359,677     $7,308,621       $974,268
                                                                ============   ============   ============   ============

                                                                                 Other
                                                                Accumulated   Comprehensive
                                                                  Deficit      Income (Loss)     Total
                                                                ------------   ------------   ------------
Balance, September 30, 2003                                      $(9,282,064)        $1,800    $(1,317,968)
                                                                ------------   ------------   ------------

Common stock issuances as follows:
       - for cash at $0.20 per share                                      --             --        335,000
       - for consulting services at an average
           of $0.35 per share                                             --             --         56,425
       - for accounts payable at an average of $.24 per share             --             --        150,845
       - for investments at $0.20 per share                               --             --         25,000
       - to officers and directors for services
           at $.12 per share                                              --             --         18,000

Expired options & warrants                                                --             --             --

Options issued to officers and directors for services                     --             --         95,000

Change in market value of investments                                     --         (1,800)        (1,800)

Net loss for the year ended September 30, 2004                      (782,494)            --       (782,494)
                                                                ------------   ------------   ------------
Balance, September 30, 2004                                     $(10,064,558)           $--    $(1,421,992)
                                                                ============   ============   ============


   The accompanying notes are an integral part of these financial statements.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                                                    Period from
                                                                                                  October 1, 1996
                                                                                                   (Inception of
                                                                                                 Exploration Stage)
                                                                     Year Ended      Year Ended          to
                                                                    September 30,   September 30,   September 30,
                                                                        2004            2003            2004
                                                                    ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                        $   (782,494)   $   (966,958)   $ (9,506,054)
    Adjustments to reconcile net loss to net
     cash used by operating activities:
       Depreciation                                                        2,900          10,590          51,876
       Loss (Gain) on investment sales                                    40,733         (30,692)         68,969
       Gain on sale of internal securities                              (210,194)             --        (210,194)
       Loss (Gain) on disposition and impairment of assets                    --          (2,335)        185,891
       Gain on sale of mineral property claims for securities                 --              --            (500)
       Gain on trade-in of property and equipment                             --              --          (7,872)
       Gain on settlement of vendor account                              (16,412)       (122,354)       (138,766)
       Interest expense forgiven by related parties                       (2,718)             --          20,848
       Common stock issued for services
       and expenses                                                       56,425         294,000         983,974
       Common stock issued for payables and accrued expenses             150,845          36,917         219,657
       Common stock and options issued as compensation                   113,000         143,256         977,375
       Stock options and warrants issued for financing activities             --              --         822,257
       Common stock issued for investments                                    --          93,168         160,168
       Common stock and warrants issued to acquire mineral
       property options                                                       --              --       1,114,873
       Warrants issued for consulting fees                                    --              --         170,521
       Common stock issued for incentive fees                                 --              --          21,544
       Investment traded for services                                         --          23,400          45,939
    Changes in assets and liabilities:
       Prepaid expenses & inventory                                       (2,948)             --             857
       Accounts payable                                                   75,679        (345,535)        315,459
       Accounts payable - checks in excess of bank balance                (3,297)          3,304               7
       Accrued expenses                                                   75,780        (100,542)          1,595
       Interest payable                                                   (7,026)         83,374          99,503
                                                                    ------------    ------------    ------------
    Net cash used by operating activities                               (509,727)       (880,407)     (4,602,073)
                                                                    ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
       Proceeds from sale of equipment                                        --              --          35,126
       Purchase of fixed assets                                           (4,358)             --          (4,358)
       Proceeds from sale of mineral property                                 --              --          20,000
       Purchase of furniture and equipment                                    --              --         (41,695)
       Proceeds from investments sold                                     39,646          42,084         183,161
                                                                    ------------    ------------    ------------
    Net cash provided (used) by investing activities                      35,288          42,084         192,234
                                                                    ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
       Payments on notes payable and short-term borrowings              (112,500)         (3,300)       (124,556)
       Proceeds from internal securities sale                            210,194              --         210,194
       Sale of warrants for common stock                                      --              --          10,000
       Proceeds from short-term borrowings                                47,500          68,300       1,469,157
       Sale of common stock, subscriptions
       and exercise of options                                           335,000         550,000       2,693,151
       Issuance of penalty shares                                             --         223,600         223,600
                                                                    ------------    ------------    ------------
    Net cash provided by financing activities                            480,194         838,600       4,257,946
                                                                    ------------    ------------    ------------

NET INCREASE (DECREASE) IN CASH                                            5,755             277           4,706

CASH, BEGINNING OF PERIOD                                                  2,558           2,281           3,607
                                                                    ------------    ------------    ------------

CASH, END OF PERIOD                                                 $      8,313    $      2,558    $      8,313
                                                                    ============    ============    ============


   The accompanying notes are an integral part of these financial statements.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                      STATEMENTS OF CASH FLOWS (Continued)

                                                                                                 Period from
                                                                                               October 1, 1996
                                                                                                (Inception of
                                                                                              Exploration Stage)
                                                                   Year Ended      Year Ended        to
                                                                  September 30,  September 30,  September 30,
                                                                      2004           2003           2004
                                                                  ------------   ------------   ------------
NON-CASH FINANCING AND INVESTING ACTIVITIES:
    Common stock and warrants issued to acquire
      mineral properties                                          $         --   $         --   $    344,873
    Common stock issued to acquire mineral property               $         --   $         --   $    845,000
    Common stock issued for acquisition of
      mining equipment                                            $         --   $         --   $    180,000
    Common stock issued for services and expenses                 $     56,425   $    294,000   $    983,974
    Common stock issued for investment                            $     25,000   $     93,168   $    185,168
    Common stock issued for payables and accrued expenses         $    150,845   $     36,917   $    219,657
    Common stock issued for incentive fees                        $         --   $         --   $     21,544
    Common stock and options issued as compensation               $    113,000   $    143,256   $    977,375
    Stock options  and warrants issued for financing activities   $         --   $         --   $    822,257
    Warrants issued for consulting fees                           $         --   $         --   $    170,521
    Deferred acquisition costs on mining property                 $         --   $         --   $     46,242
    Purchase of equipment with financing agreement                $         --   $         --   $     21,814
    Investments received for mineral property                     $         --   $         --   $      5,500
    Investments traded for services                               $         --   $     23,400   $     45,939
    Equipment for loans payable                                   $         --   $         --   $      4,500


   The accompanying notes are an integral part of these financial statements.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Trend Mining Company (formerly Silver Trend Mining Company) ("the Company" or "Trend") was incorporated on September 7, 1968 under the laws of the State of Montana for the purpose of acquiring, exploring and developing mining properties. From 1984 to late 1996, the Company was dormant. In November 1998, the Company changed its focus to exploration for platinum and palladium related metals primarily in the United States. In February of 1999, the Company changed its name to Trend Mining Company to better reflect the Company's change of focus and diversification into platinum group metals. In 2004, the Company further diversified into uranium properties although actual exploration has not yet commenced. The Company conducts operations primarily from its offices in Littleton, Colorado. The Company has a September 30 fiscal year-end.

On March 28, 2001, the Company reincorporated in Delaware. Under its amended certificate of incorporation, Trend has authorized the issuance of 100,000,000 shares of common stock with a par value of $0.01 per share and 20,000,000 shares of authorized preferred stock with a par value of $0.01, with rights and preferences to be determined by the Company's board of directors. One share of Series A preferred stock was created and issued to Mr. Thomas S. Kaplan which required the holder's approval for all stock and equity issuances. In October 2002, this preferred share was cancelled. See Note 4.

The Company is actively seeking additional capital. Management believes that additional stock can be sold, or additional debt financing secured, to enable the Company to continue to fund its property maintenance and exploration activities.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. The financial statements and notes rely on the integrity and objectivity of the Company's management. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company's financial statements are prepared using the accrual method of accounting.

Basic and Diluted Loss per Share

Basic and diluted loss per share are computed by dividing the net loss by the weighted average number of shares outstanding during the year or period. The weighted average number of shares is calculated by taking the number of shares outstanding and weighting them by the length of time that they were outstanding.

Outstanding options and warrants representing an aggregate potential conversion into 10,068,174 and 10,060,856 shares of common stock as of September 30, 2004 and 2003, respectively, have been excluded from the calculation of diluted loss per share as they would be antidilutive.

Cash and Cash Equivalents

For purposes of its statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Compensated Absences

The Company's employees are entitled to paid vacation, paid sick days and personal days off depending on job classification, length of service and other factors. The Company estimates that the amount of compensation for future absences is minimal and immaterial for the periods ended September 30, 2004 and 2003. Accordingly, no liability has been recorded in the financial statements.

Comprehensive Income (Loss)

The Company reports comprehensive income (loss) in accordance with Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." Amounts are reported net of tax and include unrealized gains or losses on available for sale securities.

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (hereinafter "SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of SFAS No. 133," and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," which is effective for the Company as of January 1, 2001. These standards establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivative contracts to hedge existing risks or for speculative purposes.

During the years ended September 30, 2004 and 2003, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Employee and Non-Employee Stock Compensation

The Company values common stock issued without restrictions to employees and non-employees for services, property and investments at the fair market value of the common stock, which is the closing price of Company stock on the day of issuance. If no trading occurred on a date of issuance, then the fair market value used is the lower of the closing prices on the first previous day or the first following day on which the Company's stock was traded. The Company may issue stock with restrictions at a reasonable discount to other values.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Exploration Costs

In accordance with accounting principles generally accepted in the United States of America, the Company expenses exploration costs as incurred. Exploration costs expensed during the years ended September 30, 2004 and 2003 were $19,809 and $144,279, respectively. As of September 30, 2004, cumulative exploration costs expensed during the Company's exploration stage totaled $2,928,875.

Exploration Stage Activities

The Company has been in the exploration stage since October 1, 1996, when the Company emerged from a period of dormancy, and has no revenues from operations. The Company is primarily engaged in the acquisition and exploration of mineral properties. Should the Company locate a commercially viable reserve, the Company would expect to actively prepare the site for extraction. The Company's accumulated deficit prior to the exploration stage was $558,504.

Fair Value of Financial Instruments

The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include cash, investment in securities available-for-sale, accounts payable and accrued expenses and short-term borrowings. All instruments other than the investment in securities available-for-sale are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at September 30, 2004. Investment in securities available-for-sale is recorded at fair value at September 30, 2004.

Going Concern

As shown in the accompanying financial statements, at September 30, 2004, the Company has limited cash, has negative working capital, has no revenues, has incurred a net loss of $782,494 for the fiscal year, and has an exploration stage accumulated deficit of $9,506,054. These factors indicate that the Company may be unable to continue in existence in the absence of receiving additional funding. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The Company estimates that approximately $1,300,000 is required to fund operations of the Company for the next 12 months assuming minimal exploration activities. The Company's management believes that it will be able to generate sufficient cash from public or private debt or equity financing in order for the Company to continue to operate based on current expense projections. See Note 13 on subsequent events.

Impaired Asset Policy

The Company adopted Financial Accounting Standards Board Statement No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets." In complying with these standards, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts whenever events or changes in circumstances indicate that an asset may not be recoverable. Properties are acquired and recorded at fair values negotiated in arm's length transactions. The Company expenses the exploration and maintenance of its properties and claims. If results of exploration warrant an assessment of the carrying value of a mineral property's acquisition cost, or if the Company has an indication that a property's recorded fair value has declined, such costs will be reviewed and the related impairment, if any, will be recognized at that time.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investment Policies

The Company uses the average cost method to determine the gain or loss on investment securities held as available-for-sale based upon the accumulated cost basis of specific investment accounts.

Mineral Properties

The Company capitalizes only amounts paid in cash or stock as consideration for the acquisition of real property. See Note 3. Properties are acquired and recorded at fair values negotiated in arm's length transactions. Costs and fees paid to locate and maintain mining claims, to acquire options to purchase claims or properties, and to maintain the mineral rights and leases, are expensed as incurred. When a property reaches the production stage, the related capitalized costs will be amortized, using the units of production method on the basis of periodic estimates of ore reserves.

Mineral properties are periodically assessed for impairment of value and any diminution in value is charged to operations at the time of impairment. Should a property be abandoned, its unamortized capitalized costs are charged to operations. The Company charges to operations the allocable portion of capitalized costs attributable to properties sold. Capitalized costs are allocated to properties abandoned or sold based on the proportion of claims abandoned or sold to the claims remaining within the project area.

Option and Warrant Fair Value Calculations

The Company utilizes the Black-Scholes valuation model to calculate the fair value of options and warrants issued for financing, acquisition, compensation and payment for services. The parameters used in such valuations include a risk free rate of 5%, the assumption that no dividends are paid, exercise periods ranging from 1 week to 3 years, depending upon the terms of the instrument issued, and a volatility factor for 2004 of 91%, which is calculated annually based on estimates of expected volatility, in accordance with Statement of Financial Accounting Standards No. 123. The Company did not issue any options or warrants during the fiscal year ended September 30, 2003, but issued 1,000,000 stock options at an exercise price of $.37 per share during fiscal 2004.

Recent Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 151, Inventory Costs-- an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This
Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company as the Company maintains no inventory.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (continued)

modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this statement has had no impact on the Company's financial statements.

In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (hereinafter "SFAS No. 149"). SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not impact the financial position or results of operations of the Company.

In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation
- Transition and Disclosure" (hereinafter "SFAS No. 148"). SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," (hereinafter "SFAS No. 123") to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The provisions of SFAS No. 148 are effective for financial statements for fiscal years ending after December 15, 2002. The Company currently reports stock issued to employees under the rules of SFAS No. 123. Accordingly there is no change in disclosure requirements due to SFAS No. 148.

In June 2002, Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" (hereinafter "SFAS No. 146"). SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs associated with exit and disposal activities, including restructuring activities. SFAS No. 146 also addresses recognition of certain costs related to terminating a contract that is not a capital lease, costs to consolidate facilities or relocate employees, and termination benefits provided to employees that are involuntarily terminated under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS No. 146 was issued in June 2002, effective December 31, 2002 with early adoption encouraged. There has been no impact on the Company's financial position or results of operations resulting from the adoption of SFAS No. 146.

In April 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 145, "Rescission of SFAS Statements No. 4, 44 and 64, Amendment of SFAS No. 13, and Technical Corrections," (hereinafter "SFAS No. 145") which updates, clarifies and simplifies existing accounting pronouncements. SFAS No. 4, which required all gains and losses from the extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related tax effect was rescinded, and as a result, SFAS No. 64, which amended SFAS No. 4, was rescinded as it was no longer necessary. SFAS No. 145 amended SFAS No. 13 to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications which have economic effects similar to those of sale-leaseback transactions. Management has determined that SFAS No. 145 did not effect the Company's financial position or results of operations, except for the need to classify debt extinguishments as ordinary.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (continued)

In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (hereinafter "SFAS No. 144"). SFAS No 144 replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." This new standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations. SFAS No. 144 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. This statement is effective beginning for fiscal years after December 15, 2001, with earlier application encouraged. The Company adopted SFAS No. 144 and the adoption had no effect on the financial statements of the Company at September 30, 2004.

In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" (hereinafter "SFAS No. 143"). SFAS No. 143 establishes guidelines related to the retirement of tangible long-lived assets of the Company and the associated retirement costs. This statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived assets. This statement is effective for financial statements issued for the fiscal years beginning after June 15, 2002 and with earlier application encouraged. The Company adopted SFAS No. 143 and the adoption had no effect on the financial statements of the Company at September 30, 2004.

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, "Business Combinations" (hereinafter "SFAS 141") and SFAS No. 142, "Goodwill and Other Intangible Assets" (hereinafter "SFAS No. 142"). SFAS No. 141 provides for the elimination of the pooling-of-interests method of accounting for business combinations with an acquisition date of July 1, 2001 or later. SFAS No. 142 prohibits the amortization of goodwill and other intangible assets with indefinite lives and requires periodic reassessment of the underlying value of such assets for impairment. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. An early adoption provision exists for companies with fiscal years beginning after March 15, 2001. The Company has adopted SFAS No. 142. Application of the nonamortization provision of SFAS No. 142 has had no effect on the Company's financial statements as the Company does not currently have intangible assets with indefinite lives.

Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (hereinafter "SFAS No. 109"). Under this approach, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

At September 30, 2004, the Company had net deferred tax assets, calculated at an expected rate of 30%, of approximately $1,681,000 principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at September 30, 2004.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Provision for Taxes (continued)

The significant components of the Company's deferred tax assets are as follows:

                                                  September 30,   September 30,
                                                      2004            2003
                                                  ------------    ------------
Net operating losses                              $  7,921,000    $  7,140,000

Nondeductible stock options and warrants issued
  under a non-qualified plan:                        2,320,000       2,320,000
                                                  ------------    ------------
  Net operating loss carryforward                 $  5,601,000    $  4,820,000
                                                  ============    ============

Deferred tax asset                                $  1,681,000    $  1,450,000
Deferred tax asset valuation allowance            $ (1,681,000)   $ (1,450,000)

At September 30, 2004, the Company had net operating loss carryforwards of approximately $5,601,000, which expire in the years 2004 through 2028. The net operating loss carryforwards do not include expenses that are not deductible for tax purposes, such as non qualified stock options and warrants, in the aggregate amount of $2,320,000 attributable to options and warrants issued to employees and consultants. The change in the allowance account from September 30, 2003 to September 30, 2004 was approximately $231,000.

Reclassification

Certain amounts from prior periods have been reclassified to conform to the current period presentation. This reclassification has resulted in no changes to the Company's accumulated deficit or net losses presented.

NOTE 3 - MINERAL PROPERTIES

During the fourth quarter of fiscal 2004, the Company reevaluated its property positions and determined that several of its projects did not hold potential for major mineral discoveries. While these projects have been demonstrated to host platinum, palladium, and/or gold mineralization, the quantities of such mineralization found to date do not exhibit characteristics that warrant continued exploration, and thus the Company has terminated its interests at Spruce Mountain, Douglas Creek, and Keystone, Wyoming; Hardrock Johnson, Nevada; and at McCormick Creek-Green Mountain, Montana. The following describes the Company's significant mineral properties at September 30, 2004:

Wyoming Properties

In September 1999, the Company entered into an option agreement with General Minerals Corporation ("GMC") to acquire the Lake Owen Project located in Albany County, Wyoming. The agreement with GMC entitled the Company to receive 104 unpatented mining claims in exchange for 715,996 shares of common stock, $40,000 in cash to be paid in four quarterly payments of $10,000 and $750,000 in exploration expenditure commitments to be incurred over a three-year option period. In May 2000, the Company issued an additional 129,938 shares of common stock under this agreement for the acquisition of the Lake Owen Project.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 3 - MINERAL PROPERTIES (Continued)

Wyoming Properties (continued)

The Company and GMC subsequently entered into an amendment to the agreement under which (i) the Company issued 416,961 shares of common stock to GMC upon GMC's exercise of preemptive rights, (ii) the Company agreed to perform an additional $15,000 of geophysical work on the Lake Owen Project prior to December 31, 2000 (subsequently modified), (iii) the Company issued 200,000 additional shares and warrants exercisable until June 2002 to purchase 200,000 shares at $0.70 per share, and (iv) GMC agreed to terminate its antidilution and preemptive rights as provided in the original agreement. The Company has expensed $295,873 for cash paid and common stock issued to acquire this project. The 200,000 warrants have expired. See Note 5.

In 1999-2000, the Company staked additional claims at Lake Owen and an adjoining area, Albany West, and now holds 601 unpatented mining claims at the Lake Owen Project.

In March 2002, the Company issued 1,100,000 shares, valued at $770,000 in full satisfaction of cash commitments relating to exploration activities. The issuance of these shares resulted in the full ownership of the Lake Owen Project property by Trend Mining Company.

As noted above, the Company had also acquired other Wyoming projects that were evaluated and then terminated in 2004. These include 42 unpatented mining claims at Spruce Mountain, 34 unpatented mining claims at Douglas Creek, and 121 unpatented mining claims at its Keystone property At September 30, 2004, the Company retains a total of 601 unpatented mining claims in Albany County, Wyoming.

Nevada Properties

At September 30, 2004, the Company retains a 1.5% net smelter returns royalty interest in the Pyramid Mine, which consists of five unpatented lode mining claims within the Walker Indian Reservation near Fallon, Nevada, but has abandoned all other projects in the state of Nevada.

Peter Lake, Saskatchewan, Canada

As of September 30, 2004, the Company holds 7 mining claims covering 36,648 hectares (141 square miles) in the Peter Lake Domain of Saskatchewan. The Peter Lake Domain is recognized to host known occurrences of copper-nickel and platinum-palladium mineralization. The Company plans a broad reconnaissance program to search for extractable concentrations of such mineralization. The Company's position at Peter Lake evolved as follows:

In August 2000, the Company staked five claims comprising about 26,253 hectares (101 square miles) in northern Saskatchewan. In 2002, the Company allowed these claims to lapse and subsequently restaked them plus one additional claim comprising 5,543 hectares (21 square miles).

Diabase Peninsula, Cree Lake Area, Saskatchewan, Canada

On September 15, 2004, the Company announced that it had diversified into uranium exploration with the staking of a mining claim comprising approximately 940 hectares (approximately 4 square miles) in the Athabasca Basin of Saskatchewan. See Note 13.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 4 - CAPITAL STOCK

Preferred Stock

Under its amended Delaware certificate of incorporation, Trend authorized the issuance of 20,000,000 shares of preferred stock with a par value of $0.01 per share, with rights and preferences to be determined by the Company's board of directors.

In 2001, one share of Series A preferred stock was created and issued to Mr. Thomas S. Kaplan under an agreement which required the holder's approval of all common and preferred stock and equity issuances until such time as Mr. Kaplan, Electrum LLC or Mr. Asher B. Edelman no longer beneficially owned more than twenty percent of the Company's outstanding stock. Holders of the Company's common stock were to vote on the continued existence of the Series A preferred stock at each annual meeting subsequent to this share's issuance. In the event that the Company's preferred stock is not continued, the outstanding share of Series A preferred stock could be tendered for one share of the Company's common stock.

In October 2002, the Company and Mr. Kaplan reached an agreement canceling this one share.

Common Stock

On March 28, 2001, the Company completed its reincorporation in Delaware. Under its amended certificate of incorporation, Trend authorized the issuance of 100,000,000 shares of common stock with a par value of $0.01 per share.

During the year ended September 30, 2004, the Company issued 626,130 share of common stock valued at $150,845 for accounts payable, 125,000 shares of common stock valued at $25,000 for investments, 312,500 shares of common stock valued at $74,425 for services, 180,000 shares of common stock valued at $36,000 for director, officer and employee compensation, and 1,675,000 shares of common stock for $335,000 cash.

During the year ended September 30, 2003, the Company issued 369,160 shares of common stock valued at $36,917 for loans and expenses payable to two individuals, 450,000 shares of common stock valued at $93,168 for investments, 2,008,779 shares of common stock valued at $294,000 for services, 860,000 shares of common stock valued at $223,600 for financing expense, 1,423,156 shares of common stock valued at $143,256 for director, officer and employee compensation, and 5,500,000 shares of common stock for $550,000 cash.

See Note 5 regarding future loan repayments in units of Trend securities.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 4 - CAPITAL STOCK (Continued)

Common Stock (continued)

The following table discloses the Company's stock and equity transactions during its exploration stage. This information meets the disclosure requirements of Statement of Financial Accounting Standards No. 7 for development and exploration stage disclosures. The following abbreviations are used in the table: CS for common stock; OPT for options; and WAR for warrants.

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Common   Additional                                Value of
                                                  Number of  Price per  Stock     Paid-in    Total   Number of  Number of  Options/
                                      Issue Date    Shares     Share    Amount    Capital    Amount   Options   Warrants   Warrants
------------------------------------------------------------------------------------------------------------------------------------
Balance, October 1, 1996                           1,754,242   $  --   $17,542   $663,218   $680,760                       $  --

CS for Cash                            3/25/1997     200,000    0.50     2,000     98,000    100,000
CS for Payment of liabilities
  and expenses                         9/30/1997      45,511     0.5       455     22,301     22,756

Balance September 30, 1997                         1,999,753            19,998    783,518    803,516

CS for Mineral property                7/23/1998     150,000    0.50     1,500     73,500     75,000
CS for Cash                            7/23/1998       7,500     0.2        75      1,425      1,500
CS for Lease termination               7/23/1998      12,000     0.5       120      5,880      6,000
CS for Debt                            7/23/1998      80,000     0.5       800     39,200     40,000
OPT for Financing                      9/24/1998                                                       180,000             2,659
CS for Compensation                    9/30/1998       9,000     0.5        90      4,410      4,500

Balance September 30, 1998                         2,258,253            22,583    907,933    930,516   180,000             2,659

CS for Debt, investment and expenses  10/12/1998       9,210    0.30        92      2,671      2,763
CS for Equipment                      10/30/1998     600,000     0.3     6,000    174,000    180,000
CS for Cash                           11/28/1998       5,000     0.2        50        950      1,000
CS for Officers' compensation         12/31/1998      30,858    0.44       309     13,191     13,500
CS for Directors' compensation         1/25/1999      16,500    0.25       165      3,960      4,125
CS for Officers' compensation          1/31/1999       8,572    0.35        86      2,914      3,000
CS for Officers' compensation          3/31/1999      24,000    0.25       240      5,760      6,000
CS for Consulting services             3/31/1999       6,000    0.25        60      1,440      1,500
CS for Consulting services             4/30/1999      32,000    0.28       320      8,640      8,960
CS for Officers' compensation          4/30/1999      12,000    0.28       120      3,240      3,360
CS for Consulting services             5/31/1999      73,333    0.25       733     17,600     18,333
CS for Consulting services             6/30/1999      34,353    0.25       344      8,244      8,588
CS for Officers' compensation          6/30/1999      50,000    0.16       500      7,500      8,000
CS for Consulting services             6/30/1999      95,833    0.16       958     14,375     15,333
CS for Consulting services              7/6/1999       5,000    0.25        50      1,200      1,250
OPT for Financing activities           7/22/1999                                                        50,000
CS for Mineral property option         7/27/1999     715,996    0.13     7,160     82,471     89,631
CS for Cash                            7/29/1999      33,333    0.15       333      4,667      5,000
CS for Consulting services             7/30/1999     146,603    0.12     1,466     16,126     17,592
CS for Consulting services             7/31/1999     133,697    0.12     1,337     14,707     16,044
CS for Officers' compensation          7/31/1999      41,667    0.12       417      4,583      5,000
CS for Cash                             8/4/1999      16,667    0.15       167      2,333      2,500
CS for Rent                             8/9/1999       1,000    0.25        10        240        250
OPT for Financing activities           8/13/1999                                                       100,000
CS for Cash                            8/15/1999      50,000    0.05       500      2,000      2,500
CS for Consulting services             8/17/1999       5,000    0.25        50      1,200      1,250
CS for Cash                            8/17/1999     100,000    0.05     1,000      4,000      5,000
CS for Cash                            8/26/1999     100,000     0.1     1,000      9,000     10,000
CS for Consulting services             8/31/1999     159,750    0.25     1,598     38,341     39,938
CS for Prepaid expenses                9/10/1999      50,000    0.33       500     16,000     16,500
CS for Cash                            9/10/1999      50,000     0.1       500      4,500      5,000
CS for Cash                            9/13/1999     200,000    0.05     2,000      8,000     10,000
CS for Consulting services             9/30/1999      80,053    0.26       801     20,013     20,814
CS for Officers' compensation          9/30/1999     133,333    0.26     1,333     33,334     34,667
CS for Consulting services             9/30/1999      67,500    0.26       675     16,875     17,550

Balance September 30, 1999                         5,345,511            53,455  1,452,009  1,505,464   330,000             2,659

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 4 - CAPITAL STOCK (Continued)

Common Stock (continued)

------------------------------------------------------------------------------------------------------------------------------------
                                                                      Common   Additional                                 Value of
                                                Number of  Price per  Stock     Paid-in    Total   Number of   Number of   Options/
                                    Issue Date    Shares     Share    Amount    Capital    Amount   Options    Warrants    Warrants
------------------------------------------------------------------------------------------------------------------------------------

Balance September 30, 1999                      5,345,511  $   --   $53,455  $1,452,009 $1,505,464     330,000              $ 2,659

CS for Consulting services         10/04/1999      50,000    0.26       500      12,500     13,000
CS for Cash                        10/22/1999      25,000    0.20       250       4,750      5,000
CS for Consulting services         10/31/1999     273,675    0.31     2,737      82,103     84,840
CS for Officers' compensation      11/30/1999      52,694    0.31       527      15,807     16,334
CS for Consulting services         11/30/1999       4,327    0.31        43       1,298      1,341
CS, OPT & WAR for Cash             12/31/1999   1,000,000   0.012    10,000       2,414     12,414   8,108,000  6,250,000    87,586
CS for Consulting services         12/31/1999       1,200    0.35        12         408        420
CS for Consulting services         01/04/2000      15,000    0.28       150       4,050      4,200
CS for Investments                 01/15/2000     200,000    0.33     2,000      64,000     66,000
CS for Incentive fees              01/17/2000      65,285    0.33       653      20,891     21,544
OPT Expiration                     01/22/2000                                                          (50,000)
CS for Cash                        01/25/2000      14,286    0.35       143       4,857      5,000
CS for Cash from options           02/22/2000   1,000,000   0.142    10,000     131,900    141,900  (1,000,000)              (1,900)
CS & OPT for Employees'
compensation                       02/25/2000      16,667    0.66       167      10,833     11,000      33,333                3,070
CS for Consulting services         02/29/2000      10,000    0.72       100       7,100      7,200
CS for Mineral property            03/24/2000      50,000    1.03       500      51,000     51,500
CS for Cash from options           03/27/2000   2,500,000   0.142    25,000     329,750    354,750  (2,500,000)              (4,750)
CS for Consulting services         03/31/2000      75,000    0.81       750      60,000     60,750
CS for Officers' compensation      03/31/2000       3,000    0.81        30       2,400      2,430
CS for Mineral property            04/04/2000      50,000    0.75       500      37,000     37,500
CS & OPT for Directors'
compensation                       04/11/2000     150,000    0.70     1,500     103,500    105,000      67,000               12,750
CS for Deferred mineral
property acquisition costs         05/08/2000     129,938   0.125     1,299      14,943     16,242
CS for Consulting services         05/15/2000       9,975    0.63       100       6,184      6,284
CS for Cash                        06/26/2000     416,961   0.056     4,170      19,361     23,531
CS & WAR for Modification of
stockholder agreement              06/26/2000     200,000    0.60     2,000     118,000    120,000                200,000    30,000
OPT & WAR for Modification of
stockholder agreement              06/27/2000                                                        1,729,762  1,729,761    14,641
CS for Cash from options           06/29/2000   1,597,588   0.064    15,976      86,740    102,716  (1,597,588)              (2,716)
CS for Officers' compensation      06/30/2000       9,000    0.81        90       7,185      7,275
CS for Consulting services         06/30/2000       1,000    0.70        10         690        700
OPT Agreement Modification         07/07/2000                                                         (127,500)
CS for Cash from options           07/14/2000      10,000    0.30       100       2,900      3,000     (10,000)
CS for Cash from options           07/21/2000   1,800,000   0.122    18,000     201,060    219,060  (1,800,000)             (12,060)
CS for Cash from options           07/26/2000     650,000   0.122     6,500      72,605     79,105    (650,000)              (4,355)
CS for Officers' compensation      07/31/2000       3,000    1.24        30       3,690      3,720
CS for Cash from options           08/01/2000      50,000    0.15       500       7,000      7,500     (50,000)
CS for Cash from options           08/01/2000      50,000    0.30       500      14,500     15,000     (50,000)
CS for Cash from options           08/14/2000      90,000   0.122       900      10,053     10,953     (90,000)                (603)
CS for Cash from options           08/24/2000   1,000,000   0.122    10,000     111,700    121,700  (1,000,000)              (6,700)
CS for Directors' compensation     08/25/2000       1,500    1.00        15       1,485      1,500
CS for Cash from options           08/31/2000      15,000    0.30       150       4,350      4,500     (15,000)
CS for Officers' compensation      08/31/2000       1,000    1.13        10       1,120      1,130
CS for Cash from options           09/22/2000   1,200,174   0.122    12,002     134,720    146,722  (1,200,174)              (8,702)
CS for Consulting services         09/22/2000      90,000    1.45       900      72,000     72,900
CS for Officers' compensation      09/30/2000       6,000    1.35        60       8,040      8,100
Cash for Warrants                  09/30/2000                                                                                10,000
CS/ WAR Adjustment                 09/30/2000         (5)

     Balance September 30, 2000                18,232,776           182,328   3,296,897  3,479,225     127,833  8,179,761   118,920

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 4 - CAPITAL STOCK (Continued)

Common Stock (continued)

------------------------------------------------------------------------------------------------------------------------------------
                                                                      Common   Additional                                 Value of
                                                Number of  Price per  Stock     Paid-in    Total   Number of   Number of   Options/
                                    Issue Date    Shares     Share    Amount    Capital    Amount   Options    Warrants    Warrants
------------------------------------------------------------------------------------------------------------------------------------

     Balance September 30, 2000                 18,232,776  $   --  $182,328  $3,296,897 $3,479,225    127,833  8,179,761  $118,920

CS for Cash from options            10/10/2000      33,333    0.39       333      12,737     13,070    (33,333)              (3,070)
CS for Consulting services          10/15/2000      10,000    1.15       100      11,400     11,500
CS for Officers' compensation       10/31/2000       3,000    1.30        30       3,870      3,900
WAR for Consulting services         11/01/2000                                                                    250,000   123,775
CS for Employees' compensation      12/06/2000       2,200    0.90        22       1,958      1,980
CS for Cash                         12/20/2000     100,000    1.00     1,000      99,000    100,000
WAR for Consulting services         12/31/2000                                                                    180,000    46,746
CS for Consulting services          01/02/2001      10,000    1.35       100      13,400     13,500
CS for Cash                         01/11/2001      47,000    1.00       470      46,530     47,000
CS for Consulting services          01/11/2001       3,407    1.00        34       3,373      3,407
CS for Consulting services          01/23/2001         604    1.10         6         658        664
CS for Cash                         01/24/2001      25,000    1.00       250      24,750     25,000
WAR for Loan agreements             02/01/2001                                                                    285,000    76,551
CS for Cash                         02/06/2001      20,000    1.00       200      19,800     20,000
CS for Consulting services          02/06/2001         483    1.00         5         478        483
CS for Directors' compensation      02/23/2001      75,000    0.85       750      63,000     63,750
OPT for Director, officer and
employee compensation               02/23/2001                                                       1,200,000              354,000
WAR for Loan agreements             03/12/2001                                                                     50,000    13,430
WAR Extension of exercise
period                              03/12/2001                                                                              608,058
CS for Modification of contract     03/22/2001       3,000    0.78        30       2,310      2,340
CS for Interest payments              04/03/01       5,000    0.83        50       4,100      4,150
CS for Consulting Services            04/13/01         967    0.98        10         938        948
CS for Mineral Property Expense       05/11/01       1,000    0.85        10         840        850
WAR for Loan agreement                07/01/01                                                                    185,000    45,079
CS for Services                       07/31/01      40,000    0.73       400      28,800     29,200
CS for Interest payments              08/08/01       5,000    0.77        50       3,800      3,850
WAR Attached to note                  08/16/01                                                                     90,000     6,487

CS for Services                       08/28/01       3,700  0.3037     1,063       1,100
CS for Loans Payable                  08/31/01      92,000    1.00       920      91,080     92,000
CS for Loans Payable                  09/28/01      42,500    1.00       425      42,075     42,500
Options Expired                                                                                       (319,700)


     Balance September 30, 2001                 18,755,970           187,559   3,772,857  3,960,416    974,800  9,219,761 1,389,976

CS for Note Payable                   10/08/01      25,000    1.00       250      24,750     25,000
CS for Payable                        10/24/01      12,536    0.55       126       6,769      6,895
WAR for Loan agreements               11/01/01                                                                    129,445     9,876
WAR Cancelled                         11/15/01                                     2,750      2,750              (275,000)   (2,750)
CS for Financing expense               1/25/02      64,429    0.45       644      28,349     28,993
Interest Expense forgiven by
shareholders                           1/30/02                                    42,950     42,950
WAR Issued                             1/30/02                                                                    180,000    21,660
CS for Financing expense                2/8/02      18,000    0.40       180       7,020      7,200
CS for Services                         2/8/02      60,000    0.40       600      23,400     24,000
CS for Services                        2/22/02      20,000    0.40       200       7,800      8,000
OPT for Director, officer and
employee compensation                  3/12/02                                              307,800                          29,528
Options Expired                        3/12/02                                    59,063     59,063   (196,863)             (59,063)
CS for Mineral properties              3/20/02   1,100,000    0.70    11,000     759,000    770,000
CS for Services                        5/12/02      32,500    0.70       325      22,425     22,750
WAR for Loan agreements                6/30/02                                                                    113,413    23,816
WAR Expired                            6/30/02                                    30,001     30,001              (200,000)  (30,001)
Options Expired                        7/19/02                                                         (12,500)
CS for Cash                            9/30/02   2,500,000    0.10    25,000     225,000    250,000

Balance September 30, 2002                      22,588,435           225,884   5,012,134  5,238,018  1,073,237  9,167,619 1,383,042

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 4 - CAPITAL STOCK (Continued)

Common Stock (continued)

------------------------------------------------------------------------------------------------------------------------------------
                                                                      Common   Additional                                 Value of
                                                Number of  Price per  Stock     Paid-in    Total   Number of   Number of   Options/
                                    Issue Date    Shares     Share    Amount    Capital    Amount   Options    Warrants    Warrants
------------------------------------------------------------------------------------------------------------------------------------
Balance September 30, 2002                     22,588,435  $       $225,884  $5,012,134  $5,238,018  1,073,237  9,167,619 $1,383,042

Misc. Common Stock Adjustment

                                      10/1/02      29,555    0.01       296                     296
CS for Cash                          10/31/02   4,550,000    0.10    45,500     409,500     455,000
CS for Services                      10/31/02     683,000    0.12     6,830      78,490      85,320
CS for Cash                          11/12/02     600,000    0.10     6,000      54,000      60,000
CS for Cash                           12/4/02     100,000    0.10     1,000       9,000      10,000
CS for Cash                           1/14/03     250,000    0.10     2,500      22,500      25,000
CS for Investments                    1/14/03     450,000    0.21     4,500      88,668      93,168
CS for Note payable                   1/14/03     369,160    0.10     3,692      33,224      36,916
CS for Services                       1/14/03     280,687    0.14     2,807      35,792      38,599
CS for Services                        4/1/03     142,592    0.21     1,426      28,574      30,000
CS for Services                       4/11/03     150,000    0.17     1,500      24,000      25,500
CS for Services                       9/15/03     400,000    0.14     4,000      53,841      57,841
CS for Director, officer and          9/15/03   1,350,656    0.10    13,507     122,149     135,656
employee compensation
CS for Services                       9/30/03     425,000    0.15     4,250      60,091      64,341
CS for Financing costs                9/30/03     860,000    0.26     8,600     215,000     223,600

Balance September 30, 2003                     33,229,085           332,291   6,246,963   6,579,253  1,073,237  9,167,619 1,383,042

CS for Cash                          05/06/04     250,000    0.20     2,500      47,500      50,000
CS for Cash                          05/06/04     250,000    0.20     2,500      47,500      50,000
CS for Cash                          05/07/04     550,000    0.20     5,500     104,500     110,000
CS for Cash                          05/07/04     250,000    0.20     2,500      47,500      50,000
CS for Cash                          05/10/04      50,000    0.20       500       9,500      10,000
CS for Cash                          05/11/04     157,500    0.20     1,575      29,925      31,500
CS for Cash                          05/11/04      17,500    0.20       175       3,325       3,500
CS for Investment                    05/13/04     125,000    0.20     1,250      23,750      25,000
CS for Cash                          05/18/04      50,000    0.20       500       9,500      10,000
CS for Cash                          05/18/04      45,000    0.20       450       8,550       9,000
CS for Cash                           5/18/04       5,000    0.20        50         950       1,000
CS for services                      05/26/04     140,000    0.35     1,400      47,600      49,000
CS for Director, officer and
employee compensation                06/03/04     180,000    0.20     1,800      34,200      36,000
CS for Services                      06/09/04      22,500    0.33       225       7,200       7,425
CS for Accounts Payable              08/20/04      13,630    0.20    136.30    2,625.70       2,762
CS for Accounts Payable              08/20/04     160,000    0.20     1,600      30,400      32,000
CS for Services                      08/20/04     150,000    0.20     1,500      28,500      30,000
CS for Accounts Payable              08/20/04      26,500    0.25       265    6,361.79       6,630
CS for Accounts Payable              08/20/04      60,000    0.25       600   14,306.52      14,907
CS for Accounts Payable              08/20/04      20,000    0.25       200       4,800       5,000
CS for Accounts Payable              08/20/04     166,000    0.25      1660   39,889.64      41,550
CS for Cash                          09/09/04      50,000     .20       500       9,500      10,000
Options issued to officer and
director                                                                                             1,000,000                95,000
Expired options and warrants                                                    313,774               (873,237)  (299,445) (313,774)
Balance September 30, 2004                     35,967,715          $359,677  $7,118,621  $7,478,298  1,200,000  8,868,174 $1,164,268

NOTE 5 - COMMON STOCK OPTIONS AND WARRANTS

On February 23, 2001, the Company's shareholders approved the adoption of the 2000 Equity Incentive Plan and the reservation of 5,000,000 shares of common stock for distribution under the plan. These shares and options to acquire those shares may be granted to the Company's employees, directors and consultants. The plan will terminate on January 4, 2011. The exercise price of options granted under this plan may not be less than the fair market price on the date of grant and in some cases not less than 110%

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 5 - COMMON STOCK OPTIONS AND WARRANTS (Continued)

of the fair market price. The terms, vesting schedule, transfer restrictions and expiration dates are to be determined by the Company's board of directors.

In the Black-Scholes Option Price Calculations below, the Company used the following assumptions to estimate fair value: the risk-free interest rate of 5.0%, volatility of 91%, and a life of 3 years. The Company also assumed that no dividends would be paid on common stock.

Electrum LLC/Tigris Financial Group Ltd.

On December 29, 1999, the Company entered into a stock purchase agreement with Tigris Financial Group Ltd. ("Tigris") under which Tigris purchased 1,000,000 shares of the Company's common stock for $100,000, was granted an option until March 28, 2000 to acquire up to an additional 3,500,000 shares of common stock for an exercise price of $0.14 per share, (or $490,000 in the aggregate), and was granted an option to purchase, for $10,000, warrants to purchase an additional 6,250,000 shares of the Company's common stock at an exercise price of $0.40 per share. The Company used the Black-Scholes Option Price Calculation effective as of the transaction date and estimated the fair values to be $37,524 for the option and $50,062 for the warrants. On March 8, 2000, Tigris assigned its rights under the stock purchase agreement to Electrum LLC ("Electrum"), an affiliate.

Electrum exercised its option and acquired 3,500,000 shares of the Company's common stock in February and March of 2000. Pursuant to the terms of the stock purchase agreement, Electrum received an option to purchase up to an additional 4,608,000 shares of common stock. This agreement was subsequently modified to enable Electrum to acquire up to an additional 1,597,588 shares at $0.062 per share and to acquire up to 4,740,174 shares at an exercise price of $0.115 per share. In addition, the option to purchase warrants was modified to enable Electrum to purchase, for $10,000, warrants to buy up to 7,979,761 shares at an exercise price of $0.40 per share until September 20, 2003. The Company utilized the Black-Scholes Option Price Calculation to estimate the fair value of the modifications as of the grant date and recorded $4,262 for the options and $10,379 for the warrants. The $14,641 total amount was charged as a financing expense.

Electrum has exercised all of its options to purchase the Company's common stock and its option to purchase the warrants. In connection with its acquisition of those shares, Electrum has assigned 5,530,174 shares and 1,000,000 warrants to third parties.

Pursuant to certain loan agreements, the Company issued warrants to Electrum to acquire 285,000 shares at $1.50 per share in February 2001, exercisable through September 30, 2003, warrants to acquire 50,000 shares at $1.50 per share in March 2001, exercisable through September 30, 2006, and warrants to acquire 185,000 shares at $1.50 per share in July 2001, exercisable through September 30, 2006. The Company also extended through September 30, 2006 the expiration dates of the 285,000 warrants, together with the warrants to acquire 7,979,761 shares. The fair values of the 285,000 warrants, 50,000 warrants, and the 185,000 warrants estimated on their respective grant dates, as modified for the expiration date extension in the case of the 285,000 warrants, using the Black-Scholes Option Price Calculation, were $76,551, $13,430 and $45,079, respectively. The fair value of the modification to extend the expiration date, estimated as of the date of the modification for the 7,979,761 warrants, using the Black-Scholes Option Price Calculation, was $608,058, which was charged to financing expense.

Pursuant to a 2002 agreement ("the January 30, 2002 Financing Agreement") to readjust certain terms of loans and warrants, the Company borrowed an additional $150,000 from Electrum, and Electrum waived accrued interest owed by the Company as of January 29, 2002 totaling $37,384. In consideration of the

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 5 - COMMON STOCK OPTIONS AND WARRANTS (Continued)

Electrum LLC/Tigris Financial Group Ltd. (continued)

additional loan and waiver, the Company issued to Electrum additional warrants to purchase 150,000 shares of common stock for $1.00 per share through January 30, 2007. Electrum may, at its sole discretion, elect to be repaid the $150,000 loan by converting the amount outstanding into units of the Company's securities, at the rate of one unit per $0.50 of loans converted. Each unit consists of one share of common stock and a warrant to purchase one share of common stock at a price of $0.50 per share, exercisable though January 30, 2007. In addition, the Company and Electrum agreed to amend the prior loan agreements to reduce the conversion rate of the existing units, previously at a rate of one unit per $1.25 of loans converted to a rate of one unit per $0.50 of loans converted, and to reduce the exercise price of the warrants included in the units from $1.50 to $.50 per share. In addition, the exercise price of warrants included in the units to purchase a total of 520,000 shares of common stock, owned by Electrum, was reduced from a price of $1.50 per share to $1.00 per share and the exercise term of each such warrant was extended for a period of one year.

As of September 30, 2004, Tigris and Electrum own approximately 15% of the Company's outstanding common stock and, assuming that Electrum exercises its warrants and that the Company has issued no other shares, would own approximately 31% of the Company's resultant (fully diluted) outstanding common stock.

Tigris and Electrum have the right to proportional representation on the Company's board of directors and registration rights for all of the Company's common stock acquired through the agreement held by them.

On February 12, 2004, the Company and Electrum and LCM Holdings (hereinafter "the Kaplan Parties or "the Lenders") reached an agreement to adjust both the conversion terms on approximately $900,000 worth of debt outstanding to the Lenders and the exercise prices of related warrants. Per the terms of the agreement, the Lenders can convert each $1.25 of loans into a unit consisting of one share of common stock and one warrant. The warrant is exercisable for a period of five years from the date of conversion and is exercisable at a price of $1.50. Additionally, terms of existing outstanding warrants were modified which generally increased the exercise price and shortened the related expiration dates. These modifications had no financial statement impact for the period herein reported.

Furthermore, also on February 12, 2004, the Company reached an agreement with the Lenders concerning certain prior separate stock transactions which had benefited certain controlling shareholders. In compliance with the Securities and Exchange Rule 16b, the shareholders remitted the gain of $210,194 to the Company. This gain is reflected in the income statement as internal gain from sale of securities.

Other Issuances

The Company issued 1,000,000 options with a strike price of $.37 per share during the year ended September 30, 2004 to an officer and director. No warrants were issued in the current year, nor did the Company issue any options or warrants during the year ended September 30, 2003.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 5 - COMMON STOCK OPTIONS AND WARRANTS (Continued)

Following is a summary of stock options for the years ended September 30, 2004 and 2003:

                                                                    Weighted Average
                                               Number of Shares      Exercise Price
                                               ----------------      --------------
Outstanding at October 1, 2002                    1,073,237         $        0.85
Granted                                                  --                    --
Exercised                                                --                    --
Expired                                             (67,000)                 0.50
                                                 ----------         -------------
Outstanding at September 30, 2003                 1,006,237         $        0.87
                                                 ==========         =============
Options exercisable at September 30, 2003         1,006,237         $        0.87
                                                 ==========         =============

Outstanding at October 1, 2003                    1,006,237         $        0.87
Granted                                                                      0.37
                                                  1,000,000

Exercised                                                --                    --
Expired                                            (806,237)                 0.80
                                                 ----------         -------------
Outstanding at September 30, 2004                 1,200,000         $        0.44
                                                 ==========         =============
Options exercisable at September 30, 2004           700,000         $        0.49
                                                 ==========         =============

Options exercisable:

    -On or before March 3, 2006                     200,000         $        0.80
    -On or before May 27, 2007                      500,000         $        0.37

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 6 - RELATED PARTY TRANSACTIONS

Calumet Mining Company

The Company sold its Pyramid Mine claims on November 12, 2001 to Calumet Mining Company, a related party, for 50,000 (25,000 post-split) shares of common stock of Calumet Mining Company, which were valued at $500. The Company retained a 1.5% net smelter return production royalty interest in the Pyramid Mine. See Notes 3 and 8.

Notes Payable - Related Parties

The following is a listing of loan amounts due to related parties (all of which are unsecured) and the dates that these loans were made to the Company:

           Name                                             Date                      Amount
           ---------------------------------------    ------------------    -------------------
           Electrum LLC                                       11/6/00                 35,000
                                                              12/4/00                100,000
                                                             12/18/00                 50,000
                                                              1/26/01                 50,000
                                                              3/15/01                 50,000
                                                              4/10/01                 50,000
                                                               5/4/01                 50,000
                                                               6/4/01                 50,000
                                                               7/3/01                 85,000
                                                              1/31/02                150,000
                                                                            -----------------
                                                                                     670,000
                                                                            -----------------

           LCM Holdings, LLC                               10/26/2001                 50,000
                                                            11/1/2001                 10,000
                                                           11/15/2001                 30,000
                                                           11/28/2001                 29,445
                                                             5/7/2002                 60,000
                                                            5/22/2002                 35,000
                                                            6/14/2002                 18,412
                                                                            -----------------
                                                                                     232,857
                                                                            -----------------

           Berger                                           8/28/2001                 90,000
                                                            10/2/2001                 10,000
                                                                            -----------------
                                                                                     100,000
                                                                            -----------------

           Buchanan                                          1/8/2002                 30,000
                                                                            -----------------

           Total notes payable - related parties                                   1,032,857
                                                                            =================

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 6 - RELATED PARTY TRANSACTIONS (Continued)

Notes Payable - Related Parties (continued)

The loans from Electrum, LCM Holdings, Berger and Buchanan bear interest at 8% per annum and are due upon the Company's completion of a private equity placement and concurrently and proportionally with any amounts repaid to Electrum or any others having provided loan facilities of this type to the Company.

Investments

In January 2003, the Company issued 450,000 shares of its common stock to Mr. John Ryan, the Company's chief financial officer, in exchange for 18,334 shares of common stock in Cadence Resources Corporation and 35,000 shares of common stock in Western Goldfields, Inc. Mr. Ryan is also an officer of Cadence Resources Corporation and Western Goldfields, Inc.

In July and September 2003, the Company sold 5,000 and 13,000 shares respectively of its Western Goldfields common stock to Cadence Resources for $19,000 cash.

In September 2003, the Company transferred 12,000 shares of its Western Goldfields common stock to Mr. David Mooney, its chief geologist, for services valued at $23,400.

Employment Agreement

In July 2000, the Company entered into an employment agreement with Mr. John Ryan, the then chief financial officer, secretary and treasurer of the Company, under which Mr. Ryan was to receive 3,000 shares per month of Trend common stock as compensation for his services. When Mr. Ryan resigned in December 2000, this agreement was terminated. In July 2001, Mr. Ryan was again designated as the Company's chief financial officer, secretary and treasurer. A revised employment agreement was reached in September 2002 where Mr. Ryan receives $3,000 per month. If the Company is unable to pay the salary in cash then Mr. Ryan has the option to receive $3,000 worth of the Company's common stock at the prevailing rate of which shares are or were most recently sold by the Company. As of September 30, 2004 and 2003, respectively, no amounts were owed to Mr. Ryan under this agreement.

In January 2003, the Company issued 35,000 shares of common stock to Mr. Michael Sharratt, a director of the Company, for services rendered under an agreement with the Company.

NOTE 7 - PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Major additions and improvements are capitalized. Minor replacements, maintenance and repairs that do not increase the useful lives of the assets are expensed as incurred. Depreciation of property and equipment, including vehicles, is being calculated using the double-declining balance method over the expected useful lives of three to seven years.

The following is a summary of property, equipment, and accumulated depreciation.

                                                 September 30,    September 30,
                                                     2004             2003
                                                   --------         --------
         Furniture, Equipment, and Vehicles        $ 37,389         $ 33,030
         Less: Accumulated Depreciation             (30,758)         (27,858)
                                                   --------         --------
                                                   $  6,631         $  5,172
                                                   ========         ========

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 8 - INVESTMENTS

The Company's securities investments are classified as available-for-sale securities and are recorded at fair value in investments and other assets on the balance sheet, with the change in fair value during the period excluded from earnings and recorded net of tax as a component of other comprehensive income. The Company has no securities that are classified as trading securities.

As of September 30, 2004, the Company held no investments.

During fiscal 2003, the Company made the following sales of its shares of Western Goldfields, Inc. In July and September, 5,000 and 13,000 shares, respectively, were sold to Cadence Resources Corporation for $19,000 cash. In September, 12,000 shares were issued to Mr. David Mooney, the Company's chief geologist, for services valued at $23,400. The Company realized a net gain on these sales of $32,900.

Also during fiscal 2003, the Company made the following sales of its shares of Cadence Resources Corporation. In July, 10,000 shares were sold for $8,500 cash. In September, the remaining 8,334 shares were sold for $14,585 cash. The Company realized a net loss on these sales of $5,333.

The Company sold the Pyramid Mine claims on November 12, 2001 to Calumet Mining Company, a related party, and in return received 50,000 shares of common stock of Calumet Mining Company. This stock was subsequently reverse split in 2002 by Western Goldfields, Inc. on a 1 for 2 basis. Thereby leaving the Company with 25,000 shares of Western Goldfields, Inc.

In January 2003, the Company issued 450,000 shares of its common stock in exchange for 18,334 shares of common stock in Cadence Resources Corporation and 35,000 shares of common stock in Western Goldfields, Inc. Mr. Ryan is also an officer of Cadence Resources Corporation and Western Goldfields, Inc. See Note 6.

NOTE 9 - LONG-TERM DEBT

Loan Payable

On October 6, 2003, Western Goldfields, Inc. loaned the Company $40,000. This loan was repaid on June 10, 2004 at which time Western Goldfields waived all interest amounts that were due. The resulting forgiveness of debt of $2,718, was recorded as other income.

NOTE 10 - FORGIVENESS OF DEBT

In the first quarter of 2003, the Company and a vendor agreed to settle outstanding invoices with the Company totaling $272,354 in exchange for $150,000 in cash. This resulted in forgiveness of debt of $122,354, which was recorded as other income.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Lease Agreement

In August 2004, the Company relocated to Colorado, and entered into a lease agreement for office facilities in Littleton. The office lease requires monthly payments of $1,153 and expires July 31, 2005. During the year ended September 30, 2004 the Company paid approximately $2,300, with an additional $11,530 payable, under the terms of the lease.

Consulting Agreements

On October 31, 2000, the Company entered into a consulting agreement with Mr. Brian Miller who performed certain services for the Company. Under this agreement, Mr. Miller was to have received cash for his consulting services and was granted 10,000 shares of common stock effective January 2, 2001. On February 23, 2001, Mr. Miller was also granted an option to purchase 107,800 shares at $0.80. On July 20, 2001, Mr. Miller was informed that the Company would no longer require his services. The Company is currently negotiating with Mr. Miller regarding outstanding invoices due to him. The 107,800 options have expired because they were not exercised within 90 days of termination of his consulting agreement.

Mr. Ryan has an agreement with the Company, as discussed in Note 6.

Mineral Properties

In order to retain its Peter Lake Claims in Saskatchewan, Canada, the Company must fulfill exploration commitments totaling $268,000 by December of 2004. If this amount is not expended by the due date, then the Company has 89 days, to pay an equivalent amount to the Saskatchewan office of Industry & Resources ("SIR"), the government agency overseeing the maintenance of claims,. The Company can recover the amounts paid to SIR by spending twice the amount in the following field season. Additionally, the claims are revalidated for the prior year and extended for the coming year.

Legal Proceedings

In May, 2002, one of the Company's vendors, Nevada Southwest Investments LLC, obtained a judgment in the Second Judicial District, Washoe County, Nevada to collect $18,574 due under a rental lease agreement for office space the Company chose to vacate. The judgment bears interest at 18% until paid in full. Included in the accounts payable balance as of September 30, 2004 is approximately $27,000 related to this judgment.

NOTE 12 - CONCENTRATION

The Company has significantly relied on Mr. Thomas Kaplan and various associated entities of Mr. Kaplan for operating capital.

NOTE 13 - SUBSEQUENT EVENTS

Secured Convertible Debt Financing

On December 8, 2004, the Company executed a convertible debt financing agreement that has commitments for approximately $2.0 million. Of the total amount, $250,000 was received by the Company on the same day, and a further $1.75 million was expected to be funded before the end of January 2005.

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 13 - SUBSEQUENT EVENTS (Continued)

Secured Convertible Debt Financing (continued)

The offering was funded by a group of institutional and accredited investors. Trend intends on utilizing the new debt facility to reduce its existing trade accounts payable and to fund exploration work on its mineral projects in North America.

Under the terms of the debt offering, the Company will issue secured convertible promissory notes in the aggregate principal amount of approximately $2,000,000. The convertible notes will be amortized over a three year period and accrue interest at the minimum rate of 10% per annum. Principal and interest are payable monthly in cash or shares of the Company's common stock, at the option of the Company and are convertible into shares of common stock at the rate of $0.30 per share. The Company also is required to file a registration statement under the Securities Act of 1933 providing for the resale of the shares issuable upon the conversion of the notes.

In consideration of this placement, investors received 40% 5-year warrants (that is, 2,666,666 warrants) exercisable at $.50 per share. The Company may force conversion at $.50 per share if the Company's common stock has traded above $.75 per share for 30 trading days or longer. In addition, investors received 50% Green Shoe warrants to purchase 3,333,333 shares of the Company's common stock at an exercise price equal to $.25 per share. The Green Shoe warrants have a term of 180 days from the effective date of the registration statement. Finally, as part of the closing costs and due diligence fees paid for by the Company, but in lieu of cash, the Company issued a 15% warrant, convertible into 400,000 shares, exercisable at $.50 per share for a term of five years.

Fees paid in cash from proceeds of the financing total $30,000 in legal fees and 13% in diligence fees. Of such amounts, $36,250 was withheld from the $250,000 received on December 8th, 2004, and the balance will be deducted from remaining proceeds received in January, 2005.

Additional Saskatchewan Properties

In October of 2004 the Company expanded its Peter Lake Project by acquiring 3 claims: An approximate two square miles near Ant Lake, 3.5 square miles at Swan Lake, and 13 square miles at Seahorse Lake. The Company will be required to spend approximately CDN$ 58,224 in 2006 to retain these claims.

The Company announced on October 2004 that it had signed an option to purchase an additional mining claim at Cree Lake which covers approximately 6.5 square miles. The new land position is located immediately adjacent to, and southwest of, Trend's existing Cree Lake project at Diabase Peninsula and is referred to herein as the Diabase Peninsula Lease.

Terms of the option require Trend to maintain the claim group in good standing by performing a minimum of approximately CDN $20,172 worth of field work per year. In addition, there are property payments totaling CDN 15,000, $20,000, and $30,000, respectively, in each of the first three years. Trend may exercise its right to purchase the claims for CDN $1 million any time during the first eight years of the option, at which time the property remains subject to a 3% gross royalty on any and all minerals produced.

Subsequent to the acquisition of the Diabase Peninsula Lease, Trend staked one more claim on the southwestern edge of the lease for an additional 1603 hectares (6.2 square miles), such that the aggregate area of uranium claims in the Athabasca Basin totals 4224 hectares (16.2 square miles).

                              TREND MINING COMPANY
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 13 - SUBSEQUENT EVENTS (Continued)

Additional Saskatchewan Properties (continued)

In December 2004, Trend announced that it and Nuinsco Resources Limited ("Nuinsco") signed a Letter of Intent to form a 50-50 joint venture to own, operate and explore the three Cree Lake/Diabase Peninsula claims. The agreement provides that Nuinsco, at its expense, will immediately undertake an exploration program consisting of geophysical surveys and geochemical sampling to be followed by drilling. A definitive joint venture agreement must be executed by March 9, 2005, after which Nuinsco must maintain all three claims in good standing and must spend CDN $2 million by December of 2007 in order to earn its 50% share of the joint venture. Additionally, Nuinsco will grant to the Company 250,000 freely trading shares of Nuinsco common stock by March 9, 2005.

=======================================================       ======================================================
                                                                              TREND MINING COMPANY

                                                                              15,888,479 SHARES OF

                                                                                  COMMON STOCK


         We   have   not    authorized   any   dealer,
salesperson   or  any   other   person   to  give  any
information or to represent  anything not contained in
this   prospectus.   You   must   not   rely   on  any
unauthorized  information.  This  prospectus  does not
offer to sell or buy any  shares  in any  jurisdiction
where  it  is  unlawful.   The   information  in  this
prospectus is current as of _______________, 2005


                                                                              --------------------

                                                                                    PROSPECTUS
                                                                              --------------------




=======================================================       ======================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification Of Directors And Officers.

Limitation of liability of directors, officers and others.

      Section 102(b)(7) of the Delaware General Corporate Law ("DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except:

      o for any breach of a director's duty of loyalty to the corporation or its stockholders,

      o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

      o pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or

      o for any transaction from which a director derived an improper personal benefit.

      The Certificate of Incorporation of Trend provides for the elimination of the liability of directors to the extent permitted by the DGCL.

      Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Trend's by-laws entitle officers and directors of Trend to indemnification to the fullest extent permitted by the DGCL.

      Our officers and directors are accountable to us as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting us. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to us, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in Trend Mining Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Trend Mining Company, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution

      The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions. All of the expenses will be borne by the company except as otherwise indicated.

      Registration fee .......................................  $       646.70

      Fees and expenses of accountants........................       10,000.00

      Fees and expenses of legal counsel .....................       25,000.00

      Total...................................................  $    35,646.70

Item 26. Recent Sales of Unregistered Securities

      The Company had 36,527,715 shares of common stock issued and outstanding as of March 29, 2005. The issuances discussed under this section are exempted from registration under Rule 506 of the Securities Act of 1933, as amended (the "Securities Act"), or Section 4(2) of the Securities Act, as indicated. All purchasers of the issued securities represented to us that they acquired the shares for investment purposes only and all stock certificates contain appropriate restrictive legends. No underwriters or brokers or dealers were involved in connection with the sales of securities referred to in this section.

      In July and August 2002, Thomas Kaplan, an accredited investor, made loans to us in the aggregate amount of $250,000. Pursuant to the terms of these loans, Mr. Kaplan converted the debt into 2,500,000 shares of Trend's common stock pursuant an offering to be undertaken by the Company in October, 2002, as described below. The Company relied upon the exemption from registration found in Rule 506 under the Securities Act of 1933, as amended ("Rule 506"), in connection with this issuance.

      Between October and December 2002, Trend issued 5,250,000 shares of common stock for $275,000 cash and the conversion of $250,000 of loans made to the Company in July and August, 2002 as discussed above. The purchases were made by a group of accredited investors in a private placement. In connection with the foregoing private placement, Trend issued to certain entities common stock equal to 10% of the shares issued as a finders' fee. In January 2003, Trend issued an additional 250,000 shares of common stock for $25,000 to one accredited investor in a private placement. Pursuant to the terms of the private placement, the Company agreed to file a one-time registration statement within 14 days of the completion of the offering, seeking registration of the shares sold for sale from time to time. The investors who purchased the shares in this offering represented to the Company that they had no current intention to re-sell their shares. The Company filed such registration statement, but subsequently withdrew the filing due to the substantial expense which would be entailed in rendering it effective. Because the Company was unable to render the registration statement effective, the Company issued 860,000 additional shares to the investors who purchased shares in this offering. Such shares were issued in September 2003. The Company has no further obligation in this regard. The Company relied upon exemption from registration found in Section 4(2) of the Securities Act of 1933, as amended ("Section 4(2)") in connection with these issuances.

      In January 2003, we issued 450,000 restricted shares of Trend's common stock to John P. Ryan in exchange for 18,334 shares of common stock of Cadence Resources Corporation and 35,000 shares of the common stock of Western Goldfields, Inc. The shares exchanged by Mr. Ryan had a market value of $93,000 at the time of the exchange. Mr. Ryan is one of Trend's directors and Trend's Chief Financial Officer and also an officer of Cadence Resources Corporation and Western Goldfields, Inc. The Company subsequently sold the 18,334 shares of the common stock of Cadence Resources Corporation for $23,084.50 and the 35,000 shares of the common stock of Western Goldfields for $27,000. The Company relied on the exemption from registration found in Section 4(2) in connection with these issuances.

      In January 2003, Trend issued a total of 369,160 shares of common stock valued at $36,916 for loans and expenses payable to two individuals: 169,160 of these shares were issued to Kurt Hoffman, President of the Company and to one of Trend's directors, for $9,500 of salary owed and $7,416 of expenses incurred on behalf of the Company, respectively. The Company relied on the exemption from registration found in Section 4(2) in connection with these issuances.

      In January 2003, Trend granted 35,000 shares of Trend's common stock valued at $3,850 to Michael Sharratt, the Chairman of Trend's board of directors, for consulting services. On the same date Trend also issued 37,500 shares to Mr. Ryan, in lieu of $3,000 salary and $700 of expenses incurred on behalf of the Company. The Company relied upon the exemption from registration found in Section 4(2) in connection with these issuances.

      During fiscal year 2003, Trend also issued an aggregate of 1,683,779 shares valued at $254,500 to Howard a consultant for consulting services rendered to us. In October 2002, Trend issued 300,000 shares valued at $33,000 to another consultant for consulting services rendered. Also, in September 2003, Trend issued 25,000 shares of Trend's common stock valued at $6,500 to another consultant for consulting services rendered. The Company relied on the exemption from registration found in Section 4(2) in connection with each of these issuances.

      In September 2003, Trend issued an aggregate of 150,000 shares to John P. Ryan in lieu of $15,000 of salary owed. Also in September, 2003 Trend issued 600,656 shares to Mr. Hoffman for past due salary owed of $60,066. The Company relied on the exemption from registration found in Section 4(2) in connection with these issuances.

      On September 15, 2003, pursuant to Trend's 2000 Equity Incentive Plan, each of Trend's six directors received a grant of 100,000 shares of Trend's common stock, valued at $.10 per share. The Company relied on the exemption from registration found in Section 4(2) in connection with these issuances.

      On December 8, 2004 and January 27, 2005, Trend issued to five accredited investors notes in the aggregate principal amount of $1,450,000, convertible into 4,833,336 shares of common stock and Class A Warrants and Class B Warrants to purchase shares of its common stock. If all of the Warrants are exercised, Trend will issue 4,350,000 shares of its common stock. The Class A warrants are exercisable for five years at an exercise price of $0.50 per share. The Class B Warrants are exercisable until the one hundred eightieth (180th) day following the effective date of the registration statement of which this prospectus is a part and may be exercised at a price of $0.25 per share. Trend paid a finders fee to Ghillie Finanz, AG in connection with the foregoing placement consisting of (i) $169,000, (ii) a Class A warrant to purchase 650,000 shares of Trend's common stock, and (iii) a Class B Warrant to purchase 650,000 shares of Trend's common stock. The Company relied on the exemption from registration found in
Section 4(2) in connection with these issuances.

      Each investor involved in the above financing transactions (other than shares issued for services) represented to us that they were an accredited investor.

Item 27. Exhibits

 Exhibit No.                             Document Description
--------------    --------------------------------------------------------------
      4.1*        Form of Secured Convertible Promissory Note issued by Trend
                  Mining Company.
      4.2*        Form of Class A Warrant issued by Trend Mining Company.
      4.3*        Form of Class B Warrant issued by Trend Mining Company.
      5 **        Opinion of Troutman Sanders LLP, as to the validity of the
                  Securities being registered hereunder
     10.1*        Form of Subscription Agreement dated as of January 27, 2005 by and among Trend Mining Company and
                  the purchasers identified therein
     23.1**       Consent of Troutman Sanders LLP  (included in Exhibit 5)
     23.2         Consent of Williams & Webster, P.S.
     24           Power of Attorney (included on signature page)

* Filed as an exhibit to the registrant's Current Report on Form 8-K dated January 27, 2005, filed with the SEC on January 28, 2005

**    To be filed by amendment.

Item 28. Undertakings

(a). The undersigned hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any additional or changed material information on the plan of distribution.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, in the city of Littleton, state of Colorado, on this 18th day of April, 2005.

                                        TREND MINING COMPANY


                                        By: /s/ Thomas Loucks
                                            ------------------------------------
                                            Thomas Loucks, President and
                                            Chief Executive Officer

      The undersigned directors and officers of Trend Mining Company hereby constitute and appoint Thomas Loucks and John P. Ryan, and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                Title                                  Date
---------                                -----                                  ----

/s/ Thomas Loucks                        President, Chief Executive Officer     April 18, 2005
---------------------------              and Director
Thomas Loucks                            (Principal Executive Officer)


/s/ John P. Ryan                         Chief Financial Officer, Secretary,    April 18, 2005
---------------------------              Treasurer and Director
John P. Ryan                             (Principal Financial Officer)


/s/ J. Michael Sharratt                  Director                               April 18, 2005
---------------------------
J. Michael Sharratt


/s/ Bobby E. Cooper                      Director                               April 8, 2005
---------------------------
Bobby E. Cooper


/s/ Jeffrey M. Christian                 Director                               April 9, 2005
---------------------------
Jeffrey M. Christian


/s/ Ishiung J. Wu                        Director                               April 18, 2005
---------------------------
Ishiung J. Wu

                                  EXHIBIT INDEX

 Exhibit No.                      Document Description
--------------    --------------------------------------------------------------
      4.1*        Form of Secured Convertible Promissory Note issued by Trend
                  Mining Company.
      4.2*        Form of Class A Warrant issued by Trend Mining Company.
      4.3*        Form of Class B Warrant issued by Trend Mining Company.
      5 **        Opinion of Troutman Sanders LLP, as to the validity of the
                  Securities being registered hereunder
     10.1*        Form of Subscription Agreement dated as of January 27, 2005 by and among Trend Mining Company and
                  the purchasers identified therein
     23.1**       Consent of Troutman Sanders LLP (included in Exhibit 5)
     23.2         Consent of Williams & Webster, P.S.
     24           Power of Attorney (included on signature page)

* Filed as an exhibit to the registrant's Current Report on Form 8-K dated January 27, 2005, filed with the SEC on January 28, 2005

**    To be filed by amendment.